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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIRECTV
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2014 Annual Meeting of Stockholders

Time and Date	9:00 a.m. Eastern time on April 29, 2014

Place	Hilton Hotel New York 1335 Avenue of the Americas New York, New York

Items of Business	1.	Elect nominees to the Board of Directors, named and for the terms described in the attached Proxy Statement.
	2.	Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2014.
	3.	Advisory vote to approve compensation of our named executives.
	4.	Consider and act upon a shareholder proposal to adopt a policy that there would be no accelerated vesting of performance-based equity awards upon a change in control.
	5.	Consider and act upon a shareholder proposal to require senior executives to retain 50% of net after-tax shares acquired through pay programs until reaching normal retirement age.
	6.	Transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date	You can vote if you were a stockholder of record of DIRECTV Common Stock at the close of business on March 3, 2014. Each share of Common Stock is entitled to one vote for each nominated director and one vote for each of the proposals to be voted on.

Materials to Review	Our proxy solicitation materials include:
	•	The Proxy Statement
	•	Your proxy card
	•	The Annual Report of DIRECTV to Stockholders for the Fiscal Year ended December 31, 2013.

Proxy Voting	It is important that your shares be represented and voted at the meeting. You can vote your shares by:
	•	Completing and returning your proxy card, or
	•	Voting online or by telephone (described in "How do I vote?" under "Proxy Statement—Questions and Answers").

By order of the Board of Directors

Corporate Secretary
March 20, 2014 El Segundo, CA

i

DIRECTV

Notice of 2014 Annual Meeting of Stockholders	i
Table of Contents	ii
Proxy Statement For the Annual Meeting of Stockholders To Be Held April 29, 2014	1
Proxy Summary	1
Questions and Answers About the Annual Meeting and Voting	7
Corporate Governance	13
Composition of the Board	15
2013 Director Compensation	23
Executive Officers	27
Executive Compensation	29
Compensation Discussion and Analysis	29
No Material Inappropriate Risks in Executive and Employee Compensation Programs	52
2013 Summary Compensation Table and Related Tables	54
2013 Grants of Plan-Based Awards	58
2013 Outstanding Equity Awards at Fiscal Year-End	61
2013 Option Exercises and Stock Vested	63
2013 Pension Benefits Table	66
2013 Non-Qualified Deferred Compensation Table	68
Potential Payments upon Termination or Change in Control	70
Compensation Committee Report	78
Security Ownership of Directors, Named Executive Officers and Certain Other Beneficial Owners	79
Section 16(a) Beneficial Ownership Reporting Compliance	80
Audit Committee Report	82
Proposals for Stockholder Vote	84
Proposal 1—Election of Directors	84
Proposal 2—Ratification of Appointment of Auditors	97
Proposal 3—Advisory Vote to Approve Executive Compensation	97
Proposal 4—Shareholder Proposal to Adopt a Policy That There Would Be No Accelerated Vesting of Performance-Based Equity Awards upon a Change in Control	98
Proposal 5—Shareholder Proposal to Require Senior Executives to Retain 50% of Net After-Tax Shares Acquired Through Pay Programs Until Reaching Normal Retirement Age	102
Equity Compensation Plan Information	105
Submission of Stockholder Proposals	106
Annex A: DIRECTV Non-GAAP Financial Measure Reconciliation Schedules (Unaudited)	108

ii

Proxy Summary

DIRECTV
2260 East Imperial Highway
El Segundo, California 90245
(310) 964-5000

Proxy Statement For the Annual Meeting of Stockholders To Be Held April 29, 2014

The accompanying proxy is solicited by the Board of Directors of DIRECTV for use at our Annual Meeting of Stockholders (Annual Meeting) to be held at 9:00 a.m., Eastern time, on April 29, 2014, at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, and any adjournment or postponement thereof.

On or after March 20, 2014 we expect that this Proxy Statement and accompanying proxy card will be mailed or will be available through the Internet to stockholders of record of DIRECTV at the close of business on March 3, 2014.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider before you decide how to vote your shares. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Voting

Stockholders of record of DIRECTV Common Stock (Common Stock) as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each nominated director and one vote for each of the proposals to be voted on.

Admission

Please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting.

If you hold your stock through a broker, bank or other record holder, please bring evidence that you own Common Stock to the Annual Meeting and we will provide you with an admission ticket.

If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photo ID will be required to enter the Annual Meeting.

DIRECTV

Meeting Agenda

1.
Elect nominees to the Board of Directors, named and for the term described in the attached Proxy Statement.
2.
Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2014.
3.
Advisory vote to approve compensation of our named executives.
4.
Consider and act upon a shareholder proposal to adopt a policy that there would be no accelerated vesting of performance-based equity awards upon a change in control.
5.
Consider and act upon a shareholder proposal to require senior executives to retain 50% of net after-tax shares acquired through pay programs until reaching normal retirement age
6.
Transact such other business as may properly come before the meeting or any adjournment thereof.

Voting Matters and Vote Recommendation

For detailed information, refer to "Proposals for Stockholder Vote" beginning on page 84.

Matter		Board's Vote Recommendation
Company Proposals
1.	Election of Directors	FOR each nominated director
2.	Ratification of Deloitte & Touche LLP appointment	FOR
3.	Advisory vote to approve executive compensation	FOR
Shareholder Proposals
4.	Adopt a policy that there would be no accelerated vesting of performance-based equity awards upon a change in control.	AGAINST
5.	Require senior executives to retain 50% of net after-tax shares acquired through pay programs until reaching normal retirement age	AGAINST

Proxy Summary

Our Nominees for Director

For detailed information, refer to "Director Biographical Information and Business Experience" beginning on page 85.

					Committee Membership
Name	Age	Director Since	Occupation	Current Board Member	NCGC	A	C
Neil Austrian	74	2003	Former Chairman and CEO, Office Depot, Inc.	Yes	✓		✓
Ralph Boyd, Jr.	57	2003	Strategic Consultant, Chairman, Center City PCS, Inc.	Yes	✓	✓
Abelardo Bru	65	2013	Retired Vice Chairman, PepsiCo	Yes	✓	✓
David Dillon	62	2011	Chairman, The Kroger Co.	Yes	✓	✓
Samuel DiPiazza, Jr.	63	2010	Former Chief Executive Officer, PricewaterhouseCoopers	Yes	✓	✓
Dixon Doll	71	2011	Co-Founder and General Partner, DCM	Yes	✓		✓
Charles Lee	74	2003	Retired Chairman and Co-CEO, Verizon Communications, Inc.	Yes	✓		✓
Peter Lund	73	2000	Private Investor and Media Consultant; Former President and CEO, CBS, Inc.	Yes	✓		✓
Nancy Newcomb	68	2006	Retired Sr. Corporate Officer, Citigroup, Inc.	Yes	✓	✓
Lorrie Norrington	54	2011	Independent Advisor and Investor; Former President, eBay Marketplaces, eBay, Inc.	Yes	✓		✓
Anthony Vinciquerra	59	2013	Senior Advisor to Texas Pacific Group; Former Chairman and CEO, Fox Networks Group	Yes	✓		✓
Michael White	62	2010	Chairman, President and Chief Executive Officer	Yes

Key:	NCGC=Nominating and Corporate Governance A= Audit C= Compensation

DIRECTV

Business Highlights

For details, please refer to "2. How Pay is Tied to Company Performance—Our 2013 Business Results and Incentive Compensation Payouts" beginning on page 34.

In fiscal year 2013, our financial and operating results were strong at DIRECTV U.S. and mixed at DIRECTV Latin America, and we delivered significant total shareholder returns, or TSR. Highlights include:

•
Revenue—increased 7% over 2012
•
Operating profit before depreciation and amortization, or OPBDA, increased 6% over 2012
•
Net income—declined 3% from 2012
•
Earnings per Share or EPS—increased 13% over 2012
•
TSR—DIRECTV's TSR of 38% in 2013 outperformed the S&P 500 index and matched the NASDAQ index; over longer time periods, DIRECTV's TSR has exceeded both indices.

DIRECTV's performance in 2013 continued delivery of meaningful returns for our stockholders, particularly for our stockholders invested for the long term as indicated below:

DTV TSR vs. S&P 500 and NASDAQ Change in Stock Price or Index	DTV TSR vs. Media and General Industry Change in Median Stock Price

Proxy Summary

Executive Compensation Matters—Paying for Performance

For details, please refer to "Executive Compensation" beginning on page 29.

Our Pay Reflects Company Performance

Our compensation programs allow our Compensation Committee and Board to determine pay based on a comprehensive review of quantitative and qualitative performance factors intended to produce long-term business success. For our Chief Executive Officer, Michael White, about 90% of his total direct compensation opportunity is performance-based and for our other named executive officers, or NEOs, it is over 75% performance-based. We directly align Mr. White's and the other NEOs' compensation with shareholders' interests by awarding about two-thirds of Mr. White's annualized compensation opportunity and about one-half of the other NEOs in a combination of stock options and performance-based shares. The positive alignment between our financial results over multiple years, including TSR, and the executive officer compensation earned for those results, demonstrated the success of this approach, as described in the Compensation Discussion and Analysis beginning on page 29. Details of executive compensation are shown in the 2013 Summary Compensation Table on page 54.

We Use Sound Program Designs

We believe that well-designed compensation programs allow us to attract, develop and retain executives who have the experience, business judgment, vision and personal integrity to work well as a team to achieve results. We believe compensation that reflects performance and is aligned with the interests of long-term stockholders contributes to our success.

Consequently, we developed compensation programs to:

•
Recruit and retain top executives
•
Balance short-term and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Pay for performance.

We achieve our objectives through compensation that:

•
Provides a competitive total pay opportunity, and
•
Links a significant portion of total compensation to performance that we believe will create long-term stockholder value.

DIRECTV

•
Consists of a substantial portion of stock-based compensation with stock ownership guidelines to further align the executives' financial interests with stockholders' interests
•
Enhances retention by linking a significant portion of total compensation to multi-year performance, and
•
Does not encourage unnecessary or excessive risk taking.

We Have Strong Governance Policies and Standards for Executive Compensation

They include:

•
Independent Compensation Committee members
•
Independent analyses and reviews by the Compensation Committee's independent consultant
•
Regular monitoring of Company performance
•
Overlapping performance periods
•
Performance measures aligned with long-term growth
•
Checks and balances
•
Delayed payments after termination of employment to determine Company performance
•
Significant stock ownership among our senior executives
•
Clawback policy in place

Our Compensation Programs Emphasize a Long-Term View and Team Results

We believe they:

•
Foster adjustment and adaptation to changing business conditions
•
Help achieve our short-term and long-term goals
•
Align the interests of our executives with those of our stockholders, and
•
Provide a balanced and stable foundation for increasing stockholder value.

Questions and Answers

Questions and Answers About the Annual Meeting and Voting

Annual Meeting and Voting

Do I need a ticket to attend the Annual Meeting?

Yes. If you plan to attend the Annual Meeting, please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting.

If you hold your stock through a broker, bank or other record holder, please bring evidence that you own DIRECTV Common Stock to the Annual Meeting and we will provide you with an admission ticket.

If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the online instructions provided for attendance. A form of government-issued photo ID will be required to enter the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is March 3, 2014. Stockholders of record and beneficial owners as of that date are entitled to vote at the Annual Meeting. You are considered a stockholder of record if you hold Common Stock in your name in an account with DIRECTV's stock transfer agent, Broadridge Corporate Issuer Solutions, Inc. (Broadridge). You are a beneficial owner if you hold Common Stock indirectly through a nominee, such as a broker, bank or similar organization.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A complete list of stockholders entitled to notice of, and to vote at, the Annual Meeting will be open for examination by the stockholders beginning 10 days prior to the meeting. In addition, for any purpose germane to the meeting, the list will be available during normal business hours at:

Office of the Corporate Secretary
2260 East Imperial Highway
El Segundo, CA 90245
 AND
One Rockefeller Plaza
New York, NY 10020

What kinds of securities are eligible to vote at the Annual Meeting?

DIRECTV has one class of outstanding stock entitled to vote at the Annual Meeting. Holders of Common Stock of DIRECTV, par value $0.01, are entitled to one vote per share. At the close of business on March 3, 2014, there were 509,952,968 shares of Common Stock outstanding and eligible for voting at the Annual Meeting.

Will my vote be kept private?

Yes. DIRECTV believes your vote should be private and we use an independent specialist to receive, inspect, count and tabulate proxies. DIRECTV has retained Broadridge for this purpose. A representative of Broadridge also acts as inspector of elections at the Annual Meeting.

How can I vote my proxy?

The Proxy Committee will vote the shares represented by a proxy card unless it is received late or in a form that cannot be voted.

Except in the case of stock held in the DIRECTV 401(k) Savings Plan described below, by signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock on any matters that the Company does not know about now but that may be presented properly at the

DIRECTV

Annual Meeting. The members of the Proxy Committee are Patrick Doyle and Larry Hunter.

Shares you hold as a stockholder of record

The form of proxy solicited by the Board of Directors allows you to:

•
Vote for or against or abstain in the vote for each nominee for director in Proposal 1
•
Approve, disapprove or abstain on each of Proposals 2, 3, 4 and 5.

For any choice you indicate about any of these matters, your shares will be voted as specified. If you sign and return your proxy card without specifying a choice, the Proxy Committee will vote your shares as the Board of Directors recommends in this Proxy Statement.

If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign and date each of them or, alternatively, submit a proxy for all these shares through the Internet or by telephone, as described below.

If you are a stockholder of record you can vote in any one of the following ways.

•
Internet: Go to the Web site shown on your proxy card (www.proxyvote.com). You will need to enter your voter control number that appears on your proxy card.
•
Telephone: Call the toll-free number listed on your proxy card (1-800-690-6903). You will need to provide your voter control number that appears on your proxy card. Please follow the instructions on your proxy card and the voice prompts on the telephone.
•
Mail: Mark your vote on the various matters, sign your name exactly as it appears on your proxy card, date and return it in the enclosed envelope.
•
Ballot: If you prefer, you may vote by ballot at the Annual Meeting instead of using one of the above methods.

Shares held by a broker, bank or other record holder

If you are a beneficial owner, that is a broker, bank or other record holder (referred to as a nominee) holds your shares, please refer to the instructions the nominee provides for your shares to be voted.

If your shares are held by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any routine items of business voted upon at the Annual Meeting but may not vote on matters that are considered non-routine. Consequently, if you do not give voting instructions to your broker, they will not vote your shares on non-routine matters.

See "What is a broker non-vote?" and "What are the voting requirements for each of the Proposals discussed in this Proxy Statement?" on pages 9 and 10 for more information on how shares held by brokers or other nominees are voted.

Shares held In the DIRECTV 401(k) Savings Plan

If you are a Participant in the DIRECTV 401(k) Savings Plan (401(k) Savings Plan) and you invest in the DIRECTV Common Stock Fund, you are a "named fiduciary" for voting purposes under the Employee Retirement Income Security Act of 1974 ("ERISA"). As a named fiduciary, you direct the Trustee of the 401(k) Savings Plan on how to vote the shares allocated to your account as well as a portion of the shares for which timely instructions are not received. If you do not provide instructions on how to vote your shares held in the 401(k) Savings Plan, those shares may be voted by the Trustee in the same proportion as the shares for which the Trustee receives instructions from all other Participants, unless not otherwise permitted by ERISA.

Questions and Answers

For stock held through the 401(k) Savings Plan, whether you submit voting instructions for your stock by telephone, through the mail or by Internet, your directions must be received by Broadridge no later than 11:59 p.m., Eastern time on April 27, 2014. Please note that while you may attend the Annual Meeting, you may not vote stock held through the 401(k) Savings Plan at the meeting.

Can I change my vote?

You may revoke your proxy at any time until it is voted at the Annual Meeting by:

•
Sending a written notice of revocation to Broadridge, or
•
Executing and delivering to Broadridge a subsequent proxy card, or
•
Submitting a subsequent proxy through the Internet or by telephone, or by voting in person at the Annual Meeting.

What is a broker non-vote?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

If you are a beneficial owner and do not provide voting instructions to your broker or other nominee, your broker or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters.

See "What are the voting requirements for each of the Proposals discussed in this Proxy Statement?" below, for more information about matters considered routine and non-routine.

What is a quorum for the Annual Meeting?

A quorum consists of a majority of all of the outstanding shares of Common Stock that are entitled to vote at the meeting, and either present in person or represented by proxy.

What are the voting requirements for each of the Proposals discussed in this Proxy Statement?

If there is a quorum present, each of the Proposals will be approved if it receives an affirmative vote of a majority of the shares present, either in person or by proxy, that are eligible to vote.

DIRECTV

Abstentions and broker non-votes are counted differently, depending on the proposal, as described below.

Proposal 1: Election of Directors	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	• Routine • If you do not provide voting instructions, your broker is permitted to exercise their discretion in voting
Proposal 3: Advisory Vote to Approve Executive Compensation	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 4: Shareholder Proposal to Adopt a Policy That There Would Be No Accelerated Vesting of Performance-Based Equity Awards upon a Change in Control	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 5: Shareholder Proposal to Require Senior Executives to Retain 50% of Net After-Tax Shares Acquired Through Pay Programs Until Reaching Normal Retirement Age	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter

Proposal 1: Election of Directors

The Company's Amended and Restated By-Laws (By-Laws) require that in uncontested elections each director must be elected by a majority of votes cast for that director. For this

Annual Meeting, the election of directors standing for election is uncontested. Therefore, the number of shares voted "for" a nominated director must exceed the number of votes cast "against" that nominated director in order for that nominated director to be elected. Only votes "for" or "against" are counted as votes cast. Abstentions and broker non-votes are not considered votes cast.

If a nominated director who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, the By-Laws provide that the director must promptly tender his or her resignation to the Board after the stockholder vote has been certified. Within 120 days the directors (excluding the director who tendered the resignation) will decide whether to accept the resignation or take other action, and will publicly disclose their decision and rationale.

Proposals 2, 3, 4 and 5

Each of Proposal 2, Proposal 3, Proposal 4 and Proposal 5 will be approved if the proposal receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions are effectively treated as a vote against each of these proposals.

Although the vote on compensation of our named executive officers is advisory only, the Compensation Committee will consider the results of the vote in its consideration of compensation of our named executive officers. The Board has adopted a policy to hold advisory votes on the compensation of named executive officers every year.

Other Business Matters

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement.

However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion as permitted.

Questions and Answers

Materials Related to the Annual Meeting

What materials will stockholders receive related to the Annual Meeting?

If you are a stockholder of record, the Annual Meeting materials you are entitled to receive are:

•
This Proxy Statement
•
Your proxy card
•
The Annual Report of DIRECTV to Stockholders (Annual Report) for the Fiscal Year ended December 31, 2013.

Other governance materials are available as described in "How can I get copies of governance materials?" below.

What is meant by householding of Annual Meeting materials?

The United States Securities and Exchange Commission, or SEC, permits corporations to send a single copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. By use of this procedure, referred to as householding, we can reduce the volume of duplicate information stockholders receive and can reduce waste and expenses for the Company. DIRECTV has instituted this procedure for all stockholders of record.

If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, or if your household is receiving multiple sets of these documents and your household would prefer to receive only one set, please contact Broadridge.

Telephone:	1-800-542-1061

U.S. Mail:	Broadridge Financial Solutions, Inc. Householding Department 51 Mercedes Way Edgewood, NY 11717

If you are a beneficial owner, please contact your nominee directly if you have questions, require additional copies of the Proxy Statement or Annual Report, wish to receive multiple sets of materials by revoking your consent to householding, or wish to only receive one set of materials.

Can I get my Annual Meeting materials electronically?

Yes. At your request, you will be sent an email when DIRECTV's Annual Report and proxy materials become available on the Internet. If you are a stockholder of record, you may sign up for electronic delivery of these materials at enroll.icsdelivery.com/dtv.

How can I get copies of governance materials?

Our governance materials are posted on our website at www.directv.com/investor. In addition, stockholders may obtain paper copies of the following materials by sending a written request by first-class mail to:

DIRECTV
Attn: Corporate Secretary
2260 E. Imperial Highway
El Segundo, CA 90245.

Please indicate specifically which documents you are requesting:

•
Annual Report
•
Third Amended and Restated Certificate of Incorporation (Certificate)
•
Amended and Restated By-Laws (By-Laws)
•
Charters of the Audit, Nominating and Corporate Governance and Compensation Committees

DIRECTV

•
Corporate Governance Guidelines
•
Code of Ethics and Business Conduct
•
Code of Ethics Applicable to the Chief Executive Officer and Senior Financial Officers
•
DIRECTV's Employee Benefit Plans

Who will pay for the cost of this proxy solicitation?

DIRECTV will bear the expenses of printing and mailing this Proxy Statement and the costs for the solicitation of proxies. DIRECTV will also request nominees holding Common Stock to send this Proxy Statement to, and obtain proxies from, the beneficial holders. If requested, DIRECTV will reimburse the record holders for their reasonable out-of-pocket expenses. Solicitation of proxies by mail may be supplemented by telephone and Internet, advertisements and personal solicitation by the directors, officers or employees of DIRECTV. No additional compensation will be paid to our directors, officers or employees for solicitation.

Corporate Governance

Corporate Governance

Corporate Governance Guidelines

DIRECTV's Corporate Governance Guidelines discuss, among other things, the responsibilities of the Board, director qualification standards and Board independence criteria. Copies are available through the sources listed under "How can I get copies of governance materials?" on page 11.

Code of Ethics

DIRECTV has adopted a Code of Ethics and Business Conduct, which complies with the requirements of the NASDAQ Stock Market (NASDAQ) and the New York Stock Exchange (NYSE), and a Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers, which complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Required information regarding any amendment or waiver to the Code of Ethics that would otherwise require DIRECTV to file a Current Report on Form 8-K pursuant to Item 5.05 shall instead be disclosed on DIRECTV's website within four business days following the date of the amendment or waiver. You may access DIRECTV's Code of Ethics through the sources listed under "How can I get copies of governance materials?" on page 11.

Directors

Selection of Directors

The Nominating and Corporate Governance Committee (NCGC) is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors. While the NCGC has not established any specific minimum qualifications that a potential candidate must meet for nomination by the NCGC, important qualifying factors are:

•
Level of education, and
•
Business or public service experience.

The assessment process by the NCGC also includes consideration of the ability to bring:

•
Unique and fresh perspectives
•
Diversity
•
Specific technical or business knowledge and expertise that might be beneficial to the Board, and
•
Experience on the boards or management of other major corporations.

The NCGC also takes into account the need to have candidates with the required financial sophistication and expertise to satisfy the requirements to serve on DIRECTV's Audit Committee.

While the Board and NCGC do not have a specific policy regarding the consideration of diversity in identifying director nominees, both the NCGC and the entire Board appreciate the value of diversity among Board members. Diversity is an important element for the members of the NCGC in the identification and consideration of and deliberations regarding potential candidates for service on the Company's Board. That consideration relates not only to race, gender and ethnic origin but also to diversity in education, business and life experience, and industry knowledge. The NCGC believes that such diversity improves the quality of the Board's discussions and deliberations, brings fresh and differing perspectives that are valuable to DIRECTV's senior management, and helps assure that diversity is a focus for the entire Company. The NCGC conducts a formal diversity review of the Company every year and improving diversity within the Board and Company-wide will continue to be an important goal for the NCGC.

Recommendations for potential candidates may come from members of the Board of Directors or management of DIRECTV or stockholders, as discussed below. The

DIRECTV

Company also has retained, and may retain in the future, an independent consultant that specializes in executive and director searches for major corporations. The NCGC typically bases its review on any written materials provided on any candidate. The NCGC determines whether the candidate meets DIRECTV's general qualifications, assesses specific qualities and skills and determines whether it is appropriate to request additional information or an interview. The independent consultant may assist in the review process by facilitating communications with candidates concerning their interest in serving as a director and may help the NCGC to assess the fit of the individual with DIRECTV and its needs.

It is the policy of the NCGC to consider recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in the Company's Certificate and By-Laws, as each may be amended from time to time, and applicable law, stockholders may submit recommendations in writing by:

Mail	Nominating and Corporate Governance Committee c/o DIRECTV Attention: Corporate Secretary 2260 East Imperial Highway El Segundo, CA 90245

Fax	1-310-964-0843

To be considered by the NCGC for the 2015 Annual Meeting, recommendations for director nominees must comply with the requirements described in "Submission of Stockholder Proposals" on page 106, unless otherwise required by law

Composition of the Board

Composition of the Board

The Board currently consists of 12 members. In 2013, average attendance at Board meetings and meetings of the committees of the Board including the NCGC, the Audit Committee and the Compensation Committee was 97%. For 2013, each incumbent director attended more than 75% of the aggregate of Board meetings and committee meetings for committees on which the director served. Mr. Bru was elected to the Board by the stockholders of the Company at the 2013 Annual Meeting on May 2, 2013 and Mr. Vinciquerra was appointed to the Board in September 2013. Messrs. Bru and Vinciquerra both have attended all Board meetings during their tenure with the Board.

In addition to being members of the Board, independent directors may serve on one or more of three standing committees of the Board. Please refer to "Committees of the Board of Directors" beginning on page 20 for information about committee responsibilities and current membership. Directors spend a considerable amount of time preparing for Board and committee meetings and, from time to time, may be called upon between meetings. The Board, and each committee, can retain outside advisors at the expense of the Company.

Independence of Directors

The Company's Certificate requires that at least a majority of the Board of Directors be comprised of independent directors.

For a director to be considered independent, he or she must qualify as an "independent director" under the rules and regulations of the NASDAQ and NYSE in effect from time to time. The Board annually makes a determination as to the independence of each of its members based on the NASDAQ and NYSE criteria and any relationship that may exist between the Company or its suppliers and the director.

The review by the Board to determine independence of its members includes consideration of, among other things, employment history, information publicly available from third party filings and responses to questionnaires completed by each director on commercial, banking, professional, charitable, familial and other relationships. Each director has the opportunity to ask questions of any member and to consider all relevant information. The Board conducts the review with the guidance of legal counsel on applicable standards and other relevant considerations.

Based on a review by the Board of all relevant information, the Board has determined that there is no material relationship between the Company and each of Neil Austrian, Ralph Boyd, Jr., Abelardo Bru, David Dillon, Samuel DiPiazza, Jr., Dixon Doll, Charles Lee, Peter Lund, Nancy Newcomb, Lorrie Norrington and Anthony Vinciquerra and that each is an independent director, as defined by the Securities Exchange Act of 1934 as amended (Exchange Act) and the corporate governance standards established by the NASDAQ and the NYSE.

Executive Session

At each scheduled meeting of the Board, unless otherwise determined at the meeting, the independent directors meet in executive session without members of management present.

The agendas and procedures for the executive sessions of the independent directors are determined by the Chairman of the NCGC, Neil Austrian, who presides at the executive sessions of the independent directors.

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Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer and believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Michael White serves as Chief Executive Officer (CEO), President and Chairman of the Board. The Board believes that this arrangement facilitates the organization and efficiency of the Board meetings by permitting the CEO to:

•
Develop a thoughtful and comprehensive agenda of the issues and matters most critical to the Company for review by the Board, and
•
Guide the review process in a manner that will assure efficient use of the time available to the Board.

The Company believes that this structure makes the best use of the CEO's knowledge of the Company and the industry, as well as fostering greater communication between the Company's management and the Board.

The Board also believes that the composition of the Board, with 11 of 12 current members qualifying as independent directors, together with the strength and experience of the individual Board members, will assure that the Board continues to:

•
Fully perform its duties and independently identify and assess the most important areas concerning the Company, and
•
Assess the performance of the Company's senior management, including the CEO.

In Neil Austrian, the Board has a strong lead director who, among other things, chairs meetings of the Board in the absence of the Chairman or when it is deemed appropriate in light of the Chairman's management role. Further, Mr. Austrian chairs and sets the agenda for executive sessions of the independent directors, reviews and approves the agenda for each Board meeting, confers with the Chairman on information flow and schedule of meetings, provides feedback to the Chairman on corporate and Board strategies and, together with the Chairman of the Compensation Committee, oversees the evaluation of the CEO.

At the Company's 2013 Annual Meeting of stockholders, a substantial majority of shares voted against a proposal to require that the offices of the CEO and Chairman be held by different individuals.

That proposal was opposed by shareholders owning more than 72% of the shares voting on this matter. The Board has considered the results of this vote and the other factors discussed above and believes that it continues to be in the best interests of the Company not to require separation of the offices of CEO and Chairman combined. However, the Board may revisit the leadership arrangement in the future.

Role of the Board in Risk Management

Risk management is primarily the responsibility of the Company's management. However, the Board provides risk oversight to help assure that management has implemented processes to identify and manage, or mitigate the effects of, the most significant risks associated with the business of the Company. The Board uses various means to fulfill this oversight responsibility. The Board reviews the annual business plan and receives updates on the Company's results not less frequently than quarterly, which reviews include a consideration of relevant risks, such as strategic, financial, operational and reputation risks, and plans to address these risks. The Board does not believe that its role in risk oversight has any meaningful impact on how the leadership of the Board should be structured.

Additionally, an Enterprise Risk Management (ERM) program is in place that identifies significant risks, assigns executive

Composition of the Board

management responsible for mitigating the risks, and provides regular reporting to the Audit Committee and to the Board. The ERM program also assigns oversight for the risks to either the full Board or the appropriate Board committee depending on the nature of the risk. Each committee monitors management in evaluating risks that fall within that committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors at the Company's expense.

For information regarding the management of risk in connection with the compensation policies of the Company, please refer to "No Material Inappropriate Risks in Executive and Employee Compensation Programs" on page 52.

In addition, as part of the Corporate Audit and Assurance Annual Risk Assessment, the Audit Committee is provided with annual reports on key risk areas. The Company's Vice President, Corporate Audit and Assurance, who functionally reports directly to the Audit Committee, performs this assessment and assists the Company to identify and assess risks as part of the ERM program. In connection with its risk oversight role, at each of its meetings, the Audit Committee meets privately with representatives from the Company's independent public accounting firm and separately with the Company's Vice President, Corporate Audit and Assurance.

Finally, the Audit Committee provides oversight of the Company's culture and tone at the top through reports received by the Ethics/Whistleblower program as well as reports on the results of Sarbanes-Oxley testing of Entity Level Controls. The Audit Committee provides periodic reports to the Board that include these activities.

Stockholder Communications with the Board

Stockholders wishing to communicate with the directors may send a letter by regular or express mail addressed to the Corporate Secretary, DIRECTV, 2260 E. Imperial Highway, El Segundo, CA 90245, Attention: Board of Directors. The Corporate Secretary will deliver all correspondence sent to that address to the directors on a quarterly basis, unless management determines in an individual case that it should be sent more promptly. All correspondence to directors may also be forwarded within DIRECTV to an appropriate subject matter expert for review. Stockholder concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of DIRECTV's Corporate Audit and Assurance function and handled in accordance with procedures established by the Audit Committee with respect to such matters. Such matters may also be communicated by using the anonymous toll-free hotline, 1-800-860-4031.

Special procedures have been established for stockholders and other interested parties wishing to communicate directly with Mr. Austrian as Chairman of the NCGC and as the lead director of the independent directors or to the independent directors as a group. Such communications should be sent as provided above and addressed to the attention of the Corporate Secretary. DIRECTV will adhere to the following procedures.

1.
Upon receipt, the Corporate Secretary shall consult with the General Counsel to determine if the communication should be directed to DIRECTV's Chief Ethics Officer for disposition in accordance with DIRECTV's Procedure for Handling Ethics Complaints (Ethics Procedure) or should be provided to the Chairman of the NCGC for disposition as provided below.

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2.
Based on the outcome of the above, the Corporate Secretary shall:
•
Provide the communication to DIRECTV's Chief Ethics Officer for processing in accordance with the Company's Ethics Procedure and notify Mr. Austrian that he has done so, or
•
Provide the actual communication, or a summary thereof (as approved by the General Counsel), to Mr. Austrian.
3.
Following receipt of any communication or summary, Mr. Austrian, in consultation with the General Counsel or independent legal counsel, as he deems appropriate, will determine whether the communication or summary shall be given to all independent directors.
4.
In any case, the Corporate Secretary shall retain copies of all such communications and make such communications available to independent directors, or to all directors, as directed by Mr. Austrian.

Annual Meeting Attendance

DIRECTV does not require the attendance of directors at the Company's Annual Meeting. All the members of the Board of Directors of DIRECTV, as constituted at that time, attended the 2013 Annual Meeting. The directors attending were Messrs. Austrian, Boyd, Dillon, DiPiazza, Doll, Lee, Lund, White and Mses. Newcomb and Norrington.

Composition of the Board

Director Information

The current members of the Board of Directors of DIRECTV are set out in the table below (information as to age, position and committee membership is as of March 3, 2014, unless otherwise noted).

Name	Age	Position	Committee Memberships
Neil Austrian	74	Former Chairman and Chief Executive Officer, Office Depot, Inc.	• Nominating and Corporate Governance (Chair) • Compensation
Ralph Boyd, Jr.	57	Strategic Consultant, Chairman, Center City PCS, Inc.	• Audit (Chair) • Nominating and Corporate Governance
Abelardo Bru	65	Retired Vice Chairman, PepsiCo	• Audit • Nominating and Corporate Governance
David Dillon	62	Chairman, The Kroger Co.	• Audit • Nominating and Corporate Governance
Samuel DiPiazza, Jr.	63	Former Chief Executive Officer, PricewaterhouseCoopers	• Audit • Nominating and Corporate Governance
Dixon Doll	71	Co-Founder and General Partner, DCM	• Compensation • Nominating and Corporate Governance
Charles Lee	74	Retired Chairman and Co-Chief Executive Officer, Verizon Communications, Inc.	• Compensation (Chair) • Nominating and Corporate Governance
Peter Lund	73	Private Investor and Media Consultant and former President and CEO CBS, Inc.	• Compensation • Nominating and Corporate Governance
Nancy Newcomb	68	Retired Senior Corporate Officer, Citigroup, Inc.	• Audit • Nominating and Corporate Governance
Lorrie Norrington	54	Independent Advisor and Investor, Former President, eBay Marketplaces, eBay, Inc.	• Compensation • Nominating and Corporate Governance
Anthony Vinciquerra	59	Senior Advisor to Texas Pacific Group; Former Chairman and CEO, Fox Networks Group	• Compensation • Nominating and Corporate Governance
Michael White	62	Chairman, President and Chief Executive Officer	None

All of the Directors listed above have been nominated and are standing for election at the Annual Meeting.

Your proxy entitles you to vote only for the number of nominees who are standing for election at the Annual Meeting. That is, you are

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limited to voting for 12 nominees to the Board of Directors. You cannot vote for a greater number of persons. Biographical information for each of the nominees for director is provided beginning on page 85.

Committees of the Board of Directors

The current charter of each of the committees described below is available through the sources listed under "How can I get copies of governance materials?" on page 11.

Nominating and Corporate Governance Committee

Membership of NCGC
Neil Austrian, Chair
• Ralph Boyd, Jr.	• Charles Lee
• Abelardo Bru	• Peter Lund
• David Dillon	• Nancy Newcomb
• Samuel DiPiazza, Jr.	• Lorrie Norrington
• Dixon Doll	• Anthony Vinciquerra

The NCGC currently has eleven members, all of whom are independent directors as defined by NASDAQ and the NYSE. The NCGC met four times in 2013. Mr. Bru was appointed to the NCGC in May 2013 and Mr. Vinciquerra was appointed in September 2013.

The NCGC is responsible for taking a leadership role in shaping the corporate governance of DIRECTV and is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to DIRECTV and to periodically review and recommend changes to those guidelines

The NCGC also conducts an annual review of the Company's Code of Ethics and Business Conduct and the Company's Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers. It also researches and recommends candidates for membership on the Board, considers whether to nominate incumbent members for re-election, makes recommendations to the Board as to the determination of director independence and recommends to the Board retirement policies for directors. The NCGC also makes recommendations concerning committee memberships, chairs and rotation, and sets the agendas for the executive sessions of the independent directors.

Audit Committee

Audit Committee Membership
Ralph Boyd, Jr., Chair
• Abelardo Bru	• Samuel DiPiazza, Jr.
• David Dillon	• Nancy Newcomb

The Audit Committee currently has five members all of whom are independent directors as defined by the NASDAQ and NYSE. The Audit Committee met six times in 2013. Mr. Bru was appointed to the Audit Committee in May 2013.

The primary function of the Audit Committee is to assist the Board in:

•
Fulfilling its oversight responsibilities for the financial reports and other financial information provided by DIRECTV to the stockholders and others
•
Evaluating DIRECTV's system of internal controls
•
Overseeing the Company's compliance procedures for the employee code of ethics and standards of business conduct
•
Overseeing DIRECTV's audit, accounting and financial reporting processes generally, and
•
Reviewing and deciding upon proposed transactions with related parties.

Based on the education, experience and offices held as described in more detail in the biographical information provided on each on pages 86-89 and page 93, the Board has determined that each of Messrs. Boyd, Bru, Dillon, and DiPiazza, and Ms. Newcomb are qualified to serve as the Audit Committee's financial experts and each satisfies the standard for "audit committee financial expert" under the Sarbanes-Oxley Act of 2002.

Composition of the Board

Compensation Committee

Compensation Committee Membership
Charles Lee, Chair
• Neil Austrian	• Lorrie Norrington
• Dixon Doll	• Anthony Vinciquerra
• Peter Lund

The Compensation Committee currently has six members. The Compensation Committee met five times in 2013. Mr. Vinciquerra was appointed to the Compensation Committee in September 2013.

The Board has determined that each member is an independent, non-employee or outside director under applicable NASDAQ and NYSE rules, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the Code). Executive sessions without members of management present are held when appropriate and at least once each year. The members of the Compensation Committee are not eligible to participate in any of the compensation plans or programs that the Committee administers, except for the standard compensation received in connection with service on the Board and its committees.

The Compensation Committee:

•
Sets the level of compensation of the CEO and the other elected officers of the Company, reviews and approves corporate goals and objectives relevant to the compensation of the CEO and the other elected officers, and evaluates performance in light of those goals and objectives
•
Approves, amends and oversees the administration of all plans, programs and other arrangements, designed and intended to provide compensation primarily for executive officers
•
Recommends all equity-based plans for approval by the Board and the stockholders and oversees their administration
•
Monitors compliance by executives with the Company's stock ownership guidelines
•
Reviews the compensation levels and program designs for directors for service on the Board and its committees, and recommends changes in such compensation
•
Evaluates the Compensation Committee's performance at least annually, and
•
Reviews and approves the Compensation Discussion and Analysis and prepares the Committee's report to be included in the Company's annual Proxy Statement.

The Committee has engaged an independent compensation consultant and independent legal counsel. For more information, see "Independent Compensation Consultant" and "Independent Legal Counsel" on pages 46 and 47, respectively.

The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee with the authority to act on the Compensation Committee's behalf. The Compensation Committee has delegated authority for stock-based awards, other than awards to elected officers, to the Special 2010 Stock Plan Committee, which consists solely of the CEO, and, to administer legacy stock plans, to a committee consisting of the CEO and the senior executive for Human Resources. The Committee has delegated authority to design and administer employee and executive benefit plans and programs to two management committees, the Administrative Committee and the Investment Review Committee. The Compensation Committee provides oversight and periodically reviews the actions of these committees.

Compensation Committee Interlocks and Insider Participation

During 2013, five persons, Charles Lee, Chair, Neil Austrian, Dixon Doll, Peter Lund and Lorrie Norrington served as members of the Compensation Committee for the entire year. Mr. Vinciquerra served from his appointment to the Compensation Committee in September 2013 for the balance of the year.

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Each member of the Compensation Committee has been determined by the Board to be an independent director as defined in the By-Laws and the applicable rules of NASDAQ and the

NYSE and none of them is or has been a current or former officer or employee of the Company.

Director Compensation

2013 Director Compensation

Summary of Changes in 2013

From 2009 through 2012, there were no changes in the Board's compensation levels. Effective for 2013, upon the recommendation by the Compensation Committee, the Board approved an increase to Board compensation as discussed below.

Abelardo Bru and Anthony Vinciquerra were elected to the Board during 2013 and the compensation disclosed in this section reflects each director's partial year of service on the Board.

Compensation

The two principal components of compensation for directors are (i) annual cash compensation for service on the Board and its committees and (ii) annual stock compensation for service on the Board. Mr. White, who is an employee director, is not compensated as a member of the Board.

To assist in determining the forms and levels of director compensation, the Compensation Committee engaged the same independent consultant that it uses for executive compensation.

Many aspects of compensation for the Company's directors are similar to those of the executives:

•
Directors' compensation is evaluated annually and against the same media and general industry benchmark companies as the named executive officers (the benchmark groups are discussed further beginning at page 42)
•
Target levels of Board and committee compensation are approximately at the median of the benchmark groups
•
Stock-based compensation is approximately 50% of total compensation, and
•
The directors are subject to a stock ownership guideline.

As part of the Compensation Committee's regular review of Board compensation, the independent consultant prepared an assessment of Board compensation using 2012 proxy season data among the benchmark media and general industry companies. Based on this assessment, the Compensation Committee determined that among benchmark companies, the accumulated increases in Board compensation over the past few years resulted in current DIRECTV Board compensation levels that were below the target median level for both the media and the general industry benchmark companies. The cash component of Board compensation was last increased in 2007, and the stock component in 2009. Effective for 2013, the Board approved a $15,000 increase to annual Board compensation, with two-thirds of the increase or $10,000 allocated to the stock component to emphasize alignment with stockholders' interests, and one-third or $5,000 allocated to the cash component. There were no changes to committee compensation for service on committees of the Board.

For 2013, the cash and stock compensation for the independent directors was:

Supplementary Chart 1—Annual Board of Directors Compensation

Cash Board Compensation	$85,000
Stock Board Compensation	$130,000
Audit Committee Chair	$30,000
Other Committee Chair	$20,000
Audit Committee Member	$15,000
Other Committee Member	$10,000

The Company does not pay any compensation on a "per meeting" basis.

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Independent directors are reimbursed for related travel and director education expenses. All directors are eligible for complimentary DIRECTV service. There are no benefit plans for directors, other than the savings plan described in this section (which is referred to as the DIRECTV Deferred Compensation Plan for Non-Employee Directors). Directors are eligible to participate in the Company's Charitable Gift Matching Program on the same basis as all Company employees. Directors are not eligible to participate in any other compensation or benefit program provided for the Company's employees. Our Certificate and By-Laws provide for indemnification of the

Company's directors and officers and we maintain director and officer liability insurance. In 2011, the Company entered into an indemnification agreement with each of the independent directors serving at that time. Indemnification agreements were subsequently executed with Messrs. Bru and Vinciquerra. The form of agreement is the same for all independent directors and was attached as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on August 4, 2011.

The 2013 Director Compensation Table and the notes following the table provide more information regarding director compensation.

2013 Director Compensation

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)
Neil Austrian	115,020	130,354	23,742	269,116
Ralph Boyd, Jr.	125,016	130,354	24,201	279,571
Abelardo Bru	73,344	130,560	8,189	212,093
David Dillon	110,016	130,354	24,211	264,581
Samuel DiPiazza, Jr.	110,016	130,354	23,533	263,903
Dixon Doll	105,024	130,354	4,426	239,804
Charles Lee	115,020	130,354	24,227	269,601
Peter Lund	111,274	130,354	3,990	245,618
Nancy Newcomb	110,016	130,354	23,463	263,833
Lorrie Norrington	105,024	130,354	5,048	240,426
Anthony Vinciquerra	35,008	43,857	20,034	98,899

Cash Compensation

The amounts shown in column (b) represent the 2013 cash compensation paid to or contributed by the directors to the savings plan, which is described on page 25.

Stock Compensation

The amounts shown in column (c) are the grant date fair value of 2013 stock compensation paid to or contributed by the directors to the savings plan. The fair value on the February 15, 2013 grant date was $49.19 per share, which is the closing price of the Common Stock on that date. For Messrs. Bru and Vinciquerra, who were elected to the Board after that date, the stock grant dates were May 2, 2013 at $57.77 per share, and September 13, 2013 at $61.77 per share, respectively.

The number of shares provided as stock compensation for the year was determined as $130,000 in target value divided by the closing stock price, and rounded up to the next higher

Director Compensation

10 shares. This calculation resulted in a 2013 payment of 2,650 shares worth $130,354 on the grant date to each director, other than Messrs. Bru and Vinciquerra. The closing stock price on Mr. Bru's grant date resulted in a payment of 2,260 shares worth $130,560.

The Board's stock compensation program provides that a director who joins the Board after the Annual Meeting of stockholders will receive a prorated stock payment for the first year of service on the Board. The closing stock price on Mr. Vinciquerra's grant date and the prorata calculation resulted in a payment of 710 shares worth $43,857.

As of December 31, 2013, no director had an outstanding stock or stock option award.

Savings Plan

The independent directors are eligible to participate in a savings plan called the DIRECTV Deferred Compensation Plan for Non-Employee Directors, which is a pre-tax savings plan subject to Section 409A of the

Code. A director may elect to contribute any combination of cash or stock compensation up to 100% or not to participate at all. Cash contributions are credited at the director's election either to an interest bearing account or converted to Restricted Stock Units (RSUs). Interest on cash contributions is fixed annually and approximates 10-year Treasury Note rates and no portion of the interest is above market rates. Stock contributions are converted to RSUs with values that increase and decrease with the market value of the Common Stock. Directors elect to have account balances paid as a lump sum or in up to 10 annual installments, beginning in the year following the year a director ceases to serve on the Board.

All Other Compensation

All other benefits earned or given to or on behalf of the directors (as shown in column (d) of the 2013 Director Compensation Table above) are identified in Supplementary Chart 2 and the discussion following the Chart.

Supplementary Chart 2—Board Of Directors—All Other Compensation

Name (a)	Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs ($) (b)	Other ($) (c)	Total ($) (d)
Neil Austrian	20,000	3,742	23,742
Ralph Boyd, Jr.	19,950	4,251	24,201
Abelardo Bru	5,000	3,189	8,189
David Dillon	20,000	4,211	24,211
Samuel DiPiazza, Jr.	20,000	3,533	23,533
Dixon Doll	0	4,426	4,426
Charles Lee	20,000	4,227	24,227
Peter Lund	0	3,990	3,990
Nancy Newcomb	20,000	3,463	23,463
Lorrie Norrington	0	5,048	5,048
Anthony Vinciquerra	18,000	2,034	20,034

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Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs

At DIRECTV, we believe in being a good corporate citizen and following socially responsible business practices. With the help of our dedicated employees throughout the Americas, we give back to the communities where our employees live and work through innovative education-focused initiatives, transformative volunteer projects and environmental sustainability programs. We also offer programs that support our employees' engagement in the diverse causes they are most passionate about. We understand our responsibility as a global citizen to seek out innovative business solutions that are both sustainable and socially responsible.

As part of its community support, DIRECTV provides a Charitable Gift Matching Program for employees in which the Company matches dollar-for-dollar qualified gifts to non-profit organizations, up to $20,000 per participant per year. Management and directors are eligible to participate on the same basis as employees. Eligible recipient organizations must operate on a not-for-profit basis and must conduct their giving in a country served by

DIRECTV US or DIRECTV Latin America. In the United States, they must be certified for tax-exempt status under Section 501(c)(3) of the Code. Organizations based solely outside of the U.S. must clear both the Patriot Act and OFAC terror watch lists to be eligible. We will not match contributions to institutions that restrict admission or aid due to race or religious beliefs. We will match gifts to qualified institutions affiliated with religious organizations, but will not match gifts made directly to religious organizations. Matching gifts for charitable contributions are shown in Supplementary Chart 2, column (b). Matching gifts on behalf of Mr. White are reported in column (h) of the 2013 Summary Compensation Table on page 54.

Other

Column (c) entitled "Other" represents the value of complimentary DIRECTV service, a benefit that is provided to all employees, management and directors. Each director is given complimentary DIRECTV service, which we report as a perquisite in the same manner as we report it for the named executive officers, as described beginning on page 57.

Executive Officers

Executive Officers

The names and ages of the executive officers of DIRECTV as of March 3, 2014, and their positions with DIRECTV are as follows:

Executive Officer	Age	Position
Michael White	62	Chairman, President and Chief Executive Officer
Joseph Bosch	55	Executive Vice President and Chief Human Resources Officer
Bruce Churchill	56	Executive Vice President, President of DIRECTV Latin America, LLC and President—New Enterprises
Patrick Doyle	58	Executive Vice President and Chief Financial Officer
Larry Hunter	63	Executive Vice President and General Counsel
Romulo Pontual	54	Executive Vice President and Chief Technology Officer
John Murphy	45	Senior Vice President, Controller and Chief Accounting Officer
Fazal Merchant	40	Senior Vice President and Treasurer

The Board of Directors elected each of the above executive officers. Executive officers of DIRECTV serve at the discretion of the Board of Directors and may be removed at any time by the Board with or without cause.

A brief biography of each of the executive officers, except Michael White, follows. Mr. White's biography is under "Director Biographies and Business Experience" on page 96.

Biographies of Executive Officers
Joseph Bosch	Mr. Bosch has served as Executive Vice President and Chief Human Resources Officer of the Company since August 2010. Prior to joining the Company, Mr. Bosch served as Senior Vice President of Human Resources for Centex Corporation from July 2006 to August 2009. Previously, Mr. Bosch served as Senior Vice President of Human Resources for Tenet Healthcare Corporation from August 2004 to June 2006. He served in a variety of senior human resources management positions with Pizza Hut, Pizza Hut International and other Pepsi-Cola North America operations.
Bruce Churchill
Mr. Churchill has served as the Executive Vice President of the Company, President of DIRECTV Latin America LLC and as President—New Enterprises since January 2004. He served as Chief Financial Officer of the Company from January 2004 to March 2005. Prior to joining the Company, Mr. Churchill served as President and Chief Operating Officer of STAR, a position he held beginning in May 2000. Previously, he served as the Deputy Chief Executive Officer of STAR since 1996. Prior to joining STAR, Mr. Churchill served as Senior Vice President, Finance at Fox Television.

Patrick Doyle	Mr. Doyle has served as Executive Vice President since October 2008 and as Chief Financial Officer since October 2007 when he was also appointed as Senior Vice President. Mr. Doyle also served as Treasurer from February 2012 until July 2012. He served as Treasurer, Controller and Chief Accounting Officer of the Company from June 2001 to October 2007. He was appointed Corporate Vice President and Controller in July 2000 and Treasurer in June 2001. Previously, Mr. Doyle served as Vice President, Taxes from October 1996 to July 2000 and was given the additional responsibility of Corporate Development in June 1997.

DIRECTV

Larry Hunter
Mr. Hunter has served as Executive Vice President and General Counsel of the Company since January 2004. He also served as Interim Chief Executive Officer from July 1, 2009 until December 31, 2009. Mr. Hunter served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002. He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998. Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 to 2001. Mr. Hunter was assigned responsibility for overseeing the Human Resources and Corporate Communications departments in 2007, and the Administration department in 2008, and retained those responsibilities until July 2010.

Romulo Pontual	Mr. Pontual has served as Executive Vice President and Chief Technology Officer of the Company since January 2004. Prior to joining the Company, Mr. Pontual served as Executive Vice President, Television Platforms at News Corporation since 1996.
John Murphy
Mr. Murphy has served as Senior Vice President, Controller and Chief Accounting Officer of the Company since November 2007. He served as Vice President and General Auditor from October 2004 to November 2007. Previously, Mr. Murphy served as Vice President—Finance and Emerging Businesses for Experian Group Ltd. Prior to that, Mr. Murphy was head of internal audit activities at International Rectifier, JDS Uniphase, and Nestle USA. He began his career at PriceWaterhouse.

Fazal Merchant	Mr. Merchant has served as Senior Vice President and Treasurer since July 2012. He currently also serves as Senior Vice President and Chief Financial Officer for DIRECTV Latin America since November 2013. Previously, Mr. Merchant served as managing director and group head at the Royal Bank of Scotland since 2011. Prior to that, he spent seven years advising clients on strategy, financing, and risk solutions in the Investment Banking Division at Barclays Capital as managing director. He also spent nine years at Ford Motor Company in various treasury and finance management positions across functions in the U.S. and Europe.

Executive Compensation: Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes how the named executive officers (NEOs) were compensated in 2013. Under SEC rules, the NEOs are the Chief Executive Officer (CEO), the Chief Financial Officer (CFO), and the three other most highly compensated officers of DIRECTV.

Executive	Title
Michael White	Chairman, President and CEO
Patrick Doyle	Executive Vice President (EVP) and CFO
Bruce Churchill	EVP and President of DIRECTV Latin America, LLC and New Enterprises
Larry Hunter	EVP and General Counsel
Romulo Pontual	EVP and Chief Technology Officer

The CD&A and related information regarding compensation of the named executive officers are organized into five sections:

This CD&A has been reviewed by and approved for inclusion in this Proxy Statement by the Compensation Committee. Although this CD&A expresses the views and input of both the Committee and management of the Company, references to "we," "us" and "our" refer to the Company.

1. Executive Summary

DIRECTV is one of the world's leading providers of digital television entertainment services delivering a premium video experience through state-of-the-art technology, unmatched programming and industry leading customer service to more than 37 million customers in the U.S. and Latin America. In the U.S., DIRECTV offers its over 20 million customers access to more than 195 HD channels and Dolby-Digital® 5.1 theater-quality sound, access to exclusive sports programming such as NFL SUNDAY TICKET, Emmy-award winning technology and higher customer satisfaction than the leading cable companies for 13 years running. DIRECTV Latin America, through its subsidiaries and affiliated companies in Brazil, Mexico, Argentina, Venezuela, Colombia, and other Latin American countries, leads the pay

DIRECTV

TV category in technology, programming and service, delivering an unrivaled digital television experience to more than 17 million customers. DIRECTV sports and entertainment properties include two Regional Sports Networks (Rocky Mountain and Pittsburgh), and minority ownership interests in Root Sports Northwest and Game Show Network. For the most up-to-date information on DIRECTV, please visit www.directv.com.

DIRECTV is a large and complex international company with diverse customers and employees. It is critical we have well-designed compensation programs to assemble and retain an executive management team that has the experience, business judgment, vision and personal integrity to work well as a team and achieve results. Consequently, we developed compensation programs to support the following objectives:

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Recruit and retain top executives
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Balance short-term and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Pay for performance.

In this section, Supplementary Charts 3 and 4 show our investment return to shareholders over the specified periods as compared to market indices and to our benchmark companies in media and general industry. We also show that:

•
Our performance and the NEOs' pay are well aligned
•
Our NEOs' pay is substantially based on performance and our bonus and stock award plans use objective, formula-based performance measures
•
NEOs hold significant amounts of stock and meet our stock ownership guidelines, and
•
We have strong governance policies and standards for executive compensation.

Executives' Performance and Pay are Aligned

Our executives' pay is well-aligned with our long-term performance. The Committee's independent consultant conducted a 2013 study using total shareholder return (TSR) and other measures to evaluate the alignment between our TSR performance and our pay for that performance compared to our benchmark companies.

Annual TSR is the percentage change in the closing stock price from December 31 of one year to December 31 of the next year, with appropriate adjustment for dividends.

Compared to the media benchmark companies, for the 3 years ended December 31, 2012, our performance and pay were aligned because our 3-year TSR was below median, and our realizable pay was also below median.

Executive Compensation: Compensation Discussion and Analysis

For the 10 years ended December 31, 2013, DIRECTV's 317% TSR outperformed the S&P 500, the NASDAQ Composite Index, and the median TSRs among our media and general industry benchmark companies.

In 2008 and 2009, during the downturn in the economy, DIRECTV successfully avoided the volatility and losses in the stock markets in general and DIRECTV's TSR outperformed the NASDAQ and S&P 500 indices and our benchmark companies' median TSRs, all of which lost value. We believe that the TSRs for more recent time periods, in part, reflect recovery of stock values that had declined significantly among the media and general industry benchmark groups of companies.

Supplementary Chart 3 DTV TSR vs. S&P 500 and NASDAQ Change in Stock Price or Index	Supplementary Chart 4 DTV TSR vs. Media and General Industry Change in Median Stock Price

Our Pay Reflects Company Performance

Our principal pay programs are: (i) a base salary, (ii) an annual cash bonus for execution against our annual performance goals, and (iii) a long-term performance program paid in Common Stock that focuses on the Company's performance over multiple years and growth in the stock price.

We Emphasize Variable Pay and Balance Short- and Long-term Incentives

Supplementary Chart 5 illustrates the relative weighting of the principal pay elements of 2013 target pay opportunity for the CEO and for the other NEOs as a group.

DIRECTV

Supplementary Chart 5—2013 Executive Officer Compensation Opportunity

CEO 2013 Compensation Opportunity	All Other NEOs as a Group 2013 Compensation Opportunity
Long-term stock-based incentives are about 3 times the weight of the annual bonus incentives.	Long-term stock-based incentives are about 2 times the weight of the annual bonus incentives.

•
Annualized compensation is about 89% performance-based for Mr. White and, for the remaining NEOs, about 76%. In evaluating Mr. White's pay for this chart, we included the annualized value of the 2012 special stock option grant that is scheduled to vest on December 31, 2015.
•
Pay levels are targeted to pay between the media and the general industry benchmark groups median compensation levels if we achieve annual performance targets. Actual pay depends on how well we achieve the performance goals and on the stock price.

Our Variable Pay Reflects Company Performance

One-Year 2013 Performance and Bonuses

The maximum bonuses payable to the NEOs are based on attaining performance goals for cash flow before interest and taxes (CFBIT). To determine if the maximum bonus or a lesser amount should be awarded, the Committee then evaluates other objective, formulaic measures of growth in operating or financial metrics such as revenue, pre-SAC margin, OPBDA and net subscribers, and the NEO's performance in areas such as winning customer loyalty for life and building talent and teamwork.

For 2013, the Committee determined that the CEO earned a 126% bonus, while the other NEOs' bonuses were in a range of 94% to 115% of their respective target bonuses.

Three-Year 2011-2013 Performance and Stock-Based Awards (RSUs)

The performance-based stock program focuses on our sustained performance over multiple years and the achievement of long-term financial goals, as well as growth in the stock price.

For the 2011-2013 performance period, the Committee set quantitative performance standards for growth in revenue, CFBIT, and earnings per share (EPS).

Over the past three years, annual revenue grew approximately $8 billion or 32%, annual CFBIT grew nearly $1 billion or 24% and annual EPS grew nearly $3 per share.

Over the same 3 years, our stock price and TSR grew approximately 73%.

Executive Compensation: Compensation Discussion and Analysis

As a result, the NEOs earned 107% of the three-year 2011-2013 performance-based RSU target award.

Mr. White's 2010-2012 performance RSU award was a single performance RSU award for the 3-year term of Mr. White's 2010 Employment Agreement and he was not awarded any additional RSUs in 2011 or 2012. Thus, Mr. White did not participate in the 2011-2013 RSU awards.

Significant Stock Ownership

Stock ownership guidelines further align executives and shareholders and focus the executives on long-term success.

Under our stock ownership guidelines as of March 3, 2014:

•
Mr. White holds over $68 million in stock and deferred shares and significantly exceeds the target ownership level.
•
The four other NEOs hold over $30 million in stock, deferred shares, vested options or other equity and have attained or exceed the target ownership level.

Strong Governance Policies and Standards for Executive Compensation

•
Independent Compensation Committee members
•
Independent analyses and reviews by the Compensation Committee's independent compensation consultant
•
Regular monitoring by the Compensation Committee of Company performance
•
Overlapping performance periods
•
Performance measures aligned with long-term growth
•
Checks and balances
•
Delayed payments to determine Company performance after termination of employment unless right to payment is otherwise forfeited
•
Significant stock ownership among our senior executives
•
Clawback policy in place

Other Key Events in 2013

Phase-Out Employment Agreements

Our practice since 2004 was to execute employment agreements with our senior executives. This practice is common in the media benchmark group. In 2011, after careful consideration, we began an orderly phase-out of these agreements. After each current employment agreement expired, each executive continued their employment "at will" without a new agreement. This phase out was completed in 2013.

Mr. White agreed to forego a new contract and serves at the Board's discretion after his prior contract expired on January 1, 2013.

Currently, no NEO has an employment agreement. We currently do not intend to enter into new employment agreements unless, as a result of special or changed circumstances, we determine it is in the best interests of the Company and our stockholders to do so.

Shareholder Outreach and Positive 2013 Say-on-Pay Advisory Vote

We value the opinions of our stockholders. For several years, we have maintained a year-round stockholder engagement program in which we proactively reach out to our top institutional stockholders. Prior to the 2013 Annual Meeting, we contacted several of our major institutional stockholders for input about our executive compensation programs. We share the feedback received during our engagement process with the Compensation Committee and our Board.

DIRECTV

The Committee and Board value our stockholders' insights and consider their feedback in addition to other factors, when formulating our executive compensation program design and making pay decisions.

In 2011, our stockholders voted for an annual Say on Pay advisory vote. Thus, in each of 2011, 2012 and 2013 we asked our stockholders to express their views on our NEOs' compensation in an advisory vote. The resulting votes (excluding abstentions and broker non-votes) were:

Say on Pay Voting Results
Year	% Vote FOR
2013	98%
2012	98%
2011	96%

These votes were not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in the respective Proxy Statements.

We believe that the positive shareholder vote affirms our past practices of thoughtfully designed programs and appropriate use of objective quantitative and qualitative performance measures and our judgment to evaluate performance and determine appropriate payment for that performance.

In light of the Company's solid financial performance and the continuing success of our compensation programs, the Compensation Committee concluded that the compensation programs continue to provide a competitive pay-for-performance package that effectively incentivizes executives and retains them for the long term. Thus, the Committee made no significant changes to the program during the year. We will continue to monitor stockholders' input as we adapt our compensation programs to support our success in the Company's highly competitive business environment.

2. How Pay is Tied to Company Performance—Our 2013 Business Results and Incentive Compensation Payouts

2013 compensation annual bonus and long-term performance RSU stock payments to our executives were aligned with the Company's performance.

For additional information about the objectives of the compensation programs, including the incentive programs, see "Our Compensation Program Objectives and Components of Pay" beginning on page 40. For additional information about the design of the bonus and performance RSU programs, see the "2013 Grants of Plan-Based Awards" beginning on page 58.

We use a variety of internal and external measures of our business to determine performance. We also compare our performance to our benchmark groups and consider analysts' consensus as we develop performance targets and evaluate our performance.

We use objective performance measures and formulaic calculations that are balanced with judgment and discretion to set compensation opportunities and to determine payouts. The performance measures in the bonus and performance RSU plans generally apply to the NEOs as an executive team accountable for the achievement of all of the goals, regardless of organizational responsibilities. Although individual performance is a factor in the Committee's decisions, the bonuses reflect overall Company performance more than individual performance.

When setting target performance levels for annual bonuses and the long-term stock awards (performance RSUs), we avoid combinations of performance measures that might drive risky short-term decisions. Long-term incentives are paid in stock to link the value of the potential award to increasing

Executive Compensation: Compensation Discussion and Analysis

the stock value for stockholders. We further link long-term growth in the stock price for stockholders to the executives' personal net worth with stock ownership guidelines that require executives to acquire and hold a significant amount of Company stock until retirement or other termination of employment.

Details of Pay-for-Performance Decisions at the End of 2013

One-Year Performance and 2013 Bonuses

The NEOs' bonus funding is based on attaining performance goals for cash flow before interest and taxes (CFBIT), which is a comprehensive measure of our operating performance because it addresses revenue, operating expenses and capital expenditures. The 2013 target was based on the then current one-year business plan, which is updated annually in the first quarter.

The Committee increased the target CFBIT by $500 million over the 2012 target and the maximum by $250 million. The performance range (both threshold and maximum performance) was developed at the same time and reflects our determination of the difficulty of exceeding the goal and consequences for falling short. See Supplementary Chart 6 for the target and the performance and payout ranges that limit the size of the bonuses.

The Committee determined that for the 2013 annual bonus program based on CFBIT, the maximum funding level was achieved.

Supplementary Chart 6—2013 Bonus Plan

Performance Measure	Weight	Annual Target	Performance Range	Payout % Range	Final Performance
Annual Cash Flow Before Interest and Taxes (CFBIT)	100%	$2.5 Billion	$0 to $3 Billion	0% to 200%	$4.9 Billion

Once the maximum bonus fund was determined, the Committee used a "balanced scorecard" approach to determine the actual 2013 bonuses. This approach evaluates three performance areas for the DIRECTV US and Latin America business segments: (i) delivering our operating and financial goals, which includes the primary financial performance measures by business segment, (ii) winning customer loyalty for life by transforming the customer experience and innovating to deliver the best entertainment experience, and (iii) building talent & teamwork.

Delivering our operating and financial goals included financial and operating performance, with objective, formula-based measures of DIRECTV US and DIRECTV Latin America growth in such measures as revenue, OPBDA, pre-SAC margin, CFBIT and net new subscribers.

Winning customer loyalty for life goals were evaluated based on qualitative objectives and progress against quantitative measures. Initiatives included improving customer satisfaction, loyalty and entertainment experience, and our productivity.

The Talent & Teamwork goals included succession planning, employee engagement, teamwork, diversity and corporate citizenship.

Overall Evaluation    The Committee determined that the Company had met or exceeded the quantitative operational and financial goals for DIRECTV US, while DIRECTV Latin America fell short of target performance for net new subscribers. We performed well in the talent and teamwork goals.

Beyond the bonus measures, the Committee also assessed the performance achieved in the

DIRECTV

performance RSU grant programs as shown in Supplementary Charts 9, 11 and 12.

Further, the Committee reviewed an analysis of three-year to five-year Company performance compared to the benchmark groups and determined that performance and pay were aligned. Growth in revenue, growth in CFBIT, and three-year and five-year TSR were used as performance measures that are understood and monitored by investors. The independent consultant did the analysis and advised the Committee that for the period 2010 to 2012, the Company had performed at the median performance level for the media benchmark group and above the median for the general industry benchmark group and, as compared to each benchmark group, the realizable pay of our executives was aligned with performance. For most companies, 2013 financial data was not available at the time of the evaluation.

Following these evaluations, the Committee used its judgment and discretion to evaluate the balanced scorecard and other Company performance as a whole and to determine the final bonuses to be paid.

Overall performance in 2013 was above target at 110%, with DIRECTV US performance above that level and DIRECTV Latin America below that level.

For each NEO (other than the CEO), performance for delivering our financial and operating goals was weighted 70%, while achievements in winning customer loyalty for life, talent and teamwork and individual performance were weighted 30%. To determine performance results for consolidated DIRECTV (which reflects the responsibilities of the NEOs), the Committee used a formula of 75% DIRECTV US results and 25% DIRECTV Latin

America results (for Mr. Churchill, 20% consolidated results and 80% DIRECTV Latin America results, respectively, reflecting his primary responsibility for DIRECTV Latin America results).

As a result, Mr. White earned a bonus of 126%. Bonuses earned by the other NEOs ranged from 94% to 115% of the target bonus opportunity for the year.

The 2013 bonuses determined by the Committee for the NEOs were each less than the maximum bonus funding based on the CFBIT performance of the Company in 2013.

Supplementary Chart 7—Annual
Bonus Performance Over/Under 100% of
Target Performance

Supplementary Chart 7 shows the Company's annual bonus percentage performance, as determined by the Committee using the analyses described above and in prior proxy statements, for the past three years as a percentage above or below 100% of target performance. For example, an overall performance of 105% would show as +5% in the chart.

The individual bonuses are shown in Supplementary Chart 10 on page 38 and also in the 2013 Summary Compensation Table on page 54 in column (f) Non-Equity Incentive Plan Compensation. For a reconciliation of OPBDA, CFBIT and pre-SAC margin, which are non-GAAP financial measures, refer to Annex A

Executive Compensation: Compensation Discussion and Analysis

attached to this Proxy Statement and incorporated herein by reference.

Three-Year Performance: 2011-2013 Long-Term Performance and Stock Payouts

Because we face a constantly shifting mix of competition, economic conditions and new technology, the performance RSU program is designed to measure year-over-year growth that is sustained over the three-year performance period, rather than a single set of targets at the end of three years. Each year, we combine the three performance measures into a single weighted annual performance factor; at the end of the three years, we add the three annual performance factors and divide the result by three. We believe that this provides a clearer picture of our long-term performance.

2011-2013 Performance RSU Grants

Results for the 2011-2013 awards were positive: we achieved 107% of target performance and the share values reflect a 73% increase in the stock market price over 3 years.

The performance period for the 2011-2013 performance RSU grants was January 1, 2011 to December 31, 2013. Supplementary Chart 9 shows the performance measures, annual growth targets, payout ranges and results. We selected revenue and EPS as objective measures of both "top line" and "bottom line" growth, both of which are necessary for solid financial performance, and CFBIT as a key measure of managing operations, because it incorporates revenue, operating expenses and capital expenditures. The maximum payout in shares was 150% of the grant and the payout could be reduced to zero for poor performance.

The Committee reviewed Company performance as of the end of 2013 and determined the 2013 performance factor of 75.7% as shown in Supplementary Chart 9 (target level performance is 100%). When added to the 2011 and 2012 annual performance factors of 98.9% and 146.3%, respectively, the average performance was determined to be 107.0%.

The stock payments to NEOs for the 2011-2013 RSUs are shown in Supplementary Chart 10 and in the 2013 Option Exercises and Stock Vested Table on page 63.

Supplementary Chart 8 shows that our performance RSUs are aligned with our performance and investment returns to our stockholders. The chart compares the Total Shareholder Return (TSR) over three years to the Company's RSU performance over the same three years as a percentage above or below 100% of the target number of shares. For example, an overall RSU performance of 105% would show as +5% in the chart (that is, 105% of the target number of RSUs were earned).

Supplementary Chart 8—
Three-Year TSR Compared to RSU
Performance Over/Under 100% of Target

DIRECTV

Supplementary Chart 9—2011-2013 Performance RSU Grants—Performance Factors and Results

					2011		2012		2013
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted	Actual	Weighted	Actual	Weighted	Final Payout: 3-Year- Average
Annual Revenue Growth (%)	1/3	8%	2% to 10%	0% to 150%	13.0%	50%	9.2%	43.6%	6.8%	26.6%
Annual CFBIT Growth (%)	1/3	11%	0% to 20%	0% to 200%	-5.3%	0%	19.0%	62.8%	10.0%	30.4%
Annual EPS Growth (%)	1/3	29%	0% to 50%	0% to 200%	38.8%	48.9%	33.1%	39.9%	16.2%	18.7%
Annual Performance Factor (%)						98.9%		146.3%		75.7%	107.0%

The final 2013 bonuses and 2011-2013 performance-based shares earned by the NEOs are shown in the following chart.

Supplementary Chart 10—Final 2013 Bonus and 2011-2013 Performance RSU Payouts

	2013 Bonus One-Year Performance: Performance Varies by Individual Executive			2011-2013 RSUs Three-Year Performance Team-Based Performance: 107.0% 3-Year Stock Price Gain: 73%
Name of Officer (a)	Target Bonus ($000) (b)	Final Bonus as % of Target (c)	Final Bonus ($000) (d)	Target Shares (#) (e)	Final Shares (#) (f)	Value at Grant Date ($000) (g)	Final Value (2) ($000) (h)	Final Value as % of Grant Date Value (%) (i)
Michael White (1)	3,400	126%	4,300	N/A	N/A	N/A	N/A	N/A
Patrick Doyle	846	115%	969	35,732	38,234	1,557	2,868	184%
Bruce Churchill	2,153	94%	2,021	44,269	47,368	1,929	3,554	184%
Larry Hunter	1,128	110%	1,241	42,805	45,802	1,865	3,436	184%
Romulo Pontual	744	110%	818	27,805	29,752	1,212	2,232	184%

(1)
Mr. White did not participate in the 2011-2013 RSU program per his 2010 Employment Agreement.
(2)
Includes the value of the increase in the stock price over the three years; the final value was $75.02 per share upon distribution in February 2014 as compared to the $43.58 grant date value in February 2011.

Performance Update on Other Outstanding Performance RSU Grants

As discussed following the 2013 Grants of Plan-Based Awards Table beginning on page 58, annual grants of performance RSUs result in three overlapping performance plans during any year after the first two years. In addition to the 2011-2013 performance RSUs discussed above, we believe that it is useful for stockholders to understand the performance measures and features of the two other outstanding plans, including the performance to date. The following describes the 2012-2014 and the 2013-2015 performance RSU programs.

2012-2014 Performance RSU Grants

The performance period for the 2012-2014 performance RSU grants is January 1, 2012 to December 31, 2014. Supplementary Chart 11 shows the performance measures, annual growth targets, payout ranges and results.

The Committee replaced EPS with Net Income as a measure of "bottom line" performance. The weighting of the performance measures remained the same as the 2011-2013 performance RSU grant. The maximum payout in shares is 150% of the grant and the payout can be reduced to zero for poor performance. The Committee reviewed Company performance as of the end of 2013 and determined the 2013 performance factor of 48.9% as shown in Supplementary Chart 11.

Executive Compensation: Compensation Discussion and Analysis

Supplementary Chart 11—2012-2014 Performance RSU Grants—Performance Factors and Results

					2012		2013
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted	Actual	Weighted
Annual Revenue Growth (%)	1/3	8%	4% to 10%	0% to 150%	9.2%	43.6%	6.8%	23.2%
Annual CFBIT Growth (%)	1/3	13%	0% to 25%	0% to 200%	19.0%	49.9%	10.0%	25.7%
Annual Net Income Growth (%)	1/3	7%	0% to 12%	0% to 200%	13.1%	66.7%	-0.3%	0.0%
Annual Performance Factor						160.2%		48.9%

Performance for 2014 will be combined with 2012 and 2013 results to determine the final performance under this plan.

2013-2015 Performance RSU Grants

The performance period for the 2013-2015 performance RSU grants is January 1, 2013 to December 31, 2015. Supplementary Chart 12 shows the performance measures, annual growth targets, payout ranges and results.

The weighting of the performance measures

remained the same as the 2012-2014 performance RSU grant. The maximum payout in shares of Common Stock remained at 150% of the performance RSU grant and the payout can be reduced to zero for poor performance. The Committee reviewed Company performance as of the end of 2013 and determined the 2013 performance factor of 48.9% as shown in Supplementary Chart 12.

Supplementary Chart 12—2013-2015 Performance RSU Grants—Performance Factors and Results

					2013
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted
Annual Revenue Growth (%)	1/3	8%	4% to 10.5%	0% to 150%	6.8%	23.2%
Annual CFBIT Growth (%)	1/3	13%	0% to 21.7%	0% to 150%	10.0%	25.7%
Annual Net Income Growth (%)	1/3	5.5%	0% to 9.2%	0% to 150%	-4.9%	0.0%
Annual Performance Factor						48.9%

Performance for 2014 and 2015 will be combined with 2013 results to determine the final performance under this plan.

DIRECTV

3. Our Compensation Program Objectives and Components of Pay

Objectives

We have developed compensation programs to support the following objectives:

•
Pay for performance
•
Balance short- and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Recruit and retain talented executives.

Each element of compensation has its own purpose. Supplementary Chart 13 shows how our primary compensation and benefit programs support our compensation program objectives. A significant portion of a NEO's compensation depends on actual performance measured against annual and long-term performance goals. Long-term incentives are paid in stock to link the value of the potential award to increasing the stock value for stockholders.

Our Compensation Programs—What We Pay and Why

The principal compensation components for the NEOs are:

•
A base salary
•
An annual performance-based bonus paid in cash, and
•
A long-term performance-based incentive stock grant.

The NEOs are also eligible for benefits and perquisites that are part of a competitive compensation package that provides health, welfare, savings and retirement programs comparable to those provided to employees and executives at other companies in general industry.

Some compensation programs are related, meaning that the value of one program affects the value of another program. Increasing base salary increases target cash bonus and stock award opportunities, as well as savings, pension and disability benefits. Increasing or decreasing a bonus also affects pension and savings plan benefits, but long-term incentive awards are excluded from calculation of pension and savings plan benefits.

Executive Compensation: Compensation Discussion and Analysis

Supplementary Chart 13—Compensation Programs

Link to Pay Program Objectives; Purpose / Key Characteristics	Targeted Pay Opportunity Level
Long-term Incentives
• Pay for Performance
• Balance the goals, risk, rewards
• Recruit and retain
Motivate and reward long-term results by aligning efforts across the Company to achieve specific measurable results and increase long-term shareholder value. Performance RSUs and stock options are considered variable compensation, generally and granted annually as follows:

•

Performance-based RSUs (75% allocation) measured over a 3-year period and paid in stock, and

•

Stock options (25% allocation) that vest equally over 3 years and have a 10-year term

Combined base salary, target bonus and target long-term incentive between the medians of the two benchmark groups. Depending on actual performance, payouts could be above or below the target level. (1)
Annual Bonus
• Pay for Performance
• Balance the goals, risk, rewards
• Recruit and retain
Motivate and reward current results by aligning efforts across the Company to achieve specific measurable results. Bonuses are considered variable compensation, are based on annual performance and are paid in cash.	Combined base salary and target bonus between the medians of the two benchmark groups. Depending on actual performance, payouts could be above or below the target level. (1)

Base Salary
• Balance the goals, risk, rewards
• Recruit and retain
Compensate for day-to-day performance at the executive's level of responsibility based on skills, experience and accomplishments. Base salaries are considered fixed compensation and are paid in cash.	Between the medians of the two benchmark groups. (1)
Employee Benefits (2)
• Balance the goals, risk, rewards
• Recruit and retain
Health, welfare, disability and life insurance plans protect against catastrophic expenses and loss of income. The savings and pension plans provide retirement income.	Except for the few perquisites discussed following the 2013 Summary Compensation Table on page 54, the NEOs and other senior executives participate in the same benefit plans and on the same terms as all other employees; aggregate targeted value is around the median of general industry.
(1)
The Committee may vary from these guidelines based on its assessment of an executive's experience and level of contribution to the Company's current and future success, as well as the executive's compensation history.
(2)
The benefit plan descriptions in this Proxy Statement and accompanying the following charts provide an explanation of the major features of our employee benefit plans. These plans are administered and governed at all times by the official plan documents and the descriptions in this Proxy Statement of these plans are qualified in their entirety by reference to the applicable document. The Company reserves the right to amend, suspend or terminate the plans completely or in part at any time and for any reason. Stockholders may request a copy of a plan document by contacting the Corporate Secretary as provided on page 11.

DIRECTV

Target Pay Mix

Pay mix is the percentage of each of base salary, target bonus opportunity and target long-term stock-based awards to the total of these three pay components. We have set a target profile for the senior executives, including the NEOs (other than the CEO), to provide approximately 50% of annual pay opportunity in stock-based incentives, 25% in annual performance-based bonus and 25% in base salary.

Benchmarking Groups

Market data and comparisons to our benchmark groups of companies provide a reference point for compensation.

We recruit our senior executives from a wide range of industries. While some positions are media-specific, talented and experienced executives for other positions may be found in other industry sectors.

Since 2012, we have used two groups of companies to consider both the media industry and general industry compensation practices. We selected the two sets of companies using the same financial criteria. The selected companies range both above and below the Company in comparison factors such as revenue, market capitalization and net income. Certain companies that are significantly larger or smaller than the Company were excluded from the lists.

The media benchmark group focuses on companies in the media, telecommunications and multichannel video distribution industries. These companies reflect:

•
A broad set of companies in our industry
•
Companies that our existing media benchmark group had identified in their benchmark group ("peers of peers"), and
•
Other companies that listed us as a peer without regard to size or industry.

Generally, the selected general industry companies focus on sales and services to consumers rather than to businesses.

In our reviews of the two benchmark groups, we determined that our revenue, EBITDA, net income and market capitalization placed us near the top quartile of the media benchmark group, while in the general industry benchmark group, our revenue and EBITDA were near the top quartile, net income was at the median and market capitalization was below the median.

We use this general industry data to better understand pay levels, trends and practices for executives in similar jobs even though the companies are in different sectors and have different business models, products and services. These general industry companies tend to pay less than the media benchmark group, but nevertheless, we decided that reviewing the two benchmark groups' pay practices separately would help us make appropriate compensation decisions.

As noted in Supplementary Chart 13 on page 41, for the NEOs, we target pay levels between the medians of the pay data of the two benchmark groups.

Media Benchmark Group

There were no changes in the list of companies in 2013.

Cablevision Systems Corporation
CBS Corporation
CenturyLink, Inc.
Charter Communications, Inc.
Comcast Corporation
Discovery Communications, Inc.
DISH Network Corporation
Gannett Co., Inc.
Liberty Global, Inc.
News Corporation
Sprint Corporation
Time Warner Cable Inc.
Time Warner Inc.
Viacom Inc.
Walt Disney Company

Executive Compensation: Compensation Discussion and Analysis

General Industry Benchmark Group

For 2013, we removed Constellation Energy because it had been acquired and pay data was no longer available

The following table lists the 2013 general industry benchmark group.

3M Company
Abbott Laboratories
Altria Group, Inc.
American Express Co.
Bristol Myers Squibb Co.
CIGNA Corp.
Colgate Palmolive Co.
Cummins Inc.
Deere & Co.
Eaton Corp
Emerson Electric Co.
General Mills Inc.
Kimberly Clark Corp.
McDonalds Corp.
Medtronic Inc.
PepsiCo Inc.
Southern Co.
Textron Inc.
US Bancorp
Xerox Corp.

Severance Plans and Post-Termination Compensation

In 2012, we adopted a CEO Severance Plan and an Executive Severance Plan. Based on the independent consultant's previous research on the benchmark groups, and the Committee's own experience, pre-established arrangements to settle compensation and benefits help to retain key executives by providing assurances of appropriate treatment to the executives upon termination of employment. This allows the executive to focus his or her attention on the interests of the Company. These arrangements support the development of an experienced management team and are competitive with practices among the benchmark groups. In particular, following an executive's involuntary termination (other than for cause), we believe that these plans provide for rapid transition out of the Company that is appropriate for the executive and consistent with the objectives of the Company's compensation programs. The severance arrangements include restrictions not to compete with the Company and not to solicit employees to leave the Company. We consider the value of these restrictions when determining the levels of post-employment compensation. There are no tax gross-ups.

For more information on post-termination compensation, see "Potential Payments upon Termination or Change in Control" beginning on page 70.

Change in Control—"Double Triggers"

The terms and conditions of the stock awards generally require a "double trigger" for accelerated vesting. A "double trigger" is a change in control of the Company followed by a termination of the executive's employment other than by resignation or for cause. We have no other agreements, arrangements or other programs for the NEOs or other employees in which entering into or completing a change in control of the Company (i) provide additional compensation to be paid, (ii) provide tax gross-ups, or (iii) provide for accelerated vesting or payment of compensation, except for The DIRECTV 2010 Stock Plan approved by stockholders on June 3, 2010 (2010 Stock Plan).

In the 2010 Stock Plan, even upon the dissolution of the Company or other event where the Company does not continue as a public company, accelerated vesting does not apply where the Committee has provided for the substitution, assumption, exchange or other continuation of the award.

For more information, see "Change in Control" beginning on page 71.

2013 Compensation Planning Analysis and Decisions

CEO Compensation    As noted on page 33 and as discussed more fully in the 2013 Proxy Statement filed with the SEC on March 27, 2013, Mr. White agreed to forego a new

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employment contract and serves at the Board's discretion after his prior contract expired on January 1, 2013.

As part of the new compensation arrangements, Mr. White's annual base salary increased to $1.7 million in 2013, which is about average among CEOs in our media benchmark group.

His annual performance bonus remains targeted at 200% of base salary (unchanged since 2010) or $3.4 million for 2013. The actual amount of Mr. White's annual bonus will be based on achieving Company and individual performance goals set by the Committee and the Board each year, consistent with the bonus program for other senior executives.

The Committee intends that a large proportion of Mr. White's pay will continue to be in the form of equity awards to continue to align his compensation with shareholder interests. Consequently, the Board approved a $12 million stock option award effective in November 2012, which is scheduled to vest on December 31, 2015, after three years of continued service. For 2013, the Committee took into account the $4 million annualized value of the November 2012 stock option award (one-third of $12 million) and awarded $6 million in equity for 2013 in the form of (a) stock options ($1.5 million) and (b) performance-based RSUs ($4.5 million). The stock options vest annually at the rate of one-third of the original award each December 31, 2013, 2014 and 2015. The performance-based RSUs are subject to the same 2013-2015 performance metrics established for the other NEOs.

For 2013, the $6 million stock option and performance RSU award when combined with the $1.7 million base salary, the $3.4 million target performance bonus, and the $4 million annualized 2012 stock option award, provide a 2013 target total direct compensation opportunity valued at $15.1 million, which is about average for CEOs in the media benchmark group. The actual value earned from the bonus, stock option and performance RSU awards will be based on Company and individual performance and stock price gains or losses.

NEO Compensation The Committee evaluates changes in total direct compensation each year. The Committee reviewed a number of information sources before determining the annual compensation opportunities. See "Processes and Analytical Tools" on page 47. Although prior incentive pay earned is addressed in the tally sheets, an executive's annual compensation opportunities are linked to current and future performance and not based on or limited by accumulated compensation and incentive awards for past achievements. For additional information on tally sheets, see "Tally Sheets" beginning on page 48.

Compared to the benchmark groups, the 2012 pay levels for Messrs. Doyle, Churchill, Hunter and Pontual were competitive with our target levels. This information was used as part of our process to determine 2013 pay opportunities. Overall, these NEOs received a 2% average increase in 2013 target total direct compensation, consistent with increases for employees in general.

The CEO's 2013 target pay opportunity as compared to the next highest paid NEO and as compared to the average pay of the other four NEOs as a group is called our internal pay multiple. For 2013, the CEO's pay multiple is 2.1 times the second highest paid NEO, Mr. Churchill, and 3.3 times that of the average of the other NEOs (including Mr. Churchill).

Supplementary Chart 14 sets out the resulting 2013 compensation opportunity for the NEOs. It differs somewhat from the 2013 Summary Compensation Table on page 54, as it shows base salary at the approved rate for a full year, while the 2013 Summary Compensation Table shows actual salary paid during 2013. It also shows the annual target

Executive Compensation: Compensation Discussion and Analysis

bonus, which assumes that all 2013 goals are met at 100%, while the Summary Compensation Table shows the bonuses paid based on actual 2013 performance. Finally, Supplementary Chart 14 excludes the values for pensions, savings and other programs such as perquisites because the Committee considers them within the context of broader benefit programs and not as principal compensation programs, while the 2013 Summary Compensation Table includes them. "Target" in this chart assumes that, for the bonus and performance RSUs, 100% of performance goals are met and, for the performance RSUs, the stock price (which also affects the value of the RSUs) remains at the grant price and does not vary over the performance period.

Supplementary Chart 14—2013 Executive Officer Compensation Opportunity

		2013 Cash Bonus Opportunity		2013-2015 Stock-Based Grants Opportunity
Name (a)	2013 Base Salary ($000) (b)	Target Bonus as % of Base Salary (%) (c)	Target Bonus Opportunity ($000) (d)	Target Stock Opportunity as % of Base Salary (%) (e)	Target Stock Opportunity ($000) (f) (1)	Total Annual Target Compensation ($000) (g)
Michael White	1,700	200%	3,400	588%(2)	10,000(2)	15,100
As percent of total	11%		23%		66%
Patrick Doyle	846	100%	846	190%	1,607	3,299
As percent of total	26%		26%		48%
Bruce Churchill	1,435	150%	2,153	245%(3)	3,511(3)	7,099
As percent of total	20%		30%		50%
Larry Hunter	1,128	100%	1,128	190%	2,143	4,399
As percent of total	26%		26%		48%
Romulo Pontual	930	80%	744	170%	1,581	3,255
As percent of total	29%		23%		48%

(1)
The amounts shown in column (f) are based on the grant date fair value of the 2013-2015 long-term incentives, which were allocated as performance RSUs and stock options. For additional detail, see the 2013 Grants of Plan-Based Awards table on page 58.
(2)
On November 7, 2012, Mr. White was granted 706,720 stock options valued at $12 million, with an exercise price of $49.49 and vesting on December 31, 2015. The amount shown in this chart is the equivalent annual amount as if one-third of the grant had been made each year during the 3-year vesting term, in addition to the 2013 equity awards. This is a typical method used to allocate the values of stock grants that are not made on an annual cycle to compare them to the value of grants to other executives made annually.
(3)
On February 9, 2012, in addition to the regular annual RSU grant, Mr. Churchill was granted 73,171 performance-based RSUs valued at $3 million (which is not expected to be an annual grant in the future). The amount shown in this chart is the equivalent annual amount as if one-third of the grant had been made each year during the 3-year vesting term, in addition to the 2013 equity awards. This is a typical method used to allocate the values of stock grants that are not made on an annual cycle to compare them to the value of grants to other executives made annually.

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4.    Our Roles, Policies Processes and Guidelines Related to Executive Compensation

Well-Defined Roles in Compensation Decisions

Compensation Committee

The Committee and the Board evaluate the CEO's performance and determine all adjustments to the CEO's pay, the CEO's annual bonus and all payouts of stock awards to the CEO. The Committee:

•
Reviews the assessments of Company performance provided by the CEO and other information provided by management, and
•
Accepts or adjusts the CEO's pay assessments for the other NEOs in light of analyses and advice provided by the consultant and the Committee's own evaluation of Company and NEO performance.

Although the Committee receives information and recommendations regarding the design and level of compensation of our NEOs from the independent consultant and management, the Committee makes the final decisions as to plan design and compensation levels for the NEOs.

In addition, the Committee, with assistance from the independent consultant and management:

•
Reviews NEOs' compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance
•
Determines annual bonus and long-term stock payouts based on actual performance against targets that are linked to Company performance, and approves base salary adjustments
•
Reviews tally sheets of total compensation and benefits for each executive officer to ensure the Committee understands all aspects of each executive officer's total compensation, and
•
Confirms that the total compensation paid to the CEO and the other NEOs is appropriate based on the Company's performance compared to the benchmark groups and otherwise as measured by financial measures, including stockholder returns.

Independent Compensation Consultant

To obtain access to independent and objective compensation data, analysis and advice, the Committee retained the services of an independent compensation consultant that is hired by and reports to the Committee. The Committee engaged Pay Governance LLC as its independent consultant (Consultant) and continued to use Pay Governance in that role through 2013.

To ensure independence of the Consultant, the Committee annually reviews all other services performed by the Consultant for the Company and we minimize such other work. The Consultant may have other relationships with the Company so long as those relationships do not interfere with its ability to provide independent advice to the Committee. The SEC and the stock exchanges have issued rules concerning the independence of advisors to Compensation Committees and the evaluation of potential conflicts of interest as an advisor. The Committee considered these rules in its annual review of the Consultant's independence. During 2013, Pay Governance LLC performed no work for management and the Committee confirmed the Consultant's continued independence.

Committee members can engage or initiate contact with the Consultant and have direct access to the Consultant without management involvement. The Consultant attends meetings as appropriate at the invitation of the Committee. Representatives of the Consultant attended all Committee meetings in 2013 and

Executive Compensation: Compensation Discussion and Analysis

generally attend executive sessions of the Committee.

The Consultant reviews briefing materials prepared by management for the Committee (including those on individual NEO compensation matters), calibrates plan designs, incentive opportunities and payouts with external performance information, and analyzes and provides objective advice and recommendations to the Committee on management's recommendations and proposals. The Consultant also gathers, evaluates and reports on competitive market data and other background information, including insight on incentive plan design trends in general industry or among the benchmark groups. Examples of these types of reports and projects that the Committee assigns to the Consultant may be found in the section "Independent Reports" on page 48.

The Consultant meets with Company management, including the CEO, from time to time, particularly when changes are contemplated to the bonus or stock incentive plans. The Consultant obtains information from Company management with regard to such matters as the Company's performance, business strategy and overall compensation plan design.

The Consultant also assists the Committee in designing compensation governance policies and with its periodic charter reviews.

Independent Legal Counsel

In 2013, the Committee continued to use Simpson Thacher & Bartlett, LLP (Simpson Thacher) as independent legal counsel. Simpson Thacher performs no work for management. The Committee reviewed the relationship for potential conflicts of interest under the latest SEC rules and confirmed its independence. During 2013, Simpson Thacher reviewed and advised the Committee on a legal and tax analysis prepared by the Company's General Counsel, relating to the 2010 Stock Plan.

CEO

The CEO provides the Committee with information to assist in the determination of annual base salaries, bonus payouts, stock plan payouts and whether to exercise its discretion to reduce bonuses or stock payouts from the maximum funding determined under those plans. The CEO provides:

•
An assessment of the performance of the business over the past calendar year and longer, including discussion of various business measures and the performance of each business unit and the primary operating areas
•
An assessment of individual performance of each NEO
•
Recommendations as to the level of compensation to be paid to each other executive officer, and
•
A self-assessment of his individual performance against objectives established at the beginning of each year.

Management

Senior management plays an important role because of its direct involvement in and knowledge of the business goals, strategies, experiences and performance of the Company.

Messrs. White, Hunter, Bosch, and our Vice President, Compensation, Benefits and Human Resources Information Systems, generally attend Committee meetings and provide information to the Committee. In addition, Mr. Doyle and the senior executives in the Investor Relations and Financial Planning departments recommend specific plan designs, performance measures and target levels of performance that are based on the short-term and long-term business plans and analyst reports.

Processes and Analytical Tools

The Committee uses an annual agenda to ensure that its key compensation-related topics are addressed and reviewed over the course of the year. The Committee considers a number of sources of information and uses various analytical tools to evaluate that information.

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The Committee works with the Consultant to review and discuss compensation-related trends and issues that may not yet be reflected in recent compensation data.

When setting pay levels, no particular weight is given to any factor, although compensation data from the benchmark groups is considered more relevant to our pay levels than other sources of information. The Committee relies on its judgment and experience to set compensation for each executive that is competitive with the benchmark groups, fair internally, and appropriate based on the Company's performance and on the executive's level of responsibility, experience and contribution.

Financial Performance Reviews

To evaluate past performance and to set future performance goals, the Committee reviews reports on past and forecasted financial and operational performance measures for the Company, DIRECTV US and DIRECTV Latin America, as well as analysts' consensus forecasts. The Committee also reviews the Company's performance relative to that of the benchmark groups in key financial measures.

Pay for Performance Alignment Reviews

The Committee regularly reviews analyses by the Consultant on the alignment between performance and realizable pay. Realizable pay is compared to Company performance, benchmark groups' performance and the benchmark groups' NEO earned and estimated pay. Realizable pay consists of actual base salary and bonuses earned, in-the-money value of stock options, end of period restricted stock value, and earned or estimated performance plan payouts during a historical three-year period.

For purposes of this CD&A, the three-year period used to assess pay and performance alignment against the benchmarking groups was 2010 through 2012 because, for most companies, 2013 financial data was not available at the time of the evaluation. For performance during 2010-2012, we measured the compound annual growth rates of CFBIT, revenue, and three-year and five-year TSR, each as compared to our benchmark companies. When we compare actual pay and actual performance, we use the relative percentile ranking of each to evaluate the alignment between pay and performance.

Independent Reports

The Committee also reviews materials prepared or reviewed in advance of Committee meetings by the Consultant. These materials typically include:

•
Annual report of executive pay opportunity against benchmark group data
•
Review of the performance measures and the difficulty of achieving them
•
Progress on achieving desired executive stock ownership levels
•
Changes in the benchmark group companies
•
Stock utilization
•
The assessments of the Company's pay programs by third-party "governance/proxy advisors"
•
Analysis and advice on compensation programs or changes to existing programs, and
•
Trends and best practices in compensation design and disclosure.

Tally Sheets

Tally sheets enable the Committee to evaluate the full range of executive compensation, understand the magnitude of potential payouts as a result of termination of employment, and consider changes to our compensation programs in light of "best practices" and emerging trends. Our tally sheets (i) summarize the value of each pay program, including benefits and perquisites, and the total of an executive's compensation over the current and previous years, (ii) summarize the amounts payable upon termination of employment under different scenarios and through programs such as pensions and savings that have accumulated over a number of years of service, and (iii) summarize

Executive Compensation: Compensation Discussion and Analysis

cumulative payments over the past five years for base salary, bonuses and stock payments.

Stock Ownership

Stock ownership is an additional way to align the financial interests of the executive officers with those of our stockholders.

Our stock ownership guidelines cover all elected officers of the Company and executive vice presidents who report to the CEO. These executives are required to acquire and hold until retirement, resignation or other termination of employment, shares of Common Stock equal in value to a multiple of the executive's base salary. The multiple for the CEO is six times base salary and the multiple for the other executives is three times base salary (for elected officer senior vice presidents, two times). We count directly and beneficially owned shares, vested performance RSUs, vested in-the-money stock options and shares or equivalents held in the savings plans. Each executive has five years to attain the required ownership level.

We believe that these target levels of ownership and the five-year accumulation period provide an appropriate balance between the interests of shareholders (i) to link an executive's compensation and accumulated wealth to increasing the stock price, (ii) to avoid the risk of excessive concentration of stock ownership that could affect business decisions by management, with (iii) an executive's interest for an appropriate opportunity to diversify personal assets.

As of our annual review in 2013, each of the NEOs meets the required standard.

Stock Usage

We monitor the number of shares issued under the 2010 Stock Plan and the annual number of shares awarded under incentive programs. In 2013, the Committee amended the 2010 Stock Plan to reduce the maximum number of shares authorized for equity awards to 40 million shares, plus outstanding awards, plus shares of outstanding awards which, after December 19, 2013, are forfeited, expire, are cancelled without delivery, or otherwise result in the return of such shares to DIRECTV. This reduction in shares reserved for equity awards was consistent with the reduction in common shares outstanding from share buyback programs. For further information, see "Equity Compensation Plan Information" on page 105, and the Form 8-K filed by DIRECTV with the SEC on December 24, 2013.

Stock Trading Controls, Hedging, Short Sales and Pledging

We maintain a policy that is applicable to all employees and the Board of Directors and prohibits insider trading and ownership of financial instruments or participating in investment strategies that hedge the economic risk of owning Company stock, including share pledging through margin accounts or as collateral.

NEOs generally are permitted to trade shares of the Company's Common Stock only during limited periods after public dissemination of the Company's annual and quarterly financial results. The Company permits our executives to enter into plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act in order to permit our executive officers to prudently diversify their asset portfolio and to assure that stock options may be exercised before their scheduled expiration date consistent with our policies. The General Counsel of the Company or his designee must approve such plans.

Recovery of Compensation

Recovery of compensation is also known as a "recoupment" or "clawback" policy. Our policy applies to performance-based pay.

We believe in pay for performance. We also believe that pay that was earned because of improperly stated performance should be returned to the Company and its stockholders.

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It is our policy to take reasonable efforts to recover cash and stock incentive awards in excess of the properly recalculated incentive awards that had been paid to executives based on financial or operating results that were subsequently restated or adjusted for any of the three prior years. Depending on the facts and circumstances, we may also seek recovery of the excess awards from present and former non-executive managers and employees. This policy is intended to be interpreted in a manner consistent with any applicable rules and regulations adopted by the SEC, NASDAQ or NYSE as contemplated by the Dodd-Frank Act and any other applicable law and shall otherwise be interpreted in the best business judgment of the Company and the Committee.

Tax and Accounting Implications of Compensation

Base salaries and cash bonuses are generally considered taxable income to the executive and compensation expense to the Company when earned. We have no agreements, arrangements or other programs that provide tax gross-ups, other than for reimbursement for certain types of expenses under our relocation program that are treated as taxable income for the recipient.

Accounting for Savings and Pension Plans:    Under Section 401(k) of the Code, which applies to the 401(k) Savings Plan, and Section 409A of the Code, which applies to the Restoration Savings Plan, the Restoration Pension Plan and the Executive Savings Plan, executive and Company contributions to the plans are not treated as current income to the executive. The related income taxes are deferred until the amounts are paid out to the executive, typically upon termination of employment. Further, for tax purposes, the Company defers recognition of the compensation expense for the executives' contributions to the Section 409A plans until payout.

Accounting for Stock Awards:    We record compensation expense for performance RSUs

and stock options on a straight-line basis over the service period of up to three years, based upon the fair value of the award on the grant date, and adjusted for anticipated payout percentages related to the achievement of performance targets and reduced for forfeitures in accordance with the Financial Accounting Standards Board's accounting standard for stock compensation.

Tax Deductible Compensation:    The Committee considers the potential impact of Section 162(m) of the Code on compensation decisions.

Section 162(m) disallows a tax deduction by the Company for compensation exceeding $1 million in any taxable year for each of the CEO and the other three highest compensated senior executive officers, excluding the CFO. Performance-based compensation is excluded from the $1 million limitation for plans that are approved by the stockholders of the Company and that meet certain other technical requirements; contributions to pre-tax savings plans are also excluded. Our annual bonuses, performance RSUs and stock options are intended to meet the performance-based compensation requirements, while base salary and perquisites do not.

Based on these requirements, the Company believes it is entitled to a tax deduction for compensation paid to executive officers during 2013, other than an estimated $1 million of base salary and perquisites for Messrs. White, Churchill and Hunter. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), we can give no assurance that compensation intended to satisfy the requirements for deductibility does, in fact, do so.

Compensation arrangements that are not fully deductible have been considered by the Committee from time to time, and may be considered in the future. While accounting and tax treatment are relevant compensation issues, the Committee believes that

Executive Compensation: Compensation Discussion and Analysis

stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in non-deductible compensation expenses for tax purposes.

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No Material Inappropriate Risks in Executive and Employee Compensation Programs

Compensation risk assessment supports the integrity of the pay programs.

We are aware of the focus on the possible relationship between risk and incentive compensation in light of management's responsibility to manage risk. It is not possible to continue to increase the revenues of the Company and enhance long-term stockholder value without assuming some reasonable level of risk. We can identify, manage and monitor the risks, but not eliminate them. For more information about the role of our Board in risk management oversight, please see page 16.

Understanding and managing risk extends to our executive and employee compensation programs, which include base salaries, variable pay consisting of annual performance-based bonuses and long-term incentives, as well as employee benefits such as savings, retirement and medical plans, and perquisites such as the complimentary DIRECTV service that we provide our employees.

We have evaluated our compensation programs and believe that our compensation programs do not create issues that are reasonably likely to have a material adverse effect on the Company. We base this opinion, in part, on a number of key points.

•
Independent Review  In 2013, the independent Consultant reviewed our incentive programs and found no program features that might encourage management to incur significant risk to the Company. The Committee reviewed the Consultant's report and concurred with that conclusion.
•
Regular Monitoring  A significant portion of employee and executive compensation is variable and performance based. Our Compensation Committee designs, administers or provides oversight to these programs and reviews performance forecasts during the year and performance results at the end of the year. The Consultant advises the Committee on the alignment of performance and pay. Different Company departments monitor the performance results during the year, including Finance, Accounting, Legal and Human Resources.
•
Overlapping Performance Periods and Alignment with Long Term Growth  We operate concurrent annual and three-year performance programs to balance the risk of short-term focus over longer-term results. To encourage and reward sustained performance improvements, a significant portion of middle and senior management's variable compensation is based on measuring Company performance over multiple years before determining the payouts. The specific performance targets are aligned with the annual and longer-term business plans that we review with the Board each year.
•
Checks and Balances  Our incentive program designs include features that provide checks on excessive payouts, such as maximum performance and payout caps; that require threshold performance levels to earn the minimum incentive payment; and that provide the Company with the ability to recover incentive payments when financial or operating results are restated. The Compensation Committee may, in its sole discretion, reduce, but not increase, the payouts for each variable pay program for the NEOs in order to incorporate performance results other than those directly measured by the variable pay program.
•
Delayed Payouts After Termination of Employment  Executives and managers whose employment terminates due to retirement, disability, or involuntary termination without cause may retain eligibility for a portion of bonuses and RSUs. However, the scheduled payment date generally remains at the end of the full performance period and is not accelerated.

Executive Compensation: No Inappropriate Risks

Further, these performance awards generally continue to be subject to adjustment for Company performance until the end of the performance period; in some cases, this may be up to two years following termination of employment. Executives and managers who resign or are terminated by us for cause generally forfeit all bonuses and RSUs.
•
Significant Stock Ownership Among Our Executives  To align our top executives'

compensation and personal net worth with stockholder interests in increasing the value of the Company, a significant portion of the variable compensation is paid in shares of stock and we require the executive to own a significant amount of Company stock until the executive's employment by the Company ceases. It is our policy that executives may not hedge the economic risk of owning our stock or pledge shares.

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5. 2013 Summary Compensation Table and Related Tables

The 2013 Summary Compensation Table shows the compensation paid or accrued by the Company for the NEOs. Please note the discussion and interpretation of Mr. White's multi-year stock option grant in the section titled "Stock Awards and Option Awards" on page 55.

2013 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Option Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (f)	Change in Pension Value and Non-qualified Deferred Compensation Plan Earnings ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Michael White	2013	1,694,167	4,500,049	1,500,006	4,300,000	211,247	333,193	12,538,662
Chairman,	2012	1,555,782	0	12,000,106	4,000,000	163,421	323,957	18,043,266
President and Chief Executive Officer	2011	1,517,769	0	0	3,900,000	201,320	317,989	5,937,078
Patrick Doyle	2013	842,771	1,205,598	401,870	969,000	418,528	83,950	$3,921,717
Executive Vice President and	2012	821,162	1,306,387	391,885	926,000	1,350,721	81,069	4,877,224
Chief Financial Officer	2011	800,020	1,557,201	0	749,000	860,193	81,677	4,048,091
Bruce Churchill	2013	1,429,619	1,883,485	627,829	2,021,000	242,841	146,020	$6,350,794
Executive Vice	2012	1,389,634	5,375,579	612,521	2,428,000	178,911	160,926	10,145,571
President and President DIRECTV Latin America and New Enterprises	2011	1,332,500	1,929,243	0	2,308,000	186,510	150,941	5,907,194
Larry Hunter	2013	1,123,694	1,607,431	535,816	1,241,000	864,681	102,355	$5,474,977
Executive Vice	2012	1,088,472	1,741,850	522,509	1,185,000	2,221,526	98,744	6,858,101
President and General Counsel	2011	1,025,024	1,865,442	0	1,170,000	1,594,889	116,077	5,771,432
Romulo Pontual	2013	930,020	1,185,823	395,269	818,000	109,968	57,208	$3,496,288
Executive Vice President and Chief Technology Officer	2012	925,720	1,240,143	372,008	780,000	81,418	85,097	3,484,386

Officers—column (a)

Mr. White is the Chief Executive Officer, Mr. Doyle is the Chief Financial Officer and Messrs. Churchill, Hunter and Pontual are the other NEOs.

Mr. White is also a director and Chairman of the Company, but earns no additional compensation in that capacity. Charitable matching contributions in Mr. White's name under the Company's charitable contribution program are reported in column (h), All Other Compensation and discussed on page 57.

Salary—column (c)

The amounts shown in column (c) include amounts that the executive contributed to the 401(k) Savings Plan, the Restoration Savings Plan and the Executive Savings Plan. The base salary amounts differ from the amounts shown in Supplementary Chart 14 on page 45 due to the timing of salary increases (generally in the first calendar quarter of the year, and not always on January 1).

Executive Compensation: 2013 Summary Compensation Table

Stock Awards and Option Awards—columns (d) and (e)

The amounts shown in columns (d) and (e) represent the grant date fair value of stock-based incentive compensation grants.

•
Mr. White did not receive equity awards in 2011 or 2012, except for the stock option award late in 2012 as described below. Instead, in 2010, Mr. White was awarded a single "up front" incentive grant valued at approximately $27 million ($9.1 million per year) over the three years of his initial employment contract.
•
As part of Mr. White's new employment arrangements discussed in our Form 8-K filed with the SEC on November 2, 2012, (the November 2012 8-K), on November 7, 2012, he was awarded a stock option for 706,720 shares of stock that is scheduled to vest on December 31, 2015. The option was valued at $12 million using the Black-Scholes valuation method at the date of the award.
•
For the CEO and the other NEOs, the 2013 RSUs and 2013 stock options were granted on February 15, 2013 and are valued in columns (d) and (e) at the $49.19 per share closing price of the Common Stock on that date.

For a discussion of the assumptions made in the valuation of the amounts shown in columns (d) and (e), refer to Note 17: Share-Based Payment of the Notes to the Consolidated Financial Statements of Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 24, 2014 (the 2013 10-K). For additional information about these awards, see the 2013 Grants of Plan-Based Awards Table and related discussion beginning on page 58.

The maximum amounts of the target stock awards granted in 2013 as shown in column (d), valued at the grant date price per share and assuming (i) achievement of the maximum 150% of the three-year performance goals ending December 31, 2015, and (ii) no increase in stock price, are: Mr. White

$6,750,074; Mr. Doyle, $1,808,397; Mr. Churchill, $2,825,229; Mr. Hunter, $2,411,147; and Mr. Pontual, $1,778,736.

Non-Equity Incentive Compensation—column (f)

The amounts shown in column (f) represent performance-based bonuses earned under the Bonus Plan for performance during 2013, but actually paid in 2014, and include amounts that the executive contributed to the 401(k) Savings Plan and the Restoration Savings Plan.

Change in Pension Value and Non-Qualified Deferred Compensation Plan Earnings—column (g)

The amounts shown in column (g) are the change in value of each NEO's accumulated pension benefit as of December 31, 2013 compared to December 31, 2012. Mr. White commenced pension plan participation in 2011 and had no pension benefits accrued or earned in 2010. Refer to Note 14: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our 2013 10-K for a discussion of the assumptions made in the valuation of the amounts shown. For additional information about the pension plan, see "Understanding the 2013 Pension Benefits Table" on page 64.

The amounts in column (g) do not include any earnings in non-qualified deferred compensation plans because none of the earnings in those plans exceed market rates. For additional information about the non-qualified deferred compensation plans and the earnings for those plans, see "Understanding the 2013 Non-Qualified Deferred Compensation Table" on page 67.

All Other Compensation—column (h)

The Company provides health and welfare benefit plans to its employees and executive officers that are comparable to benefits provided by other major companies, including medical, dental and vision care; life insurance

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and dependent life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; paid time-off for illness, vacations, holidays and other personal needs; and matching contributions for charitable or political action committee contributions. Because we provide these health and welfare benefit programs to all employees generally, the value of these programs is excluded from this column.

Supplementary Chart 15 provides details on the amounts disclosed in column (h).

Supplementary Chart 15—All Other Compensation

Name (a)	Perquisites and Other Personal Benefits ($) (b)	Company Matching Contributions to Defined Contribution Savings Plans ($) (c)	Other ($) (d)	Total ($) (e)
Michael White	68,412	239,787	24,994	$333,193
Patrick Doyle	4,075	75,705	4,170	$83,950
Bruce Churchill	3,921	138,040	4,059	$146,020
Larry Hunter	3,921	94,561	3,873	$102,355
Romulo Pontual	4,075	41,678	11,455	$57,208

Perquisites and Other Personal Benefits—column (b)

The Company does not provide tax gross ups or reimbursements, executive medical, car allowances, tax or financial planning, or club memberships. For the following few perquisites that we do provide, the Company follows IRS guidelines to report the value as income to the executive and withhold the appropriate taxes from the executive's pay.

The amounts in column (b) of Supplementary Chart 15 include the personal use of Company aircraft and Company-paid premiums for long-term disability insurance and personal liability insurance. Tickets to sporting and other entertainment events are sometimes provided, without charge, to certain employees, including the NEOs, to attend these events for business purposes. Tickets are made available to employees, including the NEOs, for personal use only if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to personal use of these tickets because the tickets were purchased by the Company for business purposes.

The Company owns a plane that is available to NEOs for business travel. When not needed for business travel, the plane is available for personal use on a limited basis and only as approved by the CEO. The Board encourages the CEO to use the Company plane even for personal travel to ensure his personal safety and maximize his availability for Company business. For Mr. White, the amount shown includes $64,491 for personal use of the Company plane. This is the incremental cost to the Company including the average cost of fuel, in-flight catering, landing, hangar and parking fees, other variable fees and crew travel expenses. Because the Company uses the plane primarily for business travel, we do not include ownership costs or aircraft maintenance expenses that do not change based on usage.

We provide long-term disability insurance equal to 60% of base salary and personal liability insurance with a coverage limit of $10 million,

Executive Compensation: 2013 Summary Compensation Table

both at no cost to a limited number of executives, including all of the NEOs.

Executive officers may also receive post-employment benefits, which are discussed in "Potential Payments upon Termination or Change in Control" beginning on page 70.

Company-Matching Contributions to Savings Plans—column (c)

The amounts shown in column (c) of Supplementary Chart 15 include Company matching contributions to three savings plans, the 401(k) Savings Plan, the Restoration Savings Plan and the Executive Savings Plan. The Company-matching contributions for executives in the 401(k) and Restoration savings plans are determined by the same rules as Company matching of employees' contributions generally. In 2013, the matching contributions to the 401(k) Savings Plan were $10,220 for Mr. White; $10,192 for Mr. Doyle; $10,200 for Mr. Churchill; $10,200 for Mr. Hunter, and $10,200 for Mr. Pontual. In 2013, the Company matching contributions to the Restoration Savings Plan were $172,000 for Mr. White; $36,879 for Mr. Doyle; $79,271 for Mr. Churchill; $46,182 for Mr. Hunter; and 0 for Mr. Pontual. In 2013, there were no matching contributions to the Executive Savings Plan for any of the NEOs.

Other—column (d)

The amounts shown in column (d) of Supplementary Chart 15 include:

•
Complimentary DIRECTV Service  We provide all full-time employees with complimentary DIRECTV service (including home installation) at the Premier level, plus local channels and a variety of premium programming packages. The NEOs also receive a DIRECTV HD DVR, and all other channels (including all subscription channels and HD).
•
Matching Charitable Contributions  Company-matching contributions to charities and political action committees are broad-based programs available to all employees and management and, under SEC rules, are not disclosed for individual NEOs. However, SEC rules also require disclosure of matching charitable contributions for Mr. White as a director. "Other" in column (d) includes $20,000 in matching contributions for Mr. White's contributions to qualifying charities. For more information, see "Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs" on page 26.

DIRECTV

2013 Grants of Plan-Based Awards

The 2013 Grants of Plan-Based Awards Table and the discussion following the table describe awards made under the Bonus Plan for 2013 and the award of RSUs and stock options under the 2010 Stock Plan.

2013 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (i)
									Exercise or Base Price of Option Awards ($/SH) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael White	2/11/13	0	3,400,000	8,500,000
Patrick Doyle	2/11/13	0	846,000	1,692,000
Bruce Churchill	2/11/13	0	2,153,000	4,306,000
Larry Hunter	2/11/13	0	1,128,000	2,256,000
Romulo Pontual	2/11/13	0	744,000	1,488,000
Michael White	2/15/13				0	91,483	137,225			4,500,049
Patrick Doyle	2/15/13				0	24,509	36,764			1,205,598
Bruce Churchill	2/15/13				0	38,290	57,435			1,883,485
Larry Hunter	2/15/13				0	32,678	49,017			1,607,431
Romulo Pontual	2/15/13				0	24,107	36,161			1,185,823
Michael White	2/15/13							89,074	49.19	1,500,006
Patrick Doyle	2/15/13							23,864	49.19	401,870
Bruce Churchill	2/15/13							37,282	49.19	627,829
Larry Hunter	2/15/13							31,818	49.19	535,816
Romulo Pontual	2/15/13							23,472	49.19	395,269

One-Year Performance Period (2013): Estimated Future Payouts under Non-Equity Incentive Plan Awards—columns (c), (d) and (e)

The amounts shown in columns (c), (d) and (e) show the range of potential 2013 annual bonus amounts. We use the annual bonuses to focus the NEOs on financial and operating results over the course of the year. Elected officers are the only participants in the Executive Officer Cash Bonus Plan, while other employees participate in separate bonus plans. The target value of an executive's bonus is based on the percentage of base salary set by the Committee assuming achievement of 100% of the performance goals. The Committee sets the maximum bonus amount that may be earned by each elected officer at the beginning of the performance period. The maximum 2013 Bonus Plan fund was

Executive Compensation: 2013 Grants of Plan Based Awards

$8.5 million for the CEO, and two times the target bonus for each of the other NEOs. Achieving target level performance provides a target level bonus. Performance that is below target reduces the bonus. Performance above target increases the bonus up to the maximum. The 2013 performance measure and the maximum funding formulas are discussed beginning on page 35. The Committee may reduce, but not increase above the maximum, a bonus earned at the end of the performance period based on its evaluation of Company and individual performance. In measuring performance, the Executive Officer Cash Bonus Plan excludes any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or material portion of the Company), any change in accounting policies or practices, and effects of any special charges to the Company's earnings. To focus further on DTVLA's operating performance as a component of overall company performance, we exclude the effects of currency rate fluctuations during the year. The amounts actually earned and paid to the NEOs for 2013 are shown in the 2013 Summary Compensation Table in column (f) on page 54. References to the Executive Officer Cash Bonus Plan are qualified in their entirety by reference to the full plan filed as Annex B to the DIRECTV Definitive Proxy Statement filed by DIRECTV with the SEC on April 21, 2010.

Three-year Performance Period (2013-2015): Estimated Future Payouts under Equity Incentive Plan Awards—columns (f), (g) and (h)

The amounts shown in columns (f), (g) and (h) represent the number of performance-based RSUs granted in 2013. Elected officers are the only participants in this plan, while other executives and senior management participate in a similar, but separate, plan with the same performance measures. The RSUs promote the long-term growth of the Company and increasing stockholder value. When the Committee determined the target 2013 equity award value for each NEO, including the CEO, the award value was allocated as 75% performance-based RSUs and 25% stock options. The target RSU award value was converted to RSUs based on the value of the stock on the grant date.

The three-year performance period is January 1, 2013 to December 31, 2015. The performance goals were based on the compound annual growth rates necessary to achieve the 3-year business plan updated in the first quarter of 2013. Performance ranges around those goals were developed at the same time and reflect our determination of the difficulty of exceeding the goals and consequences for falling short. In measuring performance, the 2010 Stock Plan excludes any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Company (or material portion of the Company), any change in accounting policies or practices, and effects of any special charges to the Company's earnings. The Committee determined that the February 2013 Venezuela currency devaluation resulted in a special charge and that income associated with a change in Mexican tax laws resulted from a change in accounting practices and therefore excluded these items when evaluating 2013 performance in each outstanding RSU award and also determined to exclude future changes in Venezuelan currency for determining performance against the applicable performance goals.

The Committee grants long-term stock-based incentives to executives annually, typically during the first quarter of the calendar year and at the same time as it sets performance goals for the year. A new three-year performance plan is established and RSUs are granted each year to participants, resulting in three such plans operating concurrently at any one time after the first two years.

Achieving target level performance provides a target level stock payout. Performance that is

DIRECTV

below target reduces the payout and performance above target increases the payout up to the maximum. When RSUs are granted, the Committee also sets the maximum number of RSUs that may be earned by each elected officer at the end of the three-year performance period. The maximum number of shares that may be earned in the 2013-2015 RSU Plan is 150% of the target number of shares. The value of the share payout also depends on the market value of the shares at the end of the three-year performance period. At the Committee's discretion, RSU awards may be paid in cash in lieu of stock.

The 2013-2015 RSUs were granted with dividend equivalents, which would provide additional value if the Company pays dividends during the three-year performance period. The dividend equivalents would be paid or cancelled in the same manner and at the same time as the underlying RSUs are paid or cancelled at the end of the three-year performance period. The dividend equivalents would be payable as cash, but we reserve the right to convert the payment to shares.

No stock is issued until (i) the performance measurement period is completed, (ii) the Committee determines the actual level of performance, and (iii) the Committee determines the number of RSUs to be converted one-for-one into shares of Common Stock to be issued to each executive. The Committee may reduce, but not increase, the number of shares earned at the end of the performance period based on its evaluation of Company and individual performance.

The 2013-2015 RSU performance measures and the performance and payout ranges are discussed on page 39. There were no modifications to any current or previous stock awards made to the NEOs.

All Other Option Awards: Number of Securities Underlying Options and Exercise Price—columns (i) and (j)

The amounts shown in columns (i) and (j) are the numbers of stock options awarded during

2013 and the related exercise price per share. The NEOs' options vest and become exercisable at the rate of one-third of the awarded number of options each year for 3 years. The options for each NEO may vest and become exercisable earlier as discussed in "Potential Payments upon Termination or Change in Control" beginning on page 70. The options expire after ten years or earlier under certain terminations of employment. The options were awarded without dividend equivalents. The options have value or are "in-the-money" when the current stock market price for DIRECTV common stock exceeds the exercise price. The options have no value or are "underwater" when the current stock market price is less than the exercise price.

Grant Date Fair Value of Stock and Option Awards—column (k)

The amounts shown in column (k) represent the fair value of the 2013 RSU and stock option awards on the grant date, and assume that the target number of RSUs is earned under the plan.

The RSUs in column (g) were granted to the NEOs on February 15, 2013, and are valued in column (k) at the $49.19 per share closing price of the Common Stock on that date. This valuation does not include any potential value for dividend equivalents, because the Company currently does not pay dividends. Similarly, the 2013 Summary Compensation Table on page 54 does not include any potential value for dividend equivalents.

The stock options in column (i) were granted to the NEOs on February 15, 2013, with the market closing price on the award date as the exercise price. The previously approved target award value was converted to the number of options awarded based on the Black-Scholes value determined as of the award date and using the closing market price on that date. The options are valued in column (k) at the Black-Scholes value.

Executive Compensation: 2013 Outstanding Equity Awards

2013 Outstanding Equity Awards at Fiscal Year-End

This table and the discussion following the table provide information on all equity awards granted to the NEOs that were outstanding as of the end of 2013.

2013 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Option Value at Year-End ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Mike White	2/15/13						91,483	6,317,816
	11/07/12	0	706,720	49.49	11/07/22	13,830,511
	2/15/13	29,691	59,383	49.19	2/15/23	1,769,901
Totals		29,691	766,103			15,600,412	91,483	6,317,816
Patrick Doyle	2/09/12						43,011(2)	2,970,340
	2/15/13						24,509(3)	1,692,592
	2/17/12	20,096	10,049	44.98	2/17/22	725,892
	2/15/13	7,954	15,910	49.19	2/15/23	474,178
Totals		28,050	25,959			1,200,070	67,520	4,662,932
Bruce Churchill	2/09/12						176,983(2)	12,222,446
	2/15/13						38,290	2,644,308
	2/17/12	31,410	15,707	44.98	2/17/22	1,134,578
	2/15/13	12,427	24,855	49.19	2/15/23	740,794
Totals		43,837	40,562			1,875,372	215,273	14,866,754
Larry Hunter	2/09/12						57,348(2)	3,960,453
	2/15/13						32,678(3)	2,256,743
	2/17/12	26,794	13,399	44.98	2/17/22	967,848
	2/15/13	10,606	21,212	49.19	2/15/23	632,224
Totals		37,400	34,611			1,600,072	90,026	6,217,196
Romulo Pontual	2/09/12						40,830(2)	2,819,720
	2/15/13						24,107(3)	1,664,830
	2/17/12	19,076	9,540	44.98	2/17/22	689,074
	2/15/13	7,824	15,648	49.19	2/15/23	466,389
Totals		26,900	25,188			1,155,463	64,937	4,484,550

(1)
Mr. White's November 2012 stock options vest 100% on December 31, 2015, with no scheduled interim vesting. The remaining NEOs' February 2012 stock options vest one-third annually on December 31st of 2012, 2013 and 2014. All NEOs' February 2013 stock options vest one-third annually on December 31st of 2013, 2014 and 2015.
(2)
For performance-based RSUs granted in 2012 with a performance period of January 1, 2012 to December 31, 2014 (which is also the vesting date), the number of shares is shown at the maximum payout level because the current cumulative performance is between target and maximum performance levels. At target performance levels, the number of shares would be 28,674 for Mr. Doyle; 117,989 for Mr. Churchill; 38,232 for Mr. Hunter; and 27,220 for Mr. Pontual. Mr. White did not receive a 2012-2014 RSU award.
(3)
For performance-based RSUs granted in 2013 with a performance period of January 1, 2013 to December 31, 2015 (which is also the vesting date), the number of shares is shown at the target payout level because the current cumulative performance is between threshold and target performance levels.

DIRECTV

Columns (c), (d), (e), (f) and (g) show information for stock options.

Column (h) shows outstanding RSU grants whose three-year performance periods are still in progress and not yet ended.

The values of the stock options are shown in column (g) and the values of the unvested RSUs are shown in column (i) based on the $69.06 per share closing stock price on December 31, 2013. The actual value of each stock option and RSU grant varies with the stock price and, for RSUs, also with the Company's performance against the targets.

The information in columns (g) and (i) of this table is related to the information in the 2013 Summary Compensation Table, on page 54, columns (e) and (d), respectively. All outstanding awards at year-end are shown in columns (g) and (i) of this table at the closing market price of $69.06 per share on December 31, 2013 and, for RSUs, adjusted for cumulative actual performance. The Stock Awards and Option Awards values shown in the 2013 Summary Compensation Table, columns (d) and (e) respectively, on page 54, represent the 2013 grant date values for equity awards granted in 2013 and, for RSUs, assume 100% performance.

Executive Compensation: 2013 Option Exercises and Stock Vested

2013 Option Exercises and Stock Vested

This table and the notes following provide additional information regarding the compensation realized by the executives in 2013 due to the exercise of stock options and the acquisition of shares upon the distribution of RSUs.

2013 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Michael White	0	0	N/A	N/A
Patrick Doyle	0	0	38,234	$2,868,315
Bruce Churchill	0	0	47,368	$3,553,547
Larry Hunter	0	0	45,802	$3,436,066
Romulo Pontual	0	0	29,752	$2,231,995

Stock Options    No stock options were exercised in 2013.

Vested stock awards    The amounts shown in column (d) are from the 2011-2013 RSU grants and are valued in column (e) at the $75.02 per share closing market price on February 21,

2014 when the taxable value of the shares to be distributed was determined.

Mr. White did not receive a 2011-2013 RSU grant, and thus, no shares are shown in column (d).

DIRECTV

Understanding the 2013 Pension Benefits Table

We provide an employee pension program with total pension values allocated between two components, the Pension Plan and the Restoration Pension Plan. The Restoration Pension Plan is a benefit restoration plan, designed to replace pension benefits that would otherwise be limited by IRS regulations for the Pension Plan. Eligibility and benefit formulas in both the Pension and Restoration Plans are the same for employees and executives. All employees whose compensation or pension benefit exceeds legislated pay limits on the Pension Plan automatically participate in the Restoration Pension Plan. In the pension benefit formulas, the maximum benefit amount permitted by applicable law and regulations is paid from the Pension Plan and the balance is paid from the Restoration Pension Plan.

The pension plans provide benefits based on an employee's length of service and pay. Pension benefits are determined, in part, using the employee's actual age and years of benefit service. Age and length of service for the NEOs are calculated on the same basis as for other employees. In the Restoration Pension Plan, as a practice, the Company does not provide additional years of age or benefit service and no NEO has been credited with additional years of age or benefit service.

Benefit Formulas

There are two benefit formulas provided by the Pension Plan and the Restoration Pension Plan applicable to the NEOs. Eligibility for a specific formula depends on the employee's date of hire. Each formula's benefits vest after three years of service.

The formulas are:

(i)
a Non-Contributory Benefit for employees hired on or after August 2, 1990, but before December 1, 2001, and
(ii)
a Retirement Growth Benefit, also called a cash balance benefit, which was established December 1, 2001 for employees hired after November 30, 2001.

Employees who were participants in the Non-Contributory Benefit as of December 1, 2001, will receive the better of that benefit or the Retirement Growth Benefit. Messrs. Doyle, and Hunter participate in the Non-Contributory Benefit, and will receive the better of the benefit under the Non-Contributory Benefit or the Retirement Growth Benefit. Messrs. White, Churchill and Pontual participate in the Retirement Growth Benefit.

The Non-Contributory Benefit is a final average pay benefit using the highest five out of the last 10 years of pensionable compensation. The Company calculates benefits as a percentage of final average monthly pay for up to 35 years of service (and a lesser percentage after 35 years of service) minus an offset for Social Security. The resulting amount is a monthly life annuity payable at Social Security Normal Retirement Age (SSNRA), which is 65, 66 or 67 depending on the year of birth. For early retirement within three years before the employee's SSNRA, this benefit is not reduced as long as the employee has at least ten years of continuous service on or prior to separation from service. Otherwise, the benefit is reduced. The Company uses actuarial conversion factors to determine the benefit under different payment options (see "Forms of Benefit Payments" on page 65).

The Retirement Growth Benefit provides an account-balance benefit based on (a) a percentage of pensionable compensation and (b) interest. The percentage of pensionable compensation increases by years of vesting service up to the maximum 4% per year after the employee's fifth year of service. However, for employees hired before December 1, 2006, the percentage is 4% per year. The formula

Executive Compensation: Pension Plans

provides an amount payable as a lump sum. The Company uses actuarial conversion factors to determine the benefit under different payment options.

Retirement Age

The plans assume that an employee's retirement age is the earliest of (i) the normal retirement age defined in the plan, (ii) age 65, or (iii) the earliest age when an employee has earned an unreduced retirement benefit. Participants under the Non-Contributory Benefit and the Retirement Growth Benefit are eligible to retire early beginning at age 55 after completing three years of service with the Company, which is when accrued benefits vest. The Plans also provide for retirement at earlier age and service levels, but the benefit is reduced. Messrs. White, Doyle, Churchill, and Hunter are currently eligible to retire under both the Pension Plan and the Restoration Pension Plan.

Pensionable Compensation

In the Pension Plan and the Restoration Pension Plan, benefits are determined using base salary and annual bonuses, which means that the value of a pension depends partially on achievement of business goals. Both Plans exclude the value of stock awards and all other long-term incentive awards. There is no double counting of compensation between the two plans.

Forms of Benefit Payments

The forms of benefit payments are similar in both of the plans. Employees may elect a different form and timing of benefit payments from each plan. Participants who terminate or retire may elect to receive benefits as a lump sum, a single life annuity, various joint and survivor annuities, various periods certain and a 10-year period certain and continuous.

The 2013 Pension Benefits Table provides additional information regarding each NEO's participation in the Company's pension plans and the present value of those benefits as of December 31, 2013. No actuarial pre-retirement decrements are used in these calculations. The benefit values were determined assuming that the NEOs will continue to earn the same amount of salary and bonus compensation as reported in the 2013 Summary Compensation Table on page 54 until retirement. Refer to Note 14: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our 2013 10-K, for a discussion of the assumptions made in the valuation of the amounts shown in column (d).

DIRECTV

2013 Pension Benefits

Name (a)	Plan name (b)	Number of years of credited service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Michael White	Pension Plan	4	35,189
	Restoration Pension Plan	4	540,798
Patrick Doyle	Pension Plan	20	653,954
	Restoration Pension Plan	20	3,820,551
Bruce Churchill	Pension Plan	10	128,610
	Restoration Pension Plan	10	1,259,680
Larry Hunter	Pension Plan	19	878,946
	Restoration Pension Plan	19	8,714,075
Romulo Pontual	Pension Plan	10	123,923
	Restoration Pension Plan	10	559,076

Executive Compensation: Non-Qualified Deferred Compensation Plans

Understanding the 2013 Non-Qualified Deferred Compensation Table

We provide three savings plans for employees and executives: a 401(k) Savings Plan, a Restoration Savings Plan and the Executive Savings Plan. These savings plans are sometimes referred to as "deferred compensation plans" because by contributing a percentage of their compensation to the savings plans, employees defer receipt of that money until the date they withdraw their savings balances. Under SEC rules, only the Restoration and Executive Savings plans are included in the following table.

The 401(k) Savings Plan is a broad-based employee savings plan. Employees may contribute base salary and annual bonuses up to dollar limits established annually by the IRS. We match 100% of employee contributions up to the first 4% of base salary and bonus the employee contributes. The Company matching contributions vest after two years of service. Employees may invest their contributions in a variety of funds, including a Company stock fund. Withdrawals from the 401(k) Savings Plan are permitted by applicable regulations.

The Restoration Savings Plan is designed to replace savings opportunities from base salary and annual bonuses that are reduced or otherwise limited by IRS rules for the 401(k) Savings Plan. Employee contributions to the Restoration Savings Plan begin after the employee has contributed the maximum possible amount permitted by the Code to the 401(k) Savings Plan. We allow eligible employees to save up to 50% of base salaries and up to 80% of bonuses in the Restoration Savings Plan, which increases their ability to save for retirement and allows executives covered by the stock ownership guidelines a greater opportunity to invest in the Company stock fund.

The Restoration Savings Plan has many features that mirror the 401(k) Savings Plan including Company matching contributions, vesting and investment choices. Employees may invest their contributions into the same funds that are available in the 401(k) Savings Plan. However, no actual monies are invested in these funds to avoid tax consequences that conflict with the pre-tax nature of this Plan, and, thus, these investments are referred to as "notional investments." To the extent that the notional investment gains exceed employee contributions at the date of distribution, the Company pays the increase in value. The Restoration Savings Plan permits distributions while employed and following termination of employment as a lump sum and as annual installment payments.

The Executive Savings Plan is a pre-tax savings plan. Contributions from base salary and bonuses earn interest at a rate that is fixed annually and approximates 120% of 10-year Treasury Note rates. Shares of Company stock contributed to the plan vary in value based on the closing stock price each day. The Plan permits distributions following termination of employment as lump sum or annual installment payments. The Plan does not currently permit additional contributions.

The 2013 Non-Qualified Deferred Compensation table and the discussion following provide information regarding each NEO's participation in the non-qualified savings plans. Other than earnings in column (e), all contributions are also reported in the 2013 Summary Compensation Table on page 54.

DIRECTV

2013 Non-Qualified Deferred Compensation

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c)	Company-Matching Contributions in Last FY ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawals/ Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)
Michael White	Restoration Savings Plan	229,567	229,567	343,413	—	2,133,892
	Executive Savings Plan	0	0	10,377,600	—	35,849,419
Patrick Doyle	Restoration Savings Plan	336,969	65,513	838,975	—	3,477,227
	Executive Savings Plan	0	0	71,972	—	262,680
Bruce Churchill	Restoration Savings Plan	299,238	127,840	1,121,446	—	5,073,738
Larry Hunter	Restoration Savings Plan	362,735	84,361	869,263	—	4,992,974
	Executive Savings Plan	0	0	137,911	—	1,716,374
Romulo Pontual	Restoration Savings Plan	47,216	31,478	439,686	—	1,650,525
	Executive Savings Plan	0	0	75,152	—	274,287

Executive Contributions—column (c)

The amounts shown in column (c) represent compensation that was earned in 2013 and that the NEOs elected to contribute to the Restoration or Executive Savings Plans. The amounts shown in column (c) that came from 2013 base salary and the 2013 bonus paid in early 2014 are also included in the 2013 Summary Compensation Table, columns (c) and (f), respectively, on page 54.

Company Matching Contributions—column (d)

The amounts shown in column (d) represent Company-matching contributions to the Restoration Plan. The matching amounts shown in column (d) that came from 2013 base salary and the 2013 bonus paid in early 2014 are included in the amounts shown in the 2013 Summary Compensation Table, column (h) on page 54 and the Supplementary Chart 15, column (c) on page 56.

Earnings—column (e)

The amounts shown in column (e) include gains or losses on notional investments in the Restoration or Executive Savings Plans. The interest and earnings from notional investments in this column are all at market rates and, therefore, are not included in the 2013 Summary Compensation Table, column (g) on page 54.

Mr. White's earnings and ending balance in the Executive Savings Plan are from his contribution of 518,880 shares of DIRECTV common stock that were earned from the 2010-2012 performance RSUs and that vested in early 2013 (and were reported in the 2013 proxy statement). The earnings represent the increase in stock price after his share contribution in 2013.

Executive Compensation: Non-Qualified Deferred Compensation Plans

Withdrawals and Distributions—column (f)

There were no withdrawals by or distributions to NEOs in 2013.

Year-End Balances—column (g)

The amounts shown in column (g) represent the closing balance as of December 31, 2013 in each executive's Restoration or Executive Savings Plan account. The balances shown have been adjusted to include the values of savings contributions from the 2013 bonuses paid in early 2014. Except for 2013 earnings, the balances include amounts currently or previously reported in the 2013 Summary Compensation Table on page 54.

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Potential Payments upon Termination or Change in Control

Plans and Agreements with the NEOs

We adopted a CEO Severance Plan and an Executive Severance Plan in 2012. Messrs. Doyle, Churchill, Hunter and Pontual participate in the Executive Severance Plan. While designing the plans, the Committee considered, among multiple factors, our previous practices and agreements upon termination of executives' employment, peer company practices, and our retention needs. In particular, we believe these plans benefit our shareholders by attracting and retaining executives in an environment where similar protections are offered by many of our peer companies.

We also believe that severance protection triggered by a change in control allows our executives to assess a potential change in control objectively, from the viewpoint of what is best for our shareholders, without regard to the potential impact on the executives' continued employment. We further protect shareholders' interests by using a "double trigger," so that a change in control does not itself trigger benefits to the executives; benefits are generally paid when an executive's employment terminates (other than for cause) as a result of the transaction. See further discussion at "Change in Control—"Double Triggers" on page 71.

No tax gross ups    There are no tax gross-ups in the severance plans.

Restrictions for non-compete and non-solicit    While employed and for one year after leaving the Company (for the CEO, two years), the executive will not compete with the Company or solicit employees to leave the Company. In consideration for complying with the post-employment restrictions following resignation, retirement, involuntary termination without cause or for Effective Termination, following the end of the post-employment restriction period, the Company will provide a cash payment equal to one year's base salary plus target bonus (as in effect at the time of termination). Eligibility for this payment may be cancelled at the time of employment termination, upon notice. Upon failure to comply with the post-employment restrictions, the cash amount will not be paid and unvested equity awards are subject to forfeiture and cancellation. We considered the value of these restrictions when determining the levels of post-employment compensation in the plans.

We intend to comply with Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the NEOs.

Definitions

In discussing these arrangements, the terms "Cause," "Disability" and "Effective Termination," have the following meanings.

•
"Cause" means (i) the executive is convicted of, or pleads guilty or nolo contendere, to a felony; (ii) the executive engages in conduct that constitutes continued willful neglect or willful misconduct in carrying out duties, resulting in economic harm to or damage to the reputation of the Company; or (iii) the executive breaches any material affirmative or negative covenant or undertaking, which breach is not substantially cured within 15 days after written notice (30 days for Mr. White). For Mr. White, "Cause" also requires an affirmative vote of 75% of the entire Board.
•
"Change in Control" means the occurrence of any of the following events: (1) a change in ownership of DIRECTV in which any one person, or more than one person acting in a group, acquires ownership of stock of DIRECTV that, together with stock held by such person or group, constitutes greater than 50% of the total fair market value or total voting power of the stock of DIRECTV;

Executive Compensation: Potential Payments

(2) a change in effective control of DIRECTV whereby any one person, or more than one person acting in a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of DIRECTV possessing 30 percent or more of the total voting power of the stock of DIRECTV, unless the members of the Board of Directors prior to the acquisition continue to constitute at least 75% of the members of the Board of Directors after such acquisition; or (3) a change in ownership of a substantial portion of DIRECTV's assets, which occurs on the date any one person, or more than one person acting in a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of DIRECTV that have a total gross fair market value greater than 50% of the total gross fair value of the assets of DIRECTV immediately before such acquisition.
•
"Disability" means the inability to substantially perform the executive's duties and responsibilities for a period of 120 consecutive days.
•
"Effective Termination" means for an individual executive, (i) a change in principal place of employment, (ii) any adverse change in the scope of job responsibilities or reporting relationship, (iii) an executive-specific reduction in pay, (iv) removal from eligibility for the plan, or (v) a termination of the plan or a reduction in the participants' rights or benefits under the plan.

Change in Control—"Double Triggers"

Generally, we have structured our plans and terms of equity awards with "double-triggers" in which both a completed change in control and a termination of employment are prerequisites for accelerated vesting of equity awards.

Other than the 2010 Stock Plan, the agreements, arrangements or other compensation programs for the NEOs or other employees, upon entering into or completing a change in control of the Company, (i) do not provide additional compensation to be paid, (ii) do not provide for accelerated vesting or payment of compensation, and (iii) do not provide tax gross-ups.

2010 Stock Plan    The Plan was approved by shareholders on June 3, 2010, and includes key provisions that provide the Committee flexibility to assure that employees are treated appropriately in a transaction that results in a change of control and that their interests and the interests of the Company and its stockholders will be addressed appropriately by the Committee.

•
Upon a corporate transaction, including a change in control in which the Company is the surviving company, the 2010 Stock Plan permits the Committee to proportionately adjust outstanding stock awards and provide for the assumption, substitution, exchange or other settlement of the awards, in which case, there would be no accelerated vesting.
•
In the case of a change in control in which the Company is not the surviving company, and, if the acquirer were to agree to assume or replace the outstanding stock awards, then the outstanding stock awards would continue and would not be payable until the end of the applicable performance period or stock option term, in which case, there would be no accelerated vesting, or the outstanding stock awards would be payable following a "double trigger" event (for example, an involuntary termination of employment without cause by the acquiring company or an Effective Termination).
•
Finally, in the case of a change in control in which the Company is not the surviving company, and if the acquirer does not agree to assume or replace the outstanding stock awards, the 2010 Stock Plan accelerates vesting and payment of the stock awards, unless the Committee determines otherwise,

DIRECTV

subject to Code Sections 162(m) and 409A. This feature allows executives and managers to realize the benefits of the stock awards that may have been earned through the completion of the change in control and that would otherwise be terminated by the acquiring company without compensation.

CEO Severance Plan    In this Plan, if the compensation and benefits would constitute "parachute payments" under Code Section 280G, then the plan would provide either (i) the full amount or (ii) a lesser amount such that no portion is subject to Code Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Code Section 4999. The Plan does not provide for any tax gross-up.

Values of Potential Payments upon Termination of Employment as of December 31, 2013

Calculation Assumptions

•
All calculations assume termination of employment on December 31, 2013.
•
Potential payments upon termination of employment in the following discussion were calculated under the terms and conditions of the CEO or Executive Severance Plan, as applicable. If not specifically addressed in the severance program, then payments were determined under the terms and conditions of each of the separate compensation and benefit plan documents.
•
All payments are subject to Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the NEOs.
•
Bonuses earned for the performance period ending December 31, 2013, are shown in the 2013 Summary Compensation Table on page 54. Stock option and RSU values are shown in the 2013 Outstanding Equity Awards at Fiscal Year-End Table on page 61. RSUs earned for the performance period ending December 31, 2013, are shown in the 2013 Option Exercises and Stock Vested Table on page 63. Savings account balances other than the 401(k) Savings Plan are shown in the 2013 Non-Qualified Deferred Compensation Table on page 68. Pension benefits payable are shown on the 2013 Pension Benefits Table on page 66. Benefit amounts payable from the 401(k) Savings Plan and health and welfare plans generally available to all employees have been excluded from the following discussion.
•
Restoration Savings and Restoration Pension Plan balances would be payable in a lump sum, unless elected otherwise. Mr. White has made an election to convert the Restoration Pension Plan value to 120 monthly payments and a portion of the Restoration Savings Plan value to 10 annual installments. Mr. Doyle has made an election to convert the Restoration Pension Plan value to 60 monthly payments and a portion of the Restoration Savings Plan value to 5 annual installments. Mr. Hunter has made an election to convert the Restoration Savings Plan value to 5 annual installments. Mr. Pontual has made an election to convert the Restoration Pension Plan value to 60 monthly payments and a portion of the Restoration Savings Plan value to 3, 4 and 5 annual installments based on class-year accounting.
•
Termination for Cause  Restoration and Executive Savings Plan values are assumed to be derived from the executive's own savings contributions and would likely remain payable, while Restoration Pension Plan values are assumed to be entirely derived from Company contributions and would likely be forfeited.
•
Voluntary Resignation  We assumed that if vested stock options are "in the money," that is, if the market price of the stock was greater than the exercise price, then the executive would exercise the vested stock options on the last day of employment.

Executive Compensation: Potential Payments

•
Involuntary Termination Following a Change in Control  For involuntary termination following a change in control, we assumed (i) that the Company does not survive, (ii) that the acquiring company terminates the NEOs' employment without cause (a "double-trigger" event), (iii) that the stock awards are not continued by the acquirer, and (iv) all unvested stock awards are immediately vested and payable in a lump sum. In the following calculations, we did not estimate the effect of the Golden Parachute Limitation in the 2010 Stock Plan that could otherwise reduce the value of the compensation amount shown in order to preserve the Company's deduction of the compensation expense and to avoid potential excise taxes on the NEO's compensation under Sections 280G and 4999 of the Code.

Mr. White

•
For termination for cause, he is only entitled to base salary through the date of termination and his accrued and vested Savings and Pension Plan benefits; the bonus is forfeited.
•
For resignation without Effective Termination, including a resignation that may be deemed a retirement under the Pension Plan, he is entitled to base salary through the date of termination and his accrued and vested Savings and Pension Plan benefits; the bonus is forfeited; through the date of resignation, he would be eligible to exercise vested options valued at $589,960; and, in consideration for complying with non-compete and non-solicitation restrictions, then two years after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $5,100,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his resignation.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $3,400,000; RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $1,029,823; stock options would vest pro rata, valued at $5,200,124; and for disability, his medical and LTD benefits would continue for one year and are valued at $10,308 and $2,800, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $3,400,000; RSUs would vest pro rata, payable at the scheduled dates, subject to Company performance, valued at $1,029,823; stock options would vest pro rata valued at $5,200,124; the Committee may, in its sole discretion, determine that the CEO is eligible for full vesting of the stock options and RSUs, subject to Company performance; and, if he complied with non-compete and non-solicitation restrictions, then two years after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $5,100,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $3,400,000; a severance payment of one times the sum of his base salary and target bonus, valued at $5,100,000; RSUs would vest pro rata payable at the scheduled dates, subject to Company performance, valued at $3,089,468; stock options would vest pro rata valued at $15,600,410; for 12 months, he would continue to participate in the medical and LTD plan valued at $10,308 and $2,800 respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then two years after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $5,100,000, subject to

DIRECTV

the Committee's right to cancel eligibility for this payment within 20 days after his termination.
•
Following a change in control, for involuntary termination without cause or Effective Termination, he would receive the same compensation and benefit values as an involuntary termination without cause.

Mr. Doyle

•
For termination for cause, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For resignation, he would receive his accrued and vested Savings and Pension Plan benefits; the bonus is forfeited; through the date of resignation, he would be eligible to exercise vested options valued at $641,958; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,692,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his termination.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $846,000; RSUs payable at the scheduled dates, subject to Company performance, valued at $1,656,128; stock options valued at $641,958; and for disability, his medical and LTD benefits would continue for one year and are valued at $13,596 and $2,800, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $846,000; RSUs payable at the scheduled dates, subject to Company performance, valued at $1,656,128; stock options valued at $641,958; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,692,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his termination.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $846,000; a severance payment of one times the sum of his base salary and target bonus valued at $1,692,000; RSUs payable at the scheduled dates, subject to Company performance, valued at $2,622,139; stock options valued at $1,042,004; for 12 months, he will continue to participate in the medical and LTD plan valued at $13,596 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus valued at $1,692,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $846,000; a severance payment of one times the sum of his base salary and target bonus valued at $1,692,000; RSUs subject to Company performance, valued at $2,898,034; stock options valued at $1,200,070; for 12 months he would continue to participate in the medical and LTD plan, valued at $13,596 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $1,692,000.

Executive Compensation: Potential Payments

Mr. Churchill

•
For termination for cause, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For resignation, he would receive the accrued and vested Savings and Pension Plan benefits; the bonus would be forfeited; through the date of resignation, he would be eligible to exercise vested options valued at $1,003,301; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $3,587,500, subject to the Committee's right to cancel eligibility for this payment within 20 days after his termination.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $2,152,500; RSUs payable at the scheduled dates, subject to Company performance, valued at $6,110,429; stock options valued at $1,003,301; and for disability, his medical and LTD benefits would continue for one year and are valued at $13,596 and $2,800, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $2,152,500; RSUs payable at the scheduled dates, subject to Company performance, valued at $2,588,369; stock options valued at $1,003,301; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $3,587,500, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $2,152,500; a severance payment of one times the sum of his base salary and target bonus valued at $3,587,500; RSUs payable at the scheduled dates, subject to Company performance, valued at $9,381,249; stock options valued at $1,628,426; for 12 months, he will continue to participate in the medical and LTD plan valued at $13,596 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $3,587,500.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $2,152,500; a severance payment of one times the sum of his base salary and target bonus valued at $3,587,500; RSUs subject to Company performance valued at $9,812,252; stock options valued at $1,875,370; for 12 months he would continue to participate in the medical and LTD plan, valued at $13,596 and $2,800, respectively; and if he complied with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $3,587,500.

Mr. Hunter

•
For termination for cause, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For resignation, he would receive his accrued and vested Savings and Pension Plan benefits; the bonus would be forfeited;

DIRECTV

through the date of resignation he would be eligible to exercise vested options valued at $855,965; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $2,256,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his termination.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $1,128,000; RSUs payable at the scheduled dates, subject to Company performance, valued at $2,208,194; stock options valued at $855,965; and for disability, his medical and LTD benefits would continue for one year and are valued at $9,816 and $2,800, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $1,128,000; RSUs payable at the scheduled dates, subject to Company performance valued at $2,208,194; stock options valued at $855,965; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $2,256,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $1,128,000; a severance payment of one times the sum of his base salary and target bonus valued at $2,256,000; RSUs payable at the scheduled dates, subject to Company performance valued at $3,496,163; stock options valued at $1,389,329; for 12 months, he will continue to participate in the medical and LTD plan, valued at $9,816 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $2,256,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $1,128,000; a severance payment of one times the sum of his base salary and target bonus valued at $2,256,000; RSUs subject to Company performance valued at $3,864,045; stock options valued at $1,600,071; for 12 months he would continue to participate in the medical and LTD plan valued at $9,816 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $2,256,000.

Mr. Pontual

•
For termination for cause, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For resignation, he would receive his accrued and vested Savings and Pension Plan benefits; the bonus would be forfeited; through the date of resignation, he would be eligible to exercise vested options valued at $614,837; and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $1,674,000, subject to the Committee's right to cancel eligibility for this payment within 20 days after his termination.

Executive Compensation: Potential Payments

•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $744,000; RSUs payable at the scheduled dates, subject to Company performance valued at $1,581,612; stock options valued at $614,837; and for disability, his medical and LTD benefits would continue for one year and are valued at $9,816 and $2,800, respectively.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $744,000; a severance payment of one times the sum of his base salary and target bonus valued at $1,674,000; RSUs payable at the scheduled dates, subject to Company performance valued at $2,508,121; stock options valued at $999,999; for 12 months, he will continue to participate in the medical and LTD plan valued at $9,816 and $2,800 respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $1,674,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance valued at $744,000; a severance payment of one times the sum of his base salary and target bonus valued at $1,674,000; RSUs subject to Company performance valued at $2,779,527; stock options valued at $1,155,462; for 12 months he would continue to participate in the medical and LTD plan valued at $9,816 and $2,800, respectively; and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination he would receive a payment of one times the sum of his base salary and target bonus valued at $1,674,000.

Qualifications

The description of the Executive Severance Plan is qualified in its entirety by reference to the full plan filed as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on January 27, 2012.

The description of the Chief Executive Officer Severance Plan is qualified in its entirety by reference to the full plan filed as Exhibit 10.2 to the Form 8-K filed by DIRECTV with the SEC on November 2, 2012.

The descriptions of Mr. White's equity award agreements are qualified in their entirety by reference to the full agreements. For additional information, see the 2012 Non-Qualified Stock Option Agreement filed as Exhibit 10.1 to the Form 8-K filed with the SEC on November 2, 2012, the 2013 Non-Qualified Stock Option Agreement filed as Exhibit 10.1 to the Form 8-K filed with the SEC on February 15, 2013 and the 2013 Performance Stock Unit Award Agreement filed as Exhibit 10.2 to the Form 8-K filed with the SEC on February 15, 2013. These documents may be accessed through the Company's website at www.directv.com/investor or through the SEC's website at www.sec.gov.

DIRECTV

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by 17 CFR §229.402(b). Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on

Schedule 14A for the Annual Meeting of Stockholders to be held April 29, 2014.

                CHARLES LEE, CHAIR
                NEIL AUSTRIAN
                DIXON DOLL
                PETER LUND
                LORRIE NORRINGTON
                ANTHONY VINCIQUERRA

Security Ownership

Security Ownership of Directors, Named Executive Officers, and Certain Other Beneficial Owners

As of March 3, 2014, the beneficial ownership of Common Stock for each current director and nominated director, each named executive officer, and all current directors and officers as a group is shown in the following table.

	Amount and Nature of Beneficial Ownership (1) (4)
Name of Beneficial Owner	Shares Beneficially Owned	Deferred Stock Units (2)	Stock Options (3)
Neil Austrian	12,610	24,240
Ralph Boyd, Jr.	13,313	7,400
Abelardo Bru	4,000	0
David Dillon	7,960	1,740
Samuel DiPiazza, Jr.	12,670	0
Dixon Doll	5,500	8,240
Charles Lee	50,000	26,850
Peter Lund	36,850	0
Nancy Newcomb	31,850	0
Lorrie Norrington	0	9,670
Anthony Vinciquerra	0	2,450
Michael White	347,476	518,880
Bruce Churchill	76,145	0	43,839
Patrick Doyle	91,747	3,802	28,051
Larry Hunter	70,465	5,939	37,401
Romulo Pontual	14,585	3,970	26,901
All Directors and Executive Officers as a group (19 persons)	811,003	617,228	158,274

(1)
This table does not include any shares of Common Stock that may be held by pension and profit-sharing plans of other corporations or endowment funds of education and charitable institutions for which various directors and executive officers may serve as directors or trustees. The address for all directors and executive officers of the Company is c/o DIRECTV, 2260 E. Imperial Highway, El Segundo, CA 90245. Unless otherwise indicated, beneficial ownership of Common Stock represents both sole voting and sole investment power.
(2)
Does not include unvested and undistributed restricted stock units.
(3)
Includes all options exercisable, whether or not having current value, within 60 days of March 20, 2014.
(4)
Each of the individuals listed above, as well as all of the current directors and officers as a group own less than 1% of the outstanding shares and voting power of Common Stock, based on the number of shares outstanding as of March 3, 2014.
(5)
Includes shares held in trust by State Street Bank and Trust Company, as Trustee of the DIRECTV 401(k) Savings Plan as of March 3, 2014. Shares are owned pursuant to a Rule 16b-3 exempt employee savings plan.

DIRECTV

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities law requires that directors and certain officers of the Company report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Company believes that all required filings for 2013 have been made in a timely manner except that, due to a clerical error, Messrs. Bosch, Doyle, Hunter, Murphy and Pontual each filed one late Form 4 amendment covering one transaction.

Security Ownership of Certain Beneficial Owners

The following table gives information about each entity known to the Company to be the beneficial owner of more than 5% of Common Stock as of March 3, 2014. The shares listed below do not include the Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as a director or trustee.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Common	Berkshire Hathaway Inc. 3555 Farnam Street Omaha, Nebraska 68131	36,514,700(2)	6.9%

Common	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	32,466,377(3)	6.2%

Common	Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	28,513,200(4)	5.4%

(1)
Based upon 509,952,968 Common shares outstanding plus 158,274 Common shares representing all options that may be exercised by directors or executive officers within 60 days of March 3, 2014, whether or not having current value.
(2)
Information based solely on Schedule 13G/A filed by the stockholder with the SEC on February 14, 2014 on behalf of Warren E. Buffett and Berkshire Hathaway, Inc. (Berkshire) and others identified as members of the filing group reporting that Mr. Buffett and Berkshire shared dispositive and voting power over 36,514,700 shares as of the filing date.
(3)
Information based solely on Schedule 13G/A filed by the stockholder with the SEC on January 28, 2014, which reflects ownership by BlackRock, Inc. as a parent holding company. As of December 31, 2013, BlackRock, Inc. reported sole power to vote or direct the vote of 25,076,162 shares and to dispose or direct the disposal of 32,466,377 shares.
(4)
Information based solely on Form 13G filed by stockholder with the SEC on February 13, 2014 reporting sole voting and dispositive power of 28,513,200 shares on behalf of Capital Research Global Investors.

Certain Relationships and Related Transactions

The Audit Committee has the sole authority to review, consider and pass upon any transaction by the Company and its subsidiaries that the Audit Committee determines is a related party transaction and has adopted a Policy and Procedures Regarding Related Party Transactions (Related Party Transaction Policy). The types of transactions subject to review, the standards to be applied and the process for review is set forth in the Related Party Transaction Policy and is also discussed in the Audit Committee charter. Both the Related Party Transaction Policy and the Audit Committee charter may be accessed on the Company's website at www.directv.com/investor.

In January 2013, a subsidiary of the Company entered into a three-year supply agreement for office supplies and products from Office Depot, Inc. (Office Depot). At that time, one of our directors, Mr. Austrian, was the Chairman and CEO of Office Depot. Prior to execution, the material terms of proposed contract were reviewed and approved by our Audit Committee in accordance with our policy on related party transactions. Mr. Austrian does not serve on the Audit Committee and in November 2013 ceased to serve as Chairman and CEO of Office Depot.

DIRECTV

Audit Committee Report

The Audit Committee of the DIRECTV Board of Directors (Audit Committee), is currently composed of five independent directors and operates under a written charter adopted by the Board of Directors. The current members of the Committee are Ralph Boyd, Jr. (Chair), Abelardo Bru, David Dillon, Samuel DiPiazza, Jr. and Nancy Newcomb. Each was a member of the Audit Committee for all of 2013, except for Mr. Bru who was appointed to the Audit Committee in May 2013 following his election to the Board replacing Peter Lund, who resigned from the Audit Committee at that time.

Among its other duties, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

Management is responsible for internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB (US) Auditing (AU) Section 380, "Communication with Audit Committees," as amended or supplemented.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representation of management and the reports of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

                        RALPH BOYD, JR., CHAIR
                        ABELARDO BRU
                        DAVID DILLON
                        SAMUEL DIPIAZZA, JR.
                        NANCY NEWCOMB

Fees Paid to Outside Independent Registered Accounting Firm

For the years ended December 31, 2013 and 2012, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting.

Audit and audit-related fees aggregated $6,294,000 and $5,720,000 for the years ended December 31, 2013 and 2012, respectively and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2013 and 2012, the audit of management's assessment of internal controls over financial reporting as of December 31, 2013 and 2012 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q of the Company were $5,553,000 in 2013 and $5,338,000 in 2012.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2013 and 2012 were $741,000 and $382,000, respectively. Fees for both years include accounting research and consultation.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended December 31, 2013 and

2012 were $869,000 and $215,000 respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in 2013 and 2012.

All Other Fees

The Company did not incur any fees for other services from Deloitte & Touche in either 2013 or 2012.

Audit Committee Approval Policy

The Audit Committee is directly responsible for the appointment, retention and termination, compensation and oversight of the work of any registered public accountant providing any audit or attest services to the Company, including Deloitte & Touche. The approval of the Audit Committee is required, prior to commencement of work, of all audit, audit-related, internal control-related, tax and permissible non-audit services to be provided to the Company by our independent auditors. As part of the approval process, the Audit Committee review includes the proposed scope of work and the proposed fee for any engagements, including the annual audit of each fiscal year. All of the services described above in the sections entitled "Audit Fees", "Audit-Related Fees", "Tax Fees", and "All Other Fees" were approved by the Audit Committee.

DIRECTV

Proposals for Stockholder Vote

Proposal 1: Election of Directors

Each director is being nominated for a term that will last until the 2015 Annual Meeting of Stockholders and until such Director's successor is duly elected and qualified, or until such Director's death, disqualification, resignation or removal.

Nominated Directors

The following information is furnished on each nominee for election as a director. This year, the nominees include Anthony Vinciquerra who was appointed to the Board in September 2013. Mr. Vinciquerra was recommended for appointment as a Director by the Chair of the Nominating and Corporate Governance Committee and the Chief Executive Officer of the Company in consultation with a third-party search firm. The services of the third-party search firm were provided pursuant to an agreement to assist in the identification of up to five new board members. The consideration paid to the search firm for the overall engagement was $500,000 and no separate amount was designated for Mr. Vinciquerra.

Each nominee has consented to serve if elected. If a nominee is unavailable to serve as a director, the Proxy Committee may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Please refer to the table titled "Security Ownership of Directors, Named Executive Officers and Certain Other Beneficial Owners" on page 79 for information pertaining to stock ownership by the nominated directors.

Director Biographical Information and Business Experience

Brief biographical information and business experience for each nominated director is provided on the following pages.

Proposals for Stockholder Vote

Neil Austrian

•

Director (December 2003 to present)

•

Chair of the Nominating and Corporate Governance Committee (December 2003 to present)

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Compensation Committee (February 2008 to present)

•

Audit Committee (February 2009 to February 2011)

Professional Experience

•

Chairman and Chief Executive Officer, Office Depot, Inc. (May 2011 to November 2013)

•

Interim Chairman and Chief Executive Officer, Office Depot, Inc. (October 2010 to May 2011 and October 2004 to March 2005)

•

President and Chief Operating Officer of the National Football League (1991 to 1999)

•

Managing Director of Dillon, Read & Co., Inc. (1987 to 1991)

Service on Other Boards of Directors

•

Director, Office Depot, Inc. (1998 to November 2013)

Qualifications, Attributes and Skills

•

Extensive business accomplishments and long and varied business career provide a significant resource to the Board and to the Company

•

Experience with the business of professional sports is particularly valuable to the Company given the Company's focus on sports as a significant component of our differentiated product offering

•

Business career and service on the boards of other major businesses, along with his commitment to service and the community as evidenced by his service as a board member of Community Anti-Drug Coalitions of America, provide a well-rounded personal and professional viewpoint

•

Experience with and exposure to governance issues make him the right choice to chair the Board's Nominating and Corporate Governance Committee and to serve as lead independent director

•

Financial background and diverse business background have provided an excellent base for his service on the Board's Compensation Committee

DIRECTV

Ralph Boyd, Jr.

•

Director (December 2003 to present)

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Chair, Audit Committee (February 2009 to present; member since December 2003)

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Nominating and Corporate Governance Committee (December 2003 to present)

Professional Experience

•

Strategic Consultant and Chairman, Center City, PCS,  Inc. (2012 to present)

•

Executive Vice President/Community Relations, Federal Home Loan Mortgage Corporation (Freddie Mac) (February 2005 to February 2012)

•

Chairman, President and CEO, Freddie Mac Foundation (February 2005 to February 2012)

•

Director, Home Ownership Funding Corporation I and II, (two real estate investment trust affiliates of Freddie Mac) (February 2005 to September 2008)

•

General Counsel, Freddie Mac (April 2004 to February 2005)

•

Senior litigation partner, Alston & Bird, LLP, Washington, D.C. office (2003 to March 2004)

•

Assistant Attorney General of the United States for Civil Rights, U.S. Department of Justice (2001 to 2003)

•

Litigation and trial partner, Goodwin Procter LLP, Boston (1997 to 2001)

•

Assistant U.S. Attorney, Criminal Division, Boston U.S. Attorney's Office (1991 to 1997)

Service on Other Boards

•

Director, Sandy Spring Bancorp Inc. (current)

•

Chairman and Trustee, National Housing Partnership (NHP) Foundation (current)

•

Center City Public Charter Schools, Chairman, Board of Directors (current)

•

Member, Executive Committee, Treasurer, American Association of People with Disabilities (current)

•

Past Chairman of the Board, Easter Seals of the Greater Baltimore-Washington Region

•

U.S. Member of the Geneva-based Committee on the Elimination of All Forms of Racial Discrimination, a United Nations Treaty body (January 2004 to December 2006)

•

Treasurer and Chairman, Finance Committee, Easter Seals, Inc. (International) (current)

Education

•

Graduate of Haverford College

•

Graduate of Harvard Law School

Qualifications, Attributes and Skills

•

Formal legal training and experience as an Assistant U.S. Attorney, as Assistant Attorney General of the United States, as a regulator, as a senior litigator for a major law firm, and as general counsel of Freddie Mac, provide a background and perspective that augments and complements the skill sets of the other Board members.

•

Legal experience has been of great value in helping the Board understand and assess significant legal issues, as well reputational and various other risks faced by the Company.

•

Career with Freddie Mac following his service as general counsel has added solid business experience.

•

Service with organizations like the United Nations Committee on the Elimination of All Forms of Racial Discrimination and the NHP Foundation, and his role within Freddie Mac involving corporate and community relations, rounds out his experience and permits him to provide valuable insight into the legal, social and ethical responsibilities of the Company

•

Legal and regulatory experience, focus on corporate responsibility and commitment to service is particularly useful in his role on the Nominating and Corporate Governance Committee.

•

Extensive risk management experience as an audit committee chair, and as a member of both audit, investment and risk committees in both public companies and large national nonprofit organizations with heavy financing and transaction workloads.

•

Above skills, combined with his business and financial acumen, were considered by the Board in appointing Mr. Boyd to chair the Company's Audit Committee.

Proposals for Stockholder Vote

Abelardo Bru

•

Director (May 2013 to present)

•

Audit Committee (May 2013 to present)

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Nominating and Corporate Governance Committee (May 2013 to present)

Professional Experience

•

Vice Chairman, PepsiCo (2004-2005)

•

Chairman and Chief Executive Officer, Frito-Lay (2004-2005)

•

President and Chief Executive Officer, Frito-Lay North America (1999-2004)

Service on Other Boards of Directors

•

Kimberly-Clark Corporation (current)

•

Kraft Foods Group, Inc. (current)

•

SC Johnson (2007-2010)

•

Office Depot, Inc. (2004-2008)

Qualifications, Attributes and Skills

•

Long and successful career with a pre-eminent consumer products company, beginning his career with PepsiCo as a maintenance manager and working up through the ranks with significant experience in operations, sales and marketing, will provide a wealth of experience and insight which will be valuable to the Board

•

Significant profit and loss responsibilities during career can assist senior management and the Board in driving profitable growth

•

Excellent record of leadership grounded in careful strategic thinking will assist the Board in its work with management to develop successful strategies

•

Success in highly competitive consumer products business should provide valuable insights that assist the Board and management in strategies to address increasingly competitive market

•

Strong experience in corporate governance gained through business experience and service on the boards of other major corporations will help support the Board's governance responsibilities

•

Work experience, cultural background and international experience provide insight into important ethnic and international markets

•

Commitment to community and education as reflected by work with non-profit organizations including Education is Freedom Foundation, which provides mentorship and financial assistance in preparing students for college, fits with the Company's commitment to public service and education

DIRECTV

David Dillon

•

Director (March 2011 to present)

•

Nominating and Corporate Governance Committee (April 2011 to present)

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Audit Committee (April 2011 to present)

Professional Experience

•

Chairman of the Board, The Kroger Co. (2004 to present)

•

Chief Executive Officer, The Kroger Co. (2003 to December 2013)

•

President and Chief Operating Officer, The Kroger Co. (1995 to 1999 and 2000 to 2003)

•

President, The Kroger Co. (1999)

•

Executive Vice President, The Kroger Co. (1990 to 1995)

•

President, Dillon Companies, Inc. (1986 to 1995)

Service on Other Boards

•

Member of the Board, The Kroger Co. (current)

•

Board of Trustees, University of Cincinnati Foundation (current)

•

Board of Trustees for the Urban League of Greater Southwestern Ohio (current)

•

Board of Trustees, University of Kansas Endowment (current)

•

Board of Trustees, Bethesda, Inc. (a major medical center) (1996 to June 2013)

•

Board, Cincinnati Center City Development Corporation (current)

•

Board of Trustees, Boy Scouts of America—Dan Beard Council (current)

•

Board, Catalyst, Inc. (a non-profit committed to expanding opportunities for women and business) (current)

•

Board, Convergys Corporation (March 2000 to 2011)

•

Board, Food Marketing Institute (2004-2013)

•

Board, Consumer Goods Forum (current)

Education

•

Bachelor's degree, Accounting and Business Administration, University of Kansas

•

J.D., Southern Methodist University

Qualifications, Attributes and Skills

•

Has over 37 years of experience in the supermarket business, a fiercely competitive business with a sharp consumer focus and successfully led an organization with annual sales of approximately $100 billion and over 340,000 associates

•

Helped to create a "Customer First" strategy, which has delivered results through improvements in Kroger's four key areas: their people, their products, the overall shopping experience in their stores, and prices

•

Led his organization through difficult economic times and grew customer loyalty while pursuing a long-term program to reduce operating costs and leverage economies of scale

•

Demonstrates his commitment to giving back through service on numerous non-profit Boards

•

In the Board's opinion, brings an important and well-rounded perspective to the deliberations and responsibilities of the Board that stems from his extensive experience in a leadership role in a customer-focused industry and his commitment to the community

Proposals for Stockholder Vote

Samuel DiPiazza, Jr.

•

Director (June 2010 to present)

•

Audit Committee (August 2010 to present)

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Nominating and Corporate Governance Committee (August 2010 to present)

Professional Experience

•

Vice Chairman, Institutional Clients Group and Member, Senior Strategic Advisory Group, Citigroup, Inc. (May 2011 to January 2014)

•

Chief Executive Officer, PricewaterhouseCoopers International Limited (PwC) (2002 to 2009)

•

Various regional leadership roles in PwC's domestic practice, eventually serving as Chairman and senior partner of U.S. operations and a member of the global leadership team (1979 to 2002)

•

Tax partner, PwC (1979)

•

Joined PwC (1973)

Service on Other Boards

•

Chairman, Board of Trustees of The Mayo Clinic (current)

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ProAssurance Corporation (current)

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USA Foundation Board of the World Economic Forum (current)

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Member, Executive Council and Trustee, Inner-City Scholarship Fund, New York City (current)

•

Trustee, National September 11 Memorial (current)

•

Director, Member of the Audit Committee, Apollo Group, Inc. (2010 to October 2011)

•

Financial Accounting Standards Board (2002 to 2005)

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Trustee, International Accounting Standards Committee Foundation (2006 to 2011)

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Member of the Executive Committee and Chairman of the Board of Trustees, The Conference Board, Inc. (Until 2011)

•

Trustee, St. Patrick's Cathedral, New York City

•

Past Chairman of the Geneva-based World Business Council on Sustainable Development

•

Past Global Chairman, Junior Achievement Worldwide

Education • Accounting Degree, University of Alabama • M.S. in Tax Accounting, University of Houston
Qualifications, Attributes and Skills

•

Extensive business experience

•

Depth and breadth of knowledge and experience in the accounting field

•

Prowess in the field of corporate governance

•

Length of service and senior leadership positions with PwC, internationally recognized as one of the preeminent accounting firms

•

Co-authorship of "Building Public Trust—The Future of Corporate Accounting", a book written in the wake of Enron and similar corporate disasters, which highlights the best practices for global financial reporting and presents new approaches to reforming financial reporting that will improve markets and benefit stockholders

•

Experience and skills are valuable to the Board and to our Audit Committee in particular

•

Service in senior leadership positions with PwC enables him to understand the challenges faced by the Company and to assist senior management in addressing those challenges

•

Knowledge and experience in the areas of corporate governance and corporate ethical behavior is an asset for the Board and the Company

DIRECTV

Dixon Doll

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Director (July 2011 to present)

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Nominating and Corporate Governance Committee (July 2011 to present)

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Compensation Committee (September 2011 to present)

Professional Experience

•

Cofounder and General Partner, DCM (an early-state technology venture capital firm) (1996 to present)

•

Chairman, U.S. National Venture Capital Association (2008-2009 fiscal year)

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Cofounder of the global venture capital industry's first fund focused exclusively on telecommunications opportunities, Accel Partners

Service on Other Boards

•

Advisory Board and Executive Committee Member, Stanford Economic Policy Research Institute (current)

•

Overseer, Hoover Institution at Stanford University (current)

•

Member, San Francisco Asian Art Museum Foundation Board (current)

•

Director, Neutral Tandem (2004 to 2010)

•

Board member, University of San Francisco (1997 to 2006 and 2012 to present)

•

Former director of several privately held companies

•

Former Director and Board Chair, Network Equipment Technologies (1985-2012)

•

Former Board Member and Chair, Force10 Networks (acquired by Dell 2010)

Education

•

B.S.E.E., Cum Laude, Kansas State University

•

M.S. and Ph.D., Electrical Engineering, University of Michigan

Qualifications, Attributes and Skills

•

More than 30 years of experience in the telecommunications industry in a wide variety of roles, including entrepreneur, venture capitalist, company founder, consultant and author

•

Experience serving as a director of public and private companies, including service on Audit, Compensation and Nominating Committees of those boards

•

Extensive experience in the telecommunications field is very beneficial to the Board and its deliberations

•

Keen awareness of the current state of competition in the telecommunications and internet industries and their respective speeds of technology development can assist the Board in its assessment of competitive threats and opportunities for the Company

•

Entrepreneurial experience in forming and running companies is also a valuable resource for the Board and the senior management of the Company

•

Commitment to community (Board Member of the San Francisco Symphony, University of San Francisco, Asian Art Museum of San Francisco) provides valuable perspectives on the social responsibilities of the Company

Proposals for Stockholder Vote

Charles Lee

•

Director (December 2003 to present)

•

Compensation Committee (December 2003 to present; Chair, February 2006 to present)

•

Nominating and Corporate Governance Committee (December 2003 to present)

Professional Experience

•

Non-executive Chairman, Verizon Communications, Inc. (Verizon) (April 2002 to December 2003)

•

Chairman and Co-Chief Executive Officer, Verizon (2000 to 2002)

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Chairman of the Board of Directors and Chief Executive Officer, GTE Corporation (Prior to 2000)

Service on Other Boards of Directors

•

United States Steel Corporation (current)

•

Marathon Petroleum Corporation (current)

•

United Technologies Corporation (until 2012)

•

Proctor & Gamble (until 2010)

•

Trustee Emeritus and Presidential Councilor, Cornell University

•

Board of Overseers for The Weill Cornell Medical College

Education

•

Bachelor's degree, Metallurgical Engineering, Cornell University

•

Master's degree in business administration with distinction, Harvard Graduate School of Business Administration

Qualifications, Attributes and Skills

•

Long and successful business career with a depth of experience in executive leadership and corporate finance

•

Service on boards of other major corporations

•

Experience with a major telecommunications company and consumer products company are particularly helpful to the Board in understanding the communications and media businesses as it relates to the business and strategy of the Company

•

Commitment to public service

•

Executive and director experience and breadth of understanding of U.S. business provide an excellent background for his role as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee

DIRECTV

Peter Lund

•

Director (2000 to present)

•

Audit Committee (2000 to May 2013)

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Compensation Committee (2000 to present), Chair (December 2003 to February 2006)

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Nominating and Corporate Governance Committee (February 2011 to present)

Professional Experience

•

Private investor and media consultant (current)

•

President and CEO, CBS, Inc. (October 1995 to June 1997)

•

President and CEO, CBS Television and Cable (October 1995 to June 1997)

•

20-year career with CBS included positions as:

•

President, CBS Broadcasting Group

•

President, CBS Sports

•

President, CBS Television Stations

•

President, CBS Television Network

Service on Other Boards

•

Director, Crown Media Holdings, Inc. (current)

•

Director, Emmis Communications Corporation (current)

Qualifications, Attributes and Skills

•

Years of experience in broadcasting, film and media enables him to provide to the Board of Directors and the Company a breadth and depth of understanding and insight that relates directly to the business of the Company

•

Knowledge of the challenges facing the Company and experience as a chief executive officer offer an appreciation of the challenges faced by the senior management of the Company

•

Strong financial background, combined with his entertainment experience, makes him an appropriate candidate to serve on the Board's Compensation Committee and Nominating and Corporate Governance Committee

Proposals for Stockholder Vote

Nancy Newcomb

•

Director (February 2006 to present)

•

Audit Committee (February 2006 to present)

•

Nominating and Corporate Governance Committee (April 2008 to present)

Professional Experience

•

Senior Corporate Officer, Risk Management, Citigroup (May 1998 to April 2004)

•

Customer Group Executive, Citicorp (the predecessor corporation of Citigroup) (December 1995 to April 1998)

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Division Executive, Latin America, Citicorp (September 1993 to December 1995)

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Principal Financial Officer, Citicorp, responsible for liquidity, funding and capital management (January 1988 to August 1993)

Service on Other Boards

•

Director, Sysco Corporation (current)

•

Director, Moody's Corporation (until 2011)

•

Chair Emeritus, New York Historical Society

•

Trustee, Woods Hole Oceanographic Institute (current)

•

Trustee Emeritus, Connecticut College

Education

•

Bachelor of Arts, Connecticut College

•

Master's degree, Economics, Boston University

•

PMD, Harvard Business School

Qualifications, Attributes and Skills

•

Extensive and broad business experience, including executive positions in the areas of customer service, international and finance, which are particularly important for our Company, make her a valuable member of the Board

•

Managed Citicorp's liquidity and capital position through very difficult economic times

•

Responsibilities with Citigroup in the area of risk management are valuable for the Board and the Company in the current business environment and suit her roles as member of the Audit Committee and Nominating and Corporate Governance Committee

•

Commitment to community as reflected by work with non-profit and educational institutions helps foster the Company's corporate citizenship initiatives

DIRECTV

Lorrie Norrington

•

Director (February 2011 to present)

•

Compensation Committee (February 2011 to present)

•

Nominating and Corporate Governance Committee (February 2011 to present)

Professional Experience

•

Independent Advisor and Investor (current)

•

Consultant, Lead Edge Capital (current)

•

President, eBay Marketplaces, the world's leading online marketplace (July 2008 to September 2010)

•

Chief Operating Officer, eBay Marketplaces, leading the operation of eBay's global network of Internet sites (January 2008 to July 2008)

•

President, eBay International in Europe and Asia-Pacific (June 2006 to January 2008)

•

President and CEO, Shopping.com, Inc., an online shopping comparison site acquired by eBay in 2006 (June 2005 to July 2006)

•

Executive Vice President in the office of the CEO, Intuit Inc., a business and financial management software company (August 2001 to March 2005)

•

A 20-year career with the General Electric Company leading a variety of GE businesses including CEO, GE FANUC, a process and manufacturing automation business (1999 to 2001)

Service on Other Boards

•

Director, Chairman of the Audit Committee, Autodesk,  Inc. (current)

•

Director, HubSpot, Inc. (current)

•

Director, TaskRabbit (current)

•

Director, Lucasfilm, Ltd. (2011-2012)

•

Director, McAfee, Inc. (2009 to 2011)

•

Director, Shopping.com (2004-2005)

Education

•

Bachelor of Science, Business Administration, University of Maryland

•

Master in Business Administration, Harvard Business School

Qualifications, Attributes and Skills

•

Has significant expertise in growing and scaling global businesses, driving operational excellence and motivating large organizations across a broad range of industries

•

Brings 30 years of experience in technology businesses, over 10 years of which is focused on creating market-leading consumer products

•

Involvement with various women's networking organizations, including co-founding General Electric's Women's Network, rounds out her experience and enables her to provide insight into diversity efforts of the Company

•

Offers important perspectives to the Company's management and is a valuable asset to the Board because of her leadership experience, and combination of technology, product development and consumer products skills

•

Brings governance knowledge and experience. Obtained NACD (National Association of Corporate Directors) Fellow status in 2012

Proposals for Stockholder Vote

Anthony Vinciquerra

•

Director (September 2013 to present)

•

Compensation Committee (September 2013 to present)

•

Nominating and Corporate Governance Committee (September 2013 to present)

Professional Experience

•

Senior Advisor, Texas Pacific Group (2011 to present)

•

President and Chief Executive Officer, Fox Networks Group (2002 to 2011)

•

Chairman, Fox Networks Group (2008 to 2011)

•

Executive Vice President and Chief Operating Officer, Hearst Argyle Television (1998 to 2001)

•

Executive Vice President, CBS Television Station Group (1995 to 1997)

Service on Other Boards

•

Director, Univision Communications, Inc. (current)

•

Director, STX Filmworks (current)

•

Director, Motorola Inc. (until 2010)

•

Director, Motorola Mobility Holdings, Inc. (until 2012 sale to Google)

Education

•

Bachelor's degree in Marketing, State University of New York at Albany

Qualifications, Attributes and Skills

•

Long and successful career in the broadcasting and media industry beginning with the Hearst Corporation and continuing with Fox Network Group, including significant experience in operations, will provide a wealth of experience and insight, which will be valuable to the Board

•

Knowledge of challenges facing the Company and experience as a chief executive officer provide for a depth of experience and awareness of the challenges faced by the senior management of the Company

•

Provides important perspective to the Company's management and the Board from experience in the entertainment industry, current employment and service on other boards that will be valuable in assisting the Company's strategic planning

DIRECTV

Michael White

•

President and Chief Executive Officer (January 2010 to present)

•

Chairman of the Board (June 2010 to present)

•

Director (November 2009 to present)

•

Management's voice on the Board of Directors

Professional Experience

•

Member Board of Directors and Vice Chairman, PepsiCo (March 2006 to November 2009)

•

Chairman and Chief Executive Officer, PepsiCo International (February 2003 to November 2009)

•

President and Chief Executive Officer, Frito-Lay's Europe/Africa/Middle East division (2000 to 2003)

•

Senior Vice President and Chief Financial Officer, PepsiCo (1998 to 2000)

•

Executive Vice President and Chief Financial Officer, PepsiCo Foods International

•

Chief Financial Officer, Frito-Lay North America

•

Vice President of Planning, Frito-Lay (1990)

Service on Other Boards of Directors

•

Whirlpool Corporation (Chair, Human Resources Committee; member, Corporate Governance and Nominating Committee) (current)

Education

•

BA, Boston College

•

Master's degree, International Relations, Johns Hopkins University

Qualifications, Attributes and Skills

Broad business experience and responsibilities, including:

•

Twenty-year stint with PepsiCo, consisting of significant senior executive experience in finance and international operations, leading a transformation of PepsiCo's international business and helping engineer numerous acquisitions

•

Executive positions at Avon Products, Inc., Bain & Company and Arthur Andersen & Co.

•

Selected by the Board of Directors of DIRECTV to serve as CEO, President and Chairman not only based on his business experience but also based on the Board's assessment of his leadership skills and ability to work proactively with the Board to develop and implement a strategy for success for the Company in the coming years

The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees named above for election to the Board of Directors for the term described above.

Proposals for Stockholder Vote

Proposal 2: To Ratify the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for DIRECTV for the Fiscal Year ending December 31, 2014

The Audit Committee has selected the firm of Deloitte & Touche LLP to audit the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ending December 31, 2014. Deloitte & Touche LLP audited the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ended December 31, 2013. In connection with the engagement of Deloitte & Touche LLP, the Company entered into an agreement with the firm, which includes the terms by which Deloitte & Touche LLP will perform audit and other services for the Company.

Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

Proposal 3: Advisory Vote to Approve Compensation of the Company's Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. The Board recommended and the stockholders approved at the 2011 Annual Meeting that such an advisory vote would be conducted on an annual basis.

As described in detail in the Compensation Discussion and Analysis beginning on page 29, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Long-term, multi-year, performance-based incentives are the largest portion of a named executive officer's compensation and we have added guidelines requiring these executives to acquire and hold significant amounts of Common Stock until retirement. Details about our executive compensation programs, including the 2013 compensation of our CEO and other named executive officers are provided in the Executive Compensation section beginning on page 29. We encourage all stockholders to carefully review the information provided therein.

The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our Company performance, stockholders' interests and current market practices.

This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices

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described in this Proxy Statement. Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

Proposal 4: Shareholder Proposal to Adopt a Policy That There Would Be No Acceleration of Performance-Based Equity Awards upon a Change in Control

The Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund, 900 Seventh Street, N.W., Washington, D.C. 20001, owner of Common Stock valued at more than $2,000 for more than one year, has advised the Company that it intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2014 annual meeting.

Shareholder's Supporting Statement

DIRECTV (the "Company") allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with a senior executive's performance.

Proposals for Stockholder Vote

According to last year's proxy statement, an involuntary termination following a change in control without cause as of Dec. 31, 2012 could have accelerated the vesting of $32.4 million worth of long-term equity to the Company's six senior executives.

We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Board of Directors' Response

The Board of Directors believes that the proposal submitted by the Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund (referred to as the "IBEW Proposal") is contrary to the best interests of our stockholders and the Company and unanimously recommends that stockholders vote AGAINST this proposal. A similar proposal has been submitted by the same stockholder the last two years. It was defeated by a vote of the stockholders at the 2012 annual meeting with more than 68%

votes cast against the proposal and less than 32% votes cast in favor of the proposal. At the 2013 annual meeting, the proposal had even less support with less than 30% voting in favor of the proposal while over 69% opposed the proposal.

As explained below, there are four primary reasons for our opposition to the IBEW Proposal:

First, the IBEW Proposal would eliminate the Board's ability to exercise its business judgment to determine whether, and on what conditions, the acceleration of vesting of equity awards is in the best interests of the Company and its stockholders in a particular change in control transaction. We believe that imposing such a restriction could adversely affect stockholder value.

Second, as acknowledged by the stockholder, where the equity award program survives a change in control, the potential for accelerated vesting occurs only upon both a change in control and a subsequent actual or constructive termination as defined in the equity award program, a so-called double trigger requirement. We believe that, particularly in those circumstances, the Board should have the ability to determine whether acceleration of vesting of equity awards is appropriate.

Third, we believe that most of the Company's peer group, and, indeed, most other public companies, do not prohibit accelerated vesting of equity awards in connection with a change in control. Even the study cited in the IBEW Proposal reports that nearly two-thirds of companies in the Fortune 200 provide for full vesting on a change in control. See "2012 Study of Executive Termination Provisions Among Top 200 Public Companies", dated December 2012 by James F. Reda & Associates available on the internet at www.jfreda.com. Consequently, if the Company adopted such a policy, it could be placed at a

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competitive disadvantage in attracting and retaining key executives.

Fourth, the IBEW Proposal could deny the Company's executives the opportunity to fully realize their equity incentive awards and participate with the stockholders in the value created in a change in control transaction.

Restriction on Board's Ability to Exercise Business Judgment

Under Delaware law, the primary obligation of the Board of Directors, in connection with a change in control transaction, is to maximize value for our stockholders. One of the essential purposes of providing executives with equity-based awards is to align their interests with those of stockholders. The Company's long-term incentive plan permits accelerated vesting of equity awards in certain circumstances upon a change in control because we believe this structure properly aligns senior management with the interests of stockholders and incentivizes them to maximize value for stockholders in the consideration, negotiation and implementation of a change in control transaction.

More specifically, the Board believes that:

•
Aligning the interests of stockholders and senior management with equity-based incentives allows the Company's management team to remain objective and focused on protecting stockholders' interests and maximizing stockholder value during a potential change in control event and that, in appropriate circumstances, accelerated vesting and distribution of equity awards reinforce that focus by assuring an appropriate settlement of those equity awards, and
•
Accelerated vesting of outstanding equity awards is an effective way to enable the Company to retain its management team up to and following a change in control transaction as it helps to remove some of the uncertainty that may arise for the executive, including potential job loss, from such a transaction.

Permitting accelerated vesting upon a change in control and subsequent actual or constructive termination assures that Company employees have the opportunity to avoid a potential loss of incentive compensation that could result from a transaction that is outside their control but in the best interest of the stockholders. In such case, the protection afforded by the discretion of the Board to accelerate vesting and settlement of the awards would provide the employees with the incentive to continue to increase the Company's value for the stockholders up to and following the change in control. The Board believes that the value created by a change in control should be attributed, at least in part, to the efforts and talents of the Company's executives. Consequently, the Board believes that it is in the best interests of the Company and its stockholders to retain the discretion to permit acceleration of equity awards upon a change in control.

Moreover, a purchaser may prefer, for accounting, tax or other legitimate business reasons, that an acquired company accelerate vesting of equity awards. The IBEW Proposal would eliminate the Company's ability to do so, which would restrict the ability of the Board of Directors to negotiate all relevant terms in the context of a change in control transaction.

Competitive Disadvantage in Attracting and Retaining Key Executives

The IBEW Proposal would eliminate the ability of the Company to provide reasonable assurance to key executives that they would realize the expected value of their equity awards in connection with a change in control transaction. As described in detail in the Compensation Discussion & Analysis beginning on page 29, the Compensation Committee, which is comprised solely of independent directors, has overseen the development of a compensation structure for the Company that includes performance-based

Proposals for Stockholder Vote

equity awards as a significant component. Such awards are intended to be competitive with our peer group and, based on publicly available information, neither the companies in our peer group, nor most public companies, prohibit acceleration of vesting of equity awards in connection with a change in control transaction.

The Company believes that adopting the policy required by the proposal could place the Company at a competitive disadvantage in attracting and retaining key executives, particularly if a change in control transaction is pending or contemplated. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of such executives could adversely affect the Company's business or operations if the transaction is not completed.

Possible Denial of Value of Equity Awards

The 2010 Stock Plan was approved by the stockholders at the 2010 Annual Meeting. The 2010 Stock Plan provides the Compensation Committee with several tools to assure that holders of equity awards are treated appropriately in conjunction with a change in control. For example, the Compensation Committee may make adjustments to the number and type of shares for future and current awards, the purchase or exercise price, and the performance standards applicable to such awards, all with the intent of permitting an equitable adjustment that allows the employee to realize the benefits intended to be conveyed in the same manner as is available to stockholders generally as a result of the change in control.

The 2010 Stock Plan also provides for the acceleration of vesting of equity awards in a transaction where DIRECTV does not survive or does not survive as a public company or as the subsidiary of a public company. This is intended to address the situation where the fulfillment of the award on its original terms is rendered impossible by the structure of the transaction, e.g., where the underlying equity used for the award no longer exists or is no longer publicly traded. Even then, the Compensation Committee may exercise its judgment to override the acceleration provision where other provision has been made to preserve the value of the award or where it is possible for the award to continue according to its terms.

The Board believes that the provisions of the 2010 Stock Plan, including those terms that can result in the acceleration of equity awards in a change in control, are a measured and thoughtful means of assuring appropriate treatment of the Company's employees.

It should also be noted that severance benefits payable pursuant to the DIRECTV Executive Severance Plan and the CEO Severance Plan adopted in lieu of employment agreements, are subject to a double trigger condition requiring both a change in control and an actual or constructive termination, as defined in the applicable plan, in order for such executive officers to receive severance or other benefits as provided in the applicable plan.

References to the 2010 Stock Plan, the DIRECTV Executive Severance Plan and the CEO Severance Plan are qualified in their entirety by reference to the underlying documents. The 2010 Stock Plan can be found as Annex A to the Definitive Proxy Statement Schedule 14A filed by DIRECTV with the SEC on April 21, 2010; the DIRECTV Executive Severance Plan can be found as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on January 27, 2012 and the CEO Severance Plan can be found as Exhibit 10.2 to the Form 8-K filed by DIRECTV with the SEC on November 2, 2012.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL TO ADOPT A POLICY PROHIBITING ACCELERATED VESTING OF EQUITY AWARDS.

DIRECTV

Proposal 5: Shareholder Proposal to Require Senior Executives to Retain 50% of Net After-Tax Shares Acquired Through Pay Programs Until Reaching Normal Retirement Age.

Mr. John Chevedden, an individual and owner of Common Stock valued at more than $2,000 for more than one year, has advised the Company that he intends to present the following resolution at the Annual Meeting in compliance with Rule 14a-8 requirements. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Proposal 5—Executives To Retain Significant Stock

Resolved: Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy before our Company's next annual meeting. For the purpose of this policy, normal retirement age would be an age of at least 60 and determined by our executive pay committee. Shareholders recommend that the committee adopt a share retention percentage requirement of 50% of net after-tax shares.

Shareholder's Supporting Statement

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors would be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate our Company's existing contractual obligations or the terms of any pay or benefit plan currently in effect.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company's long-term success. A Conference Board Task force report stated that hold-to-retirement requirements give executives "an ever-growing incentive to focus on long-term stock price performance."

This proposal should also be more favorably evaluated due to our Company's clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated our company D for executive pay with $50 million for Michael White with $300,000 in CEO perks and the potential for an excessive golden parachute. And shareholders had a 14% potential stock dilution.

GMI said DTV could give long-term incentive pay to Mr. White for below-median performance. Unvested equity pay would not lapse upon CEO termination. DTV had not incorporated links to environmental or social performance in its incentive pay policies. DTV had not implemented OSHAS 18001 as its occupational health and safety management system.

Four directors were age 70-plus: Charles Lee, Dixon Doll, Neil Austrian (Lead Director) and Peter Lund—a CEO who was on our executive pay committee. Arguably DTV did not have a nomination committee because vast majority of our directors were on the nomination committee.

Returning to the core topic of this proposal from the context of our clearly

Proposals for Stockholder Vote

improvable corporate performance, please vote to protect shareholder value:

Executives To Retain Significant Stock—Proposal 5

Board of Directors' Response

The Board of Directors believes that the proposal submitted by Mr. Chevedden is contrary to the best interests of our stockholders and the Company and unanimously recommends that stockholders vote AGAINST this proposal.

The Board has carefully considered the proposal and for the reasons set forth below, believes that it is unnecessary in light of the Company's existing stock ownership guidelines, anti-hedging policy and equity compensation practices. We believe that these policies, in combination with the structure of our compensation programs and, in particular, the long-term equity portion of those compensation programs, effectively align the interests of our executives with the long-term creation of value for our stockholders and preclude our executives from entering into hedging and other arrangements which might tend to undermine that alignment. In addition, the Board is concerned that adoption of an inflexible policy requiring that our executives retain 50% of net after-tax shares until reaching retirement age as requested by the proposal would put the Company at a competitive disadvantage in attracting and retaining the highest caliber of executive talent.

As discussed in the Compensation Discussion and Analysis section (CD&A) of this Proxy Statement beginning on page 29, our senior management is already subject to significant stock ownership requirements. Our stock retention guidelines are designed to closely align the interests of our senior management with those of our shareholders, and were developed based upon a review of competitive considerations. Under the guidelines, all elected officers of the Company and executive vice presidents who report to the CEO are required to acquire and hold until retirement, resignation or other termination of employment, shares of Common Stock equal in value to a multiple of the executive's base salary. The multiple for the CEO is six times annual base salary and the multiple for the other executives is three times base salary (for elected senior vice presidents, two times). Each executive has five years from the time that he or she becomes subject to the guidelines to satisfy the ownership requirements. The Compensation Committee reviews compliance with these guidelines annually. Failure to meet or, in unique circumstances, to show sustained progress toward meeting the ownership requirements may result in a reduction in future long-term incentive equity grants, and/or payment of future annual and/or long-term cash incentive payouts in the form of stock. Currently, all of the Company's executives have fully satisfied or are on track to meet these ownership requirements.

Hedging the economic risk of owning Company stock or stock-based incentive compensation by management is contrary to the best interests of our stockholders. We maintain a policy that prohibits all employees and the Board of Directors from investing in financial instruments or participating in investment strategies that hedge the economic risk of owning Company stock. In addition, the Company's executive officers and Directors are prohibited from holding Company securities in a margin account or otherwise pledging such securities as collateral for a loan and from participating in derivative transactions in the Company's stock unless prior approval is received. Generally, approval will not be given for investments or transactions that result in profit if the price of the Company's stock declines. All of these restrictions are imposed because it is not in the best interests of the Company or its stockholders for our executive officers and Directors generally to be engaging in speculative investments involving the Company's securities and because they help align the interests of our executive team with

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the creation of long-term value for our stockholders.

Further, as shown on page 32 of the CD&A, 66% of our CEO's 2013 total direct compensation was in the form of stock-based awards. These awards are made in the form of stock options and performance-based restricted stock units, providing a balance between incentives based on stock price appreciation and, in the case of performance-based restricted stock units, other Company financial objectives. The Company's practice of structuring a significant portion of executive compensation in the form of long-term equity not only provides a retention tool, but also ties executives' potential compensation to metrics that are designed to result in enhanced value for shareholders.

Finally, the Board opposes this proposal because we believe that adopting the policy as requested could limit the Company's ability to attract and retain executive talent, putting the Company at a competitive disadvantage versus its peers. We believe that beyond the significant stock ownership policies discussed above, individuals should be free to determine the mix of assets that best suits their personal needs and circumstances and that excessive ownership could affect management behavior and decision-making, particularly as executives approach retirement.

To recap:

•
Our existing policies serve the same purpose as the proposal. Our stock ownership guidelines require that an executive officer hold a significant amount of stock during employment and our anti-hedging policy prohibits transactions that might offset the risk associated with retaining that stock.
•
Our policies and carefully-crafted compensation structure create incentives to avoid undue focus on short-term performance.
•
The Company has had a personal trading policy that limits trading by management and other employees in DIRECTV stock and restricts covered employees from engaging in hedging, derivative or other transactions that would undermine the incentives created by our equity stock compensation program and our stock retention guidelines. These measures are intended to align senior management's interests with those of DIRECTV's stockholders and other stakeholders, and to motivate employees to act consistently with risk mitigation principles.
•
We believe that our established target levels of ownership and the five-year accumulation period provide an appropriate balance between the interests of shareholders (i) to link an executive's compensation and accumulated wealth to increasing the stock price, (ii) to avoid the risk of excessive concentration of stock ownership that could possibly lead to risk-averse business decisions by management, and (iii) an executive's interest for appropriate opportunity to diversify personal assets.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL TO REQUIRE SENIOR EXECUTIVES TO RETAIN 50% OF NET AFTER-TAX SHARES ACQUIRED THROUGH PAY PROGRAMS UNTIL REACHING NORMAL RETIREMENT AGE.

Equity Compensation Plan Information

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(3)	9,193,192	$30.20	49,221,676
Equity compensation plans not approved by security holders	0	0	0
Total	9,193,192	$30.20	49,221,676

(1)
More detailed information regarding outstanding option grants and RSU awards is provided in Note 17: Share-Based Compensation of the Notes to the Consolidated Financial Statements in the 2013 Form 10-K which is included in the Annual Report that is being provided to stockholders with this Proxy Statement.
(2)
The number of securities to be issued upon exercise of outstanding options, warrants and rights and weighted-average exercise price of awards issued under plans approved by stockholders includes 5,813,983 RSUs that had not vested as of year-end but the weighted-average exercise price in Column (b) is for options only. RSUs are time-based and Company performance-based awards and do not require any payment by the grantee to the Company. The weighted-average grant date fair value of all unvested RSUs at December 31, 2013 was $47.40.
(3)
Plans adopted prior to the split-off of the Company from General Motors Corporation, or GM, were approved by GM as the sole stockholder of the Company. The DIRECTV Group, Inc. 2004 Stock Plan was approved by the Company's stockholders at the 2004 Annual Meeting and The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan was approved by the Company's stockholders at the 2007 Annual Meeting. All of these plans and The Liberty Entertainment, Inc. Transitional Stock Plan were adopted by the Company in connection with the Liberty Transactions. The DIRECTV 2010 Stock Plan was approved by stockholders at the 2010 Annual Meeting. In 2013, we amended the 2010 Stock Plan to reduce the maximum number of shares authorized for equity awards to 40 million shares, plus outstanding awards, plus shares of outstand awards which, after December 19, 2013, are forfeited, expire, are cancelled without delivery, or otherwise result in the return of such shares to DIRECTV. This reduction in shares reserved for equity awards was consistent with the reduction in common shares outstanding from current and previous share buyback programs.

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Submission of Stockholder Proposals

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2015 Annual Meeting of stockholders, proposals of stockholders intended to be presented for action at that meeting or nomination of persons for election to the Board must be received by the office of the Corporate Secretary of the Company either by mailing your proposal by first class mail with sufficient postage to DIRECTV, Attention: Corporate Secretary, 2260 E. Imperial Highway, El Segundo, CA 90245 or by faxing to the attention of the Corporate Secretary at 1-310-964-0843, by either means no later than November 20, 2014.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

Under the By-Laws, notice of any other matter intended to be presented by a stockholder for action at the 2015 Annual Meeting must be sent by first class mail and addressed to the office of the Corporate Secretary of the Company at 2260 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0843, and must contain the information required by the By-Laws. The notice must be received by the Corporate Secretary of the Company during the period from December 30, 2014 through January 29, 2015. However, if the date of the 2015 Annual Meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2014 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the revised date of the 2015 Annual Meeting and not later than the close of business on the latter of: (a) the 90th day prior to the revised date of the 2015 Annual Meeting, or (b) if the first public announcement of the revised date of the 2015 Annual Meeting is less than 100 days prior to such revised date, the 10th day following the day on which public announcement of the revised date of the 2015 Annual Meeting is first made by the Company.

In each case, a stockholder's notice of proposal must include all information required by Article 1, Section 1 of the Company's By-Laws and in the case of a notice of nomination, must also include all information required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to the Exchange Act, as amended, and must be accompanied by the nominee's written consent to serve as a director if elected. You can access the Company's By-Laws on the Company's website at www.directv.com/investor.

Also, if the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company on or prior to January 19, 2015, then a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase. The stockholder's notice shall be considered timely if it is delivered by first class mail to the Corporate Secretary at 2260 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0843, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. For purposes of this Proxy Statement, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a

Submission of Stockholder Proposals

document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment on any additional matters that may properly come before the Annual Meeting.

If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and prompt response.

By order of the Board of Directors

Corporate Secretary

DIRECTV

Annex A DIRECTV Non-GAAP Financial Measure Reconciliation Schedules (Unaudited)

DIRECTV

Reconciliation of Operating Profit before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2013	2012
Operating Profit Before Depreciation and Amortization	$7,978	$7,522
Subtract: Depreciation and amortization expense	2,828	2,437

Operating Profit	$5,150	$5,085

DIRECTV US

Reconciliation of Operating Profit before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2013	2012
Operating Profit Before Depreciation and Amortization	$6,084	$5,654
Subtract: Depreciation and amortization expense	1,640	1,501

Operating Profit	$4,444	$4,153

DIRECTV Latin America

Reconciliation of Operating Profit before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2013	2012
Operating Profit Before Depreciation and Amortization	$1,443	$1,862
Subtract: Depreciation and amortization expense	1,167	907

Operating Profit	$776	$ 955

Annex A

Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit" as disclosed in the DIRECTV Annual Reports on 10K for 2012 and 2013, respectively. This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and our Board of Directors use operating profit before depreciation and amortization to evaluate the operating performance of our Company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and our Board of Directors separately measure and budget for capital expenditures and business acquisitions.

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Reconciliation of Cash Flow before Interest and Taxes to Net Cash Provided by Operating Activities

	Twelve Months Ended December 31,
	2013	2012
Cash Flow Before Interest and Taxes	$ 4,855	$ 4,413
Adjustments:
Cash paid for interest	(840)	(781)
Interest income	72	59
Income taxes paid	(1,479)	(1,406)

Subtotal—Free Cash Flow	2,608	2,285
Add Cash Paid For:
Property and equipment	3,409	2,960
Satellites	377	389

Net Cash Provided by Operating Activities	$ 6,394	$ 5,634

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Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment" and "Cash paid for satellites" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows and adding back net interest paid and "Cash paid for income taxes" as disclosed in the DIRECTV Annual Reports on 10K for 2012 and 2013, respectively. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the Company.

DIRECTV US

Non-GAAP Financial Measure Reconciliation (Unaudited)

Reconciliation of Pre-SAC Margin to Operating Profit

	Twelve Months Ended December 31,
	2013	2012
Operating Profit	$4,444	$4,153
Adjustments:
Subscriber acquisition costs (expensed)	2,642	2,673
Depreciation and amortization expense	1,640	1,501
Cash paid for subscriber leased equipment—upgrade and retention	(538)	(291)

Pre-SAC margin	$8,188	$8,036

Pre-SAC margin as a percentage of revenue	33.2%	34.6%

Annex A

Pre-SAC Margin, which is a financial measure that is not determined in accordance with GAAP, is calculated for DIRECTV US by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from DIRECTV US' segment operating results and subtracting "Subscriber leased equipment—upgrade and retention" as discussed in Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations of the DIRECTV Annual Reports on 10K for 2012 and 2013, respectively. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management uses Pre-SAC Margin to evaluate the profitability of DIRECTV US' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability. DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV US' operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV US' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DIRECTV M67191-P47004 1a. Neil Austrian 1c. Abelardo Bru 1b. Ralph Boyd, Jr. 1d. David Dillon 1e. Samuel DiPiazza, Jr. 1f. Dixon Doll 1g. Charles Lee 1h. Peter Lund 1i. Nancy Newcomb 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, April 28, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, April 28, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR all nominees and FOR proposals 2 and 3. The Board of Directors recommends you vote AGAINST proposals 4 and 5. Please sign exactly as your name(s) appear(s) on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. For Against Abstain For Against Abstain 2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting fi rm for DIRECTV for the fi scal year ending December 31, 2014. 3. An advisory vote to approve compensation of our named executives. 5. Shareholder proposal to require senior executives to retain 50% of net after-tax shares acquired through pay programs until reaching normal retirement age. 4. Shareholder proposal to adopt a policy that there would be no accelerated vesting of performance-based equity awards upon a change in control. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 1j. Lorrie Norrington 1k. Anthony Vinciquerra 1l. Michael White Please indicate if you plan to attend this meeting. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No

DIRECTV Annual Meeting of Shareholders April 29, 2014 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Patrick T. Doyle and Larry D. Hunter, and each of them, as Proxies with the full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of DIRECTV, which the undersigned has power to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on April 29, 2014, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as follows: FOR the election of all nominees for director; FOR the ratifi cation of the appointment of independent accountants; FOR an advisory vote to approve compensation of our named executives; and AGAINST the shareholder proposal to adopt a policy that there would be no accelerated vesting of performance-based equity awards upon a change in control; and AGAINST the proposal to require senior executives to retain 50% of net after-tax shares acquired through pay programs until reaching normal retirement age. If you own shares through the DIRECTV Company Stock fund in the DIRECTV 401(k) Stock Plan (Stock Plan), you may direct the Trustee how to vote your shares by mailing this Proxy Card or by sending your voting instructions via telephone or Internet. The Trustee will vote those shares as instructed if proper instructions are received before 11:59 p.m. Eastern Time on April 27, 2014. The Trustee will vote all Stock Plan shares for which no instructions are received in the same proportion as Stock Plan shares for which they receive instructions, unless contrary to law. Participants may not vote their Stock Plan shares at the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side M67192-P47004 Admission Ticket Directions - The Hilton Hotel New York is located at 1335 Avenue of the Americas (Sixth Avenue) at West 53rd Street. The meeting will be held in Concourse A on the Concourse level. Parking is available at the hotel. Admission - If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Annual Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it with you to attend the Annual Meeting. When you arrive, please stop at the admissions area in the Concourse lobby. Seating at the Annual Meeting is not reserved. All attendees must have government-issued photo identifi cation for access to the Annual Meeting. We will accommodate stockholders on a fi rst-come, fi rst-served basis upon arrival at the Annual Meeting. Security - For security reasons, packages and briefcases will not be allowed at the Annual Meeting. Time Limit - In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)